Exhibit 10.1

EXECUTION COPY

OFFICE LEASE

AMONG

WSC 1515 ARAPAHOE INVESTORS V, L.L.C.

“LANDLORD”

AND

BRIDGEPOINT EDUCATION, INC.,

ASHFORD UNIVERSITY, LLC, and

UNIVERSITY OF THE ROCKIES, LLC

“TENANT”

1515 Arapahoe Street

Denver, Colorado 80202

ii

TABLE OF CONTENTS

(continued)

ATTACHMENTS

RIDER 1	–	ADDITIONAL PROVISIONS
EXHIBIT “A-1” through “A-8”	–	DEPICTIONS OF THE PREMISES
EXHIBIT “B-1”	–	THE TURNKEY WORK LETTER
EXHIBIT “B-2”	–	THE ALLOWANCE WORK LETTER
EXHIBIT “B-3”	–	THE TENANT STANDARDS
EXHIBIT “C”	–	PARKING RULES AND REGULATIONS
EXHIBIT “D”	–	COMMENCEMENT DATE MEMORANDUM
EXHIBIT “E”	–	JANITORIAL SPECIFICATIONS
EXHIBIT “F”	–	FORM OF SNDA
EXHIBIT “G”	–	RULES AND REGULATIONS
EXHIBIT “H-1” and “H-2”	–	DEPICTIONS OF THE TEMPORARY SPACE
EXHIBIT “I”	–	THE SIGNAGE PLAN
SCHEDULE 5.1	–	GROUND FLOOR-SPECIFIC COVENANTS

iii

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made this 28th day of February, 2011 (the “Effective Date”), by and among WSC 1515 ARAPAHOE INVESTORS V, L.L.C., a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), ASHFORD UNIVERSITY, LLC, an Iowa limited liability company (“Ashford”) and UNIVERSITY OF THE ROCKIES, LLC, a Colorado limited liability company (“UoR” and, collectively with Bridgepoint and Ashford, “Tenant”).

1.                                      LEASE OF PREMISES; COMMON AREAS; LANDLORD’S WORK AND ALLOWANCES; PARKING.

1.1                               The Premises.

(a)                                  In consideration of the payment of Rent (as defined below) and the keeping and performance by Tenant of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following premises (collectively, the “Premises”) in the building located at 1515 Arapahoe Street, Denver, Colorado 80202 (the “Building”):

TOWER OF THE BUILDING	SUITE NUMBER	RENTABLE AREA
Tower II	600	17,407
Tower II	700	13,459
Tower III	100	10,801
Tower III	600	18,219
Tower III	700	18,289
Tower III	800	18,289
Tower III	900	18,289
Tower III	1000	18,289
Tower III	1100	18,289

	TOTAL:	151,331

(b)                                 The Premises are more particularly depicted on Exhibits “A-1” through “A-8”, inclusive, attached hereto and incorporated herein.  As of the Effective Date, the Building consists of three (3) towers, commonly known as “Tower I,” Tower II,” and “Tower III,” respectively.  The Building, plazas, Common Areas (as defined below), other areas and appurtenances, plus the land upon which the same are situated, are hereinafter collectively sometimes called the “Building Complex.”

1.2                               Condition of Premises.

(a)                                  Tenant acknowledges that except as may be expressly provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building Complex or with respect to the suitability of any part of the same for the conduct of Tenant’s business.  Except as expressly set forth in Section 1.2(b) below, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building Complex were at such time in a good and sanitary order, condition and repair acceptable to Tenant.

(b)                                 Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion (as defined below) of Landlord’s Turnkey Work (as defined below) or when Tenant first takes possession of the Premises of any defects in the Premises or in the materials or workmanship furnished by Landlord in completing Landlord’s Turnkey Work.  Except for defects stated in such notice and for latent defects (which were not caused or aggravated by Tenant) in the Premises which Tenant provides written notice of to Landlord prior to the first (1st) anniversary of the Commencement Date (collectively, “Defects”), Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises.  Landlord shall proceed diligently to correct the Defects unless Landlord disputes the existence of any such Defects.  Landlord shall not have any obligation to construct or install any improvements or alterations or to pay for any such construction or installation in or on the Premises or the Building Complex, except as may be specifically stated in this Lease.

1.3                               Landlord’s Work; Landlord’s Lobby Work; Landlord’s Exterior Building Work.

(a)                                  Landlord’s Turnkey Work.  Landlord agrees to cause all portions of the Premises (other than the Ground Floor Premises (as defined below)) to be completed in accordance with the Turnkey Work Letter attached hereto as Exhibit “B-1” and made a part hereof (the “Turnkey Work Letter”).  The real property improvements to be performed by Landlord pursuant to the Turnkey Work Letter are referred to herein, collectively, as “Landlord’s Turnkey Work”.

(b)                                 Landlord’s Ground Floor Work.

(i)                                  Landlord’s Ground Floor Work.  Landlord agrees to cause the portions of the Premises located on ground level of the Building (collectively, the “Ground Floor Premises”) to be completed in accordance with the Allowance Work Letter attached hereto as Exhibit “B-2” and made a part hereof (the “Allowance Work Letter”).  The real property improvements to be performed by Landlord pursuant to the Allowance Work Letter are referred to herein, collectively, as “Landlord’s Ground Floor Work”.

(ii)                              The Ground Floor Allowance.  Notwithstanding anything in the Lease or the Allowance Work Letter to the contrary, in no event shall Landlord be obligated to expend, pay or otherwise make disbursements necessary to complete Landlord’s Ground Floor Work in a total amount which exceeds [***] (the “Ground Floor Allowance”), based on [***] per square foot of Rentable Area of the Ground Floor Premises.

(c)                                  Landlord’s Work.  Landlord’s Turnkey Work and Landlord’s Ground Floor Work are referred to herein, collectively, as “Landlord’s Work.”  Landlord’s Work shall be performed in accordance with all Laws.

(d)                                 Furniture & Cabling Allowance.

(i)                                  The Furniture & Cabling Allowance.  Landlord shall provide Tenant with an allowance (the “Furniture & Cabling Allowance”) not to exceed [***] (based upon [***] per square foot of Rentable Area in the Premises) to reimburse Tenant for Tenant’s actual, documented costs of (A) purchasing and installing Tenant’s data and telecommunications cabling which is to be used exclusively within the Premises (collectively, “Cabling Costs”) and (B) purchasing furniture or furniture systems which are to be used exclusively within the Premises (collectively, “Furniture Costs”).

(ii)                              Disbursement.  Landlord shall disburse the Furniture & Cabling Allowance within thirty (30) days after Tenant’s written demand or demands (which demand(s) shall be accompanied by actual invoices and proof of payment for all amounts claimed and such other information as Landlord shall reasonably require), but in no event earlier than thirty (30) days after the Commencement Date.  If Tenant requests, and provided that all other conditions set forth in this Section 1.3(d) have been satisfied, Landlord shall disburse all or any portion of the Furniture and Cabling Allowance directly to Tenant’s vendor(s).

(e)                                  Deadlines for Use.  Tenant must make its demand for both the Ground Floor Allowance and the Furniture & Cabling Allowance on or before December 31, 2012 (the “Disbursement Deadline”).  If Tenant fails to demand the Ground Floor Allowance and/or Furniture & Cabling Allowance on or before the Disbursement Deadline, Landlord shall have no obligation to provide all or any portion of the Ground Floor Allowance or the Furniture & Cabling Allowance to Tenant.  Time is of the essence of this Section 1.3.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

(f)                                    Landlord’s Lobby Work.

(i)                                  Landlord shall, at Landlord’s sole cost and expense, complete the following work in the Building’s lobby (collectively, “Landlord’s Lobby Work”):

(1)                                  The existing black glass will have back-coated white glass laid over the top.  The entire black anodized glass entry will be moved out closer to the mall sidewalk and glass will all be replaced with full height clear glass panels with no horizontal mullions — which will increase the overall size of the entry lobby.  The overall new, exterior canopy will provide street level presence and identity for the Building.  The trim will be done in polished stainless steel.  A new security desk will be relocated closer to the entry along with a new electronic directory kiosk.  The concourse ceiling throughout will have overall fewer light fixtures but with increased brightness.  This consists of removing the dark, perforated panels and replaced with a reflective stretch, white fabric.  Ceilings will be painted white.  Update/eliminate furniture and artwork as needed.  The existing stone flooring and walls will remain in place.

(ii)                              Landlord shall, subject to Force Majeure (as defined below), cause Landlord’s Lobby Work to be substantially completed on or before January 31, 2012 (the “Lobby Deadline”).  In the event that Landlord’s Lobby Work is not substantially completed on or before the Lobby Deadline, then the Abated Rent Period (as defined in Rider 1 attached hereto) shall be extended on a day-for-day basis for each day beyond the Lobby Deadline that Landlord’s Lobby Work is not completed.

(g)                                 Landlord’s Common Area Restroom Work.

(i)                                  Landlord shall, at Landlord’s sole cost and expense, complete the following work in the common area restrooms on the sixth (6th) and seventh (7th) floors of Tower II (collectively, “Landlord’s Common Area Restroom Work”):

(1)                                  Install building-standard improvements that are substantially similar to the improvements in the common area restrooms in Tower III.

(ii)                              Landlord shall, subject to Force Majeure, cause Landlord’s Common Area Restroom Work on the seventh (7th) floor of Tower II to be substantially completed on or before the date that is ten (10) weeks after the Effective Date.  Landlord shall, subject to Force Majeure, cause Landlord’s Common Area Restroom Work on the sixth (6th) floor of Tower II to be substantially completed on or before August 1, 2011.

(h)                                 Landlord’s Exterior Building Work.

(i)                                  Landlord shall, at Landlord’s sole cost and expense, complete the following work on the exterior of the Building (collectively, “Landlord’s Exterior Building Work”):

(1)                                  Cleaning and refinishing the exterior metal.

(ii)                              Landlord shall, subject to Force Majeure, cause Landlord’s Exterior Building Work to be substantially completed on Tower III on or before November 1, 2011, and to be substantially completed on Tower I and Tower II on or before October 1, 2013.

(i)                                     Limitations.  Notwithstanding anything in this Lease, the Turnkey Work Letter or the Allowance Letter to the contrary, Landlord shall have no obligation to perform any portion of Landlord’s Work, Landlord’s Lobby Work, Landlord’s Common Area Restroom Work or Landlord’s Exterior Building Work, nor to provide or disburse any portion of the Ground Floor Allowance or the Furniture & Cabling Allowance, so long as an Event of Default is continuing under this Lease.

1.4                               Area of Premises.  The aggregate rentable area of the Premises (the “Rentable Area of the Premises”) is 151,331 rentable square feet.  Landlord and Tenant agree that, for all purposes of this Lease, the Rentable Area of the Premises and the Rentable Area of the Building Complex (as set forth in Section 4.1 below) are controlling and are not subject to revision after the Effective Date, except as otherwise provided herein.  If the area of the Premises is modified in the future from the area set forth in this Section 1.4, Base Rent and other amounts that vary by the size of the Premises (including, without limitation, Tenant’s Pro Rata Share (as defined below)) shall be appropriately adjusted.

1.5                               Common Areas.  Tenant shall have, as appurtenant to the Premises, non-exclusive rights to use in common with others entitled thereto, subject to the terms and conditions of this Lease, (a) all areas of the Building Complex made available by Landlord from time to time for the general common use or benefit of the tenants of the Building Complex, and their employees and invitees, or the public, as such areas may exist and may be changed from time to time (collectively, the “Common Areas”) and (b) common walkways necessary for access to the Building Complex, and no other appurtenant rights or easements.  If the Premises include less than the entire rentable area of any floor, the Common Areas shall include the common toilets and other common facilities of such floor.  The Common Areas shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable, non-discriminatory rules and regulations with respect to all the Common Areas.  Landlord shall have the right (i) to change at any time and from time to time the area, level, location and arrangement of the Common Areas and/or (ii) to close all or any portion of the Common Areas to such extent as may, in Landlord’s reasonable judgment, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public.  To the extent the Common Areas include parking areas, such reference shall in no way be construed as giving Tenant any rights or privileges in connection with such parking areas unless such rights or privileges are expressly set forth herein.  To the extent allowed under Section 4 below, all expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be permitted Operating Expenses (as defined below).

1.6                               Parking.

(a)                                  Grant of Parking Privileges.  Tenant shall be entitled to utilize the following parking spaces (collectively, the “Parking Spaces”) in the Building Complex’s parking garage (the “Parking Garage”), in accordance with and subject to the terms of this Lease:

(i)                                  During the Lease Term, one (1) unassigned, unreserved parking space per 900 rentable square feet of the Premises (collectively, the “Unreserved Parking Spaces”) for parking at the Prevailing Rates (as defined below);

(ii)                              During the Temporary Space Term (as defined in Rider 1 attached hereto),  one (1) Unreserved Parking Space per 900 rentable square feet of the Temporary Space (as defined in Rider 1 attached hereto) for parking at the Prevailing Rates; and

(b)                                 Prevailing Rates.  The “Prevailing Rates” mean base rates being charged from time to time by Landlord or the Parking Garage’s parking operator to other tenants for similar parking rights without consideration of any discounts, not to exceed prevailing market rates; provided, however, prior to the fourth (4th) anniversary of the Commencement Date, the Prevailing Rates shall not exceed [***] per month per Unreserved Parking Space.

(c)                                  General.  During the Temporary Space Term and the Lease Term, Tenant shall have the right, subject to the terms and conditions of this Lease, to use the Parking Spaces set forth in Section 1.6(a) above for parking at the Prevailing Rates.  The locations and type of parking shall be designated by Landlord or Landlord’s parking operator from time to time.  Tenant agrees for itself and for its Responsible Parties (as defined below) to comply with the parking rules and regulations listed on Exhibit “C” attached hereto and with all reasonable and non-discriminatory modifications and additions thereto which Landlord or Landlord’s parking operator may make from time to time (collectively, the “Parking Rules and Regulations”).  If, and only if Landlord determines that additional spaces are available from time to time, Tenant shall have the right to use such spaces at the Prevailing Rates on a month-to-month basis.  If from time to time Tenant requests and Landlord agrees to mark any of the Parking Space as reserved for Tenant’s use, Landlord shall use its commercially reasonable efforts to enforce Tenant’s rights  All of the parking payments and charges provided in this Lease and under the Parking Rules and Regulations shall be collectable as Additional Rent under this Lease.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

(d)                                 Surrender and Re-Use of Parking Spaces.  Tenant may, on not less than thirty (30) days notice to Landlord, surrender the use of all or any of the Parking Spaces (each, a “Surrendered Parking Space”).  If, following Tenant’s surrender of any Surrendered Parking Space, Tenant desires to again use such Surrendered Parking Space, Landlord shall, on not less than thirty (30) days written notice from Tenant, make such Surrendered Parking Space available for Tenant’s use at the Prevailing Rates on a month-to-month basis.  There is no limit on the number of times Tenant may surrender Parking Spaces hereunder.  The intent is to allow Tenant to utilize, at its election, up to the full number of allowable Parking Spaces in any given month.

(e)                                  Tenant’s Reserved Parking.  So long as an Event of Default is not continuing, Tenant shall have the right to convert, on a month-to-month basis, up to thirty (30) of Tenant’s Parking Spaces from unreserved to reserved parking spaces.  All such reserved Parking Spaces shall be within close proximity of the parking garage elevators, and shall be at a premium rate of forty dollars ($40.00) per month in excess of the then-current Prevailing Rates for Unreserved Parking Spaces.

(f)                                    Restrictions on Reserved Parking Spaces.  So long as an Event of Default is not continuing, Landlord shall not designate reserved parking spaces in the Parking Garage (for any party other than Tenant) in a manner that would materially and adversely impact Tenant’s parking privileges hereunder.

2.                                      TERM OF LEASE; EARLY ACCESS.

2.1                               Commencement Date.  The “Commencement Date” of this Lease shall be the day after the date of Substantial Completion of the Premises; provided, however, that (a) Substantial Completion of the portions of the Premises located on ground level of the Building (collectively, the “Ground Floor Premises”) shall not be a condition to the triggering of the Commencement Date and (b) Substantial Completion of the portions of the Premises located on the sixth (6th) floor of Tower II of the Building (collectively, “6th Floor Tower II Premises”) shall not be a condition to the triggering of the Commencement Date.  It is currently estimated that the Commencement Date will be August 1, 2011 (the “Scheduled Commencement Date”).  Should the actual Commencement Date be later than the Scheduled Commencement Date (as defined below), the Expiration Date (as defined below) shall be extended by the same period as the Commencement Date extended past the Scheduled Commencement Date.  “Substantial Completion” (or any variation thereof) shall mean the substantial completion of Landlord’s Turnkey Work, as evidenced by a certificate of the architect or other representative of Landlord in charge of supervising completion of the Premises and the issuance of a temporary or permanent certificate of occupancy by appropriate governmental officials for the Premises.  Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punch list” or similar corrective work.

2.2                               Lease Term.  The term of this Lease (the “Lease Term”) shall commence at 12:01 a.m. on the Commencement Date and terminate at 11:59 p.m. on July 31, 2021 (“Expiration Date”), unless sooner terminated pursuant to this Lease.  The term “Lease Term” shall include any renewal term expressly set forth in this Lease, if any, if the renewal option is validly exercised in accordance with the terms and conditions of this Lease.  The adjustments to Base Rent made pursuant to Section 3.1 below shall be made on the first (1st) day of the month following the end of the twelfth (12th), twenty-fourth (24th), thirty-sixth (36th), forty-eighth (48th), sixtieth (60th), seventy-second (72nd), eighty-fourth (84th), ninety-sixth (96th), one hundred eighth (108th) and one hundred twentieth (120th) full calendar months of the Lease Term.

2.3                               Commencement Date Memorandum.  Promptly following the Commencement Date, Landlord and Tenant shall execute a commencement date memorandum, in the form of Exhibit “D” attached hereto (the “Commencement Date Memorandum”), acknowledging that Tenant has accepted possession of the Premises, and reciting the exact Commencement Date and Expiration Date of this Lease.  The failure by either party, or both parties, to execute the Commencement Date Memorandum shall not affect the rights or obligations of either party hereunder.  The Commencement Date Memorandum, when so executed and delivered, shall be deemed to be a part of this Lease

2.4                               Failure to Give Possession; Tenant Delay.

(a)                                  If Landlord shall be unable to give possession of the Premises on the Scheduled Commencement Date by reason of the following: (i) the Building has not been sufficiently completed to make the Premises ready for occupancy, (ii) Landlord’s Turnkey Work is not Substantially Complete, (iii) the holding over or retention of possession of any tenant, tenants or occupants, or (iv) for any other reason, then, except as otherwise expressly set forth in Section 2.4(b) below, Landlord shall not be subject to any liability for the failure to give possession on said date.  Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until the Premises (other than the Ground Floor Premises and the 6th Floor Tower II Premises) are made available to Tenant by Landlord, and no such failure to give possession on the Scheduled Commencement Date shall affect the validity of this Lease or the obligations of Tenant hereunder.  At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, this Lease shall be amended so that the Lease Term shall be extended by the period of time possession is delayed.

(b)                                 As used herein, the “Initial Delivery Premises” means, collectively, (i) the portion of the Premises located on the seventh (7th) floor of Tower II and (ii) not less than two (2) full floors of any other portion of the Premises.  If Landlord fails to deliver possession of the Initial Delivery Premises to Tenant on or before August 1, 2011 (the “Delivery Deadline”) for any reason other than Force Majeure or Tenant Delays (as defined in the Tenant Work Letter), then Tenant’s obligation to commence paying Base Rent and Operating Expenses for the Initial Delivery Premises (but not any other portion of the Premises) shall be delayed on a day-for-day basis for each day beyond the Delivery Deadline that Landlord has not delivered possession of the Initial Delivery Premises to Tenant.

(c)                                  The Premises shall be deemed to be ready for Tenant’s occupancy and Substantially Complete in the event Landlord’s Turnkey Work is Substantially Complete in fact, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants.  In the event of any dispute as to whether Landlord’s Turnkey Work is Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties.

2.5                               Early Entry.  Subject to the terms and conditions of this Section 2.5, Tenant shall have the right, prior to the Commencement Date, to enter and occupy those portions of the Premises that have achieved Substantial Completion (each “Completed Space”).  Tenant’s right to enter and occupy the applicable Completed Space shall commence on the date such Completed Space achieves Substantial Completion and shall continue until the Commencement Date (the “Early Entry Period”).  Tenant acknowledges and agrees that, during the Early Entry Period, (a) any such early entry by Tenant shall be at Tenant’s sole risk, (b) Tenant shall not unreasonably interfere with Landlord or other tenants in the Building Complex, (c) Tenant shall comply with and be bound by all provisions of this Lease during the Early Entry Period, except for the payment of Base Rent and Operating Expenses, and (d) Tenant and its Responsible Parties (as defined below) shall comply with all Laws (as defined below) required to perform its work during the early entry on the Premises.  Prior to entry upon any Completed Space, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance.  Tenant agrees to indemnify, protect, defend (with counsel selected by Landlord) and save the Landlord Parties (as defined below) harmless from and against any and all Claims (as defined below) arising out of the early entry, use, construction, or occupancy of the Completed Space by Tenant or its Responsible Parties.    Notwithstanding anything in this Section 2.5 to the contrary, if, at any time during the Early Entry Period, Landlord reasonably determines that Tenant’s early access to any part of the Completed Space will unreasonably interfere with the completion of Landlord’s Work, then (i) Landlord may limit or otherwise restrict Tenant’s early access rights and (ii) Tenant shall not, in connection with any early access, interfere with the completion of Landlord’s Work.

3.                                      RENT; LETTER OF CREDIT.

3.1                               Base Rent.  Tenant shall pay to Landlord, as base rent for the Lease Term (“Base Rent”), as follows:

Months of the Lease Term	Annual Rate per Rentable Square Foot (“Base Rental Rates”)	Annual Base Rent	Monthly Installment of Base Rent
1 – 12**	[***]**	[***]**	[***]**
13 – 24**	[***]**	[***]**	[***]**
25 – 36	[***]	[***]	[***]
37 – 48	[***]	[***]	[***]
49 – 60	[***]	[***]	[***]
61 – 72	[***]	[***]	[***]
73 – 84	[***]	[***]	[***]
85 – 96	[***]	[***]	[***]
97 – 108	[***]	[***]	[***]
109 – 120	[***]	[***]	[***]

**   Subject to abatement in accordance with the terms and conditions set forth in Rider 1 attached hereto.

3.2                               Additional Rent.  Tenant shall pay all other sums due under this Lease to Landlord (collectively, “Additional Rent”), including, without limitation, Tenant’s Pro Rata Share of Operating Expenses as set forth in Section 4 below.

3.3                               Covenant to Pay Rent.  Tenant agrees to pay to Landlord at Landlord’s Rent Address specified in Section 3.5 below, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Base Rent and Additional Rent due under this Lease (collectively, “Rent”).  Base Rent shall be paid monthly in advance on the first day of each month of the Lease Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord on or before the Effective Date.  Base Rent shall be prorated for partial months within the Lease Term.  Unpaid Rent shall accrue interest at the Default Rate (as defined below) from the date due until paid.  Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

3.4                               Default Rate; Late Charge.  Any Rent or other amounts owing hereunder which are not paid when due shall accrue interest at the rate of ten percent (10%) per annum (the “Default Rate”), from the date due until received by Landlord.  In addition, in the event Landlord does not receive any installment of Rent due under this Lease on the date due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent (“Late Charge”).  The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder.  The parties further agree that the payment of late charges and the payment of interest provided for herein are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.  Notwithstanding anything in this Lease to contrary, Rent shall not accrue interest at the Default Rate nor be subject to a Late Charge for the first two (2) late payments in each calendar year of the Lease Term so long as Tenant pays such amount within five (5) business days after Tenant’s receipt of written notice that such amount has not been paid.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

3.5                               Landlord’s Rent Address.  Landlord’s address for the payment of Rent shall be (“Landlord’s Rent Address”):

If by check: WSC 1515 Arapahoe Investors V, LLC 5607 Paysphere Circle Chicago, IL 60674	If by wire transfer:
	BANK NAME:	Bank of America Chicago, IL 866.904.7222
	ABA NO.:	[***]
	ACCOUNT NAME:	[***]
	ACCOUNT NO.:	[***]
	REFERENCE:	[***]
or at such other place(s) as Landlord shall designate in writing.

3.6                               Letter of Credit.  Within five (5) days after full execution of the Lease, Tenant shall, at Tenant’s sole cost and expense, deliver to Landlord an unconditional, irrevocable, standby letter of credit (the “Letter of Credit”), in an amount equal to [***] (the “Letter of Credit Amount”), with an expiration date no earlier than one year after the Effective Date, in a form approved, in advance, by Landlord.

(a)                                  The Letter of Credit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant.  The Letter of Credit shall state on its face that, notwithstanding the stated expiration date, the term of the Letter of Credit shall be automatically renewed for successive, additional 1-year periods unless, at least forty-five (45) days prior to any such date of expiration, the issuing bank shall have given written notice to Landlord, by certified mail, return receipt requested at Landlord’s notice addresses stated in this Lease or such other addresses as Landlord shall have given to the issuing bank, that the Letter of Credit will not be renewed.  The failure of Tenant to cause the Letter of Credit to be renewed (or reissued by another financial institution), or replaced with cash or a cash equivalent reasonably acceptable to Landlord, at least thirty (30) days prior to the expiration thereof, shall constitute an Event of Default under this Lease if not cured within five (5) days’ notice of such default.  The Letter of Credit shall be issued by a financial institution acceptable to Landlord in its reasonable discretion, which financial institution shall be a bank that accepts deposits, maintains accounts, will negotiate letters of credit and whose deposits are insured by the FDIC.  The Letter of Credit must be presentable in Denver, Colorado, or, alternatively, must state on its face that it is presentable via facsimile.  If there is an Event of Default by Tenant, including, without limitation, Tenant’s failure to renew or replace the Letter of Credit at least thirty (30) days prior to the expiration thereof (following notice and applicable cure period), or if Tenant (or any Tenant Party (as defined in Section 25.11 below)) has filed a voluntary petition under the Federal Bankruptcy Code or an involuntary petition has been filed against Tenant or any Tenant Party under the Federal Bankruptcy Code that is not dismissed within sixty (60) days, Landlord may, without notice to Tenant, execute one or more drafts on the Letter of Credit and apply all or any portion of the Letter of Credit toward fulfillment of Tenant’s unperformed covenants and/or obligations, including any Rent payable by Tenant that is not paid when due.  If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit or cash deposits in an amount equal to the deficiency, and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 3.6, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 17 below, the same shall constitute an Event of Default by Tenant.  After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, Landlord shall return to Tenant the Letter of Credit (and any unapplied cash balance of the Letter of Credit that had been previously drawn upon) provided that Landlord may retain the Letter of Credit (or previously drawn proceeds therefrom) until such time as any Rent due from Tenant in accordance with this Lease has been determined and paid in full by Tenant.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

(b)                                 Tenant hereby waives the provisions of any Law, now or hereafter in effect, which establish the time frame by which Landlord must refund collateral or security for performance of a tenant’s obligations under a lease.  Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

(c)                                  Tenant acknowledges that Landlord has the right to sell, mortgage or otherwise convey its interests in the Building Complex and in this Lease.  Tenant agrees that in the event of any such sale, mortgage or other transfer, Landlord shall have the right to transfer, assign and/or endorse the Letter of Credit to a Superior Rights Holder or other transferee or assignee and, if Landlord transfers all rights to the Building Complex, Tenant shall look solely to the transferee for the return of the Letter of Credit in accordance with the terms of this Lease, provided the transferee has agreed in writing to be bound by terms of this Section 3.6.  Tenant agrees further that, upon Landlord’s written request, it shall have the Letter of Credit issued in favor of a Mortgagee or other transferee or assignee to be held by any such party in accordance with the terms of this Lease.

3.7                               Tenant- or Lease-Specific Taxes.  Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Lease Term upon any of Tenant’s income, leasehold improvements, equipment, furniture, fixtures and personal property located at the Building Complex (including, without limitation, the License Areas (as defined in Rider 1 attached hereto)).  In the event that any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building Complex, Tenant shall pay to Landlord, as Additional Rent, Tenant’s share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a written statement setting forth the amount of such taxes applicable to Tenant’s property.

4.                                      EXPENSE AND TAX ADJUSTMENTS.

4.1                               Definitions.  In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of this Lease:

(a)                                  “Base Operating Expenses” shall mean an amount equal to the actual Operating Expenses for the Building Complex for calendar year 2011.

(b)                                 “Rentable Area of the Building Complex” shall mean all rentable space available for lease in the Building Complex, which the parties agree is, as of the Effective Date, 550,440 square feet.  If there is a change in the aggregate Rentable Area of the Premises, by mutual agreement, and/or square footage of the Building Complex, as a result of an addition to the Building, partial destruction thereof, modification to building design, or similar circumstance which causes a reduction or increase thereto on a permanent basis the affected area shall be measured in accordance with the 2010 Building Owners and Managers Association Office Building Standard Method A (“BOMA”).  Within thirty (30) days after the completion of the modification of the space, Landlord’s space planner/architect shall measure the revised rentable and usable square feet of the space in accordance with the provisions of this Section 4.1(b) and the results thereof shall be presented to Tenant in writing.  Tenant’s space planner/architect may review Landlord’s space planner/architect’s determination of the number of rentable square feet and usable square feet of the Building and Tenant may, within thirty (30) days after Tenant’s receipt of Landlord’s space planner/architect’s written determination, object to such determination by written notice to Landlord.  Tenant’s failure to deliver written notice of such objection within said 30-day period shall be deemed to constitute Tenant’s acceptance of Landlord’s space planner/architect’s determination.  If Tenant objects to such determination, Landlord’s space planner/architect and Tenant’s space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of the Building.  If Landlord’s space planner/architect and Tenant’s space planner/architect cannot agree on the rentable and useable square footage of the Building within thirty (30) days after Tenant’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Building pursuant to BOMA.  Such third party independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant.  Landlord and Tenant shall each pay one-half (½) of the fees and expenses of the independent third party space measurement professional.  If the Lease Term commences prior to such final determination, Landlord’s determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant.  In the event that pursuant to the procedure described in this Section 4.1(b), it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount shall be modified in accordance with such determination.  If such determination is made, it will be confirmed in writing by Landlord to Tenant.  Landlord’s Accountants, as said term is hereinafter defined, shall make such adjustments in the computations as shall be necessary to provide for any such change.

(c)                                  “Tenant’s Pro Rata Share” shall mean that fraction, the numerator of which is the Rentable Area of the Premises (i.e., 151,331 square feet) and the denominator of which is the Rentable Area of the Building Complex (i.e., 550,440 square feet), and is equal to 27.5%.  At such time, if ever, as any space is added to or subtracted from the Premises, Tenant’s Pro Rata Share shall be increased or decreased accordingly.  Notwithstanding the foregoing, in determining Tenant’s Pro Rata Share with respect to Operating Expenses which are exclusively allocable to the office portions of the Building Complex (e.g., janitorial services), Tenant’s Pro Rata Share shall mean that fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the office portions of the Building Complex.

(d)                                 “Lease Year” shall mean each calendar year during the Lease Term, except that the first Lease Year and the last Lease Year of the Lease Term may be a partial calendar year.

(e)                                  “Operating Expenses” shall mean all operating expenses of any kind or nature which incurred or accrued in connection with the ownership, operation, maintenance, management, repair and protection of the Building Complex.  Operating Expenses shall include, but not be limited to:

(i)                                  All Taxes levied against the Building Complex or otherwise incurred by Landlord.  “Taxes” means (A) all ad valorem real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including, without limitation, any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments (provided, however, that any Taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord’s only property) and (B) any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building Complex, or against any legal or equitable interest of Landlord therein.  Any expenses incurred by Landlord in obtaining or attempting to obtain or negotiating a reduction of any Taxes (including any interest due on such Taxes or on monies used to pay such Taxes) shall be added to and included in the amount of any such Taxes.  Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Taxes without the consent or approval of Tenant.  Notwithstanding anything in this Lease to the contrary, in no event shall Taxes include (1) gross taxes on rentals or (2) any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes.  For the purposes of this Lease, all Taxes shall be deemed payable in such number of installments as is permitted by Law, whether or not actually so paid;

(ii)                              Costs of supplies, including, but not limited to, the cost of all building-standard lighting as the same may be required from time to time;

(iii)                          Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources (collectively, “Energy Expenses”);

(iv)                            Costs of water and sanitary and storm drainage services;

(v)                                Costs of janitorial and security services;

(vi)                            Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

(vii)                        Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas (including, without limitation, the Parking Garage), Common Areas, plazas and other areas used by tenants of the Building Complex;

(viii)                    Insurance premiums, including fire and Special From coverage, together with loss of rent endorsement, public liability insurance, and any other insurance carried by Landlord on the Building Complex or any component parts thereof (all of such insurance shall be in such amounts as may be required by any Superior Rights Holder or as Landlord may reasonably determine) (collectively, “Insurance Expenses”);

(ix)                            Labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;

(x)                                Professional building management fees which shall in no event exceed three percent (3%) of Landlord’s gross revenue derived from the Building Complex (collectively, “Management Fees”);

(xi)                            Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex;

(xii)                        The costs of capital improvements and structural repairs and replacements made in or to the Building Complex in order to conform to changes in any Laws (“Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (“Cost Savings Improvements”).  The expenditures for Required Capital Improvements shall be recovered by Landlord over the useful life of such capital improvements, structural repairs or replacements (as reasonably determined by Landlord’s Accountants).  The expenditures for Cost Savings Improvements shall be recovered by Landlord over the shorter of: (A) the useful life of such Cost Savings Improvements (as determined by Landlord’s Accountants), or (B) a period based upon the savings realized in each such Lease Year as the result of such Cost Savings Improvements, together with interest thereon at the rate of eight percent (8%) per annum; and

(xiii)                    Costs incurred by Landlord or Landlord’s Accountants in engaging experts or other consultants to assist them in making the computations required hereunder.

(f)                                    “Operating Expenses” shall not include:

(i)                                  Costs of repairs or other work occasioned by fire, windstorm or other casualty, condemnation or eminent domain (other than the commercially reasonable deductible for applicable insurance).  Operating Expenses will in any event exclude the deductible under any earthquake insurance policy carried by Landlord.

(ii)                              Except for Management Fees, costs of Landlord’s general corporate overhead and general administrative expenses and costs associated with the operation of the business of the ownership of the Complex or entities which constitute “Landlord,” Landlord’s managing agent or any vendors or contractors, as distinguished from the costs of Building Complex operations, including, but not limited to, costs of corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee, lender, ground lessor, broker, tenant, occupant or prospective tenant or occupant, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building Complex, costs of disputes between Landlord and its employees and costs of disputes of Landlord with Building management.

(iii)                          Attorneys’ fees, costs and disbursements and other expenses associated with the defense of Landlord’s title to or interest in the Building Complex or any part thereof or legal or other professional fees incurred in connection with any real estate tax or assessment proceeding or contest, except to the extent Landlord prevails in such proceeding or contest to the economic benefit of Tenant and/or the other tenants of the Building Complex, and then only to the extent Landlord receives such award and contributes it to the reduction of Operating Expenses.

(iv)                            Costs of constructing the Building Complex or any part thereof or reconstructing, modifying, altering or repairing any portions of the Building Complex due to faulty construction (other than by Tenant) or latent defects, or costs of correcting defects in the Building Complex (including the fixtures and equipment appurtenant thereto or used therein).  Costs for replacements or repairs resulting from inferior or deficient workmanship, materials or equipment in the initial construction or equipping of the Building Complex or alterations thereto, or which is covered by insurance.  Costs of repair or replacement for any item to the extent covered by a warranty.

(v)                                All costs (including permit, license and inspection fees) incurred or cash consideration paid in renovating or otherwise improving or decorating, painting or redecorating vacant space, storage space or space used by Landlord, its agents, employees, vendors or contractors.

(vi)                            Landlord’s costs of electricity and other utilities, items, benefits and services sold or provided to other tenants, occupants, guests, clients, employees, vendors, contractors, invitees or other third parties, which utilities, items, benefits and services are not standard for the Building Complex or are not available to Tenant.

(vii)                        Except for Required Capital Improvements, all costs incurred due to a violation by Landlord or any tenant or occupant of the terms and conditions of any lease pertaining to the Building Complex or any part thereof or due to the Building Complex or any part thereof (except the Premises), being in violation of any valid, applicable building code, regulation or law, whether now or hereafter enacted or in force.  Such exclusion shall include, without limitation, fines, penalties, interest, cost of repairs, replacement, alterations or improvements necessary to make the Building Complex (except the Premises) comply with applicable past or present laws, such as, without limitation, sprinkler installation or requirements under the Americans with Disabilities Act.

(viii)                    Except for Management Fees, the costs of contract services or overhead and profit increment for services provided by Landlord, or paid to subsidiaries or affiliates of Landlord for services on or to the Building Complex shall not be borne by Tenant, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Landlord.

(ix)                            Any compensation paid to clerks, attendants or other persons in concierge or commercial concessions, if any, operated for profit by Landlord or its affiliates or agents.

(x)                                Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment, ordinarily considered to be of a capital nature, except for (A) equipment used temporarily in connection with repairs and/or reasonable costs savings in leasing of equipment which is used in providing janitorial services exclusively to the Building Complex, and which equipment is not affixed to the Building Complex and (B) Cost Savings Improvements.

(xi)                            Costs incurred in installing, operating and maintaining any specialty service which is not necessary for Landlord’s operation, repairs, maintenance, and providing of required services for the Building and/or any associated parking facilities, including but not limited to:  an observatory, broadcasting facilities (other than the Building’s life support and security systems), luncheon club, sundry shop, cafeteria, retail store, newsstand, flower service, dry cleaning service, auto detailing service, shoe shine service, athletic or recreational club or helicopter pad.

(xii)                        Any ground lease rental.

(xiii)                    Costs of (A) insurance not typically carried by a reasonably prudent commercial office building landlord comparable to Landlord and its Affiliates owning a commercial office building portfolio comparable to that owned by Landlord and its Affiliates in quantity, size, type and quality (a “Comparable Landlord”), (B) insurance premiums to the extent of any refunds thereof and (C) insurance deductibles in excess of those not typically maintained by a Comparable Landlord.

(xiv)                      Except for Management Fees, any costs representing an amount paid to any person, firm, corporation or other entity as a result of a non-competitive selection process, which is in excess of the fair market value of such materials or services if said material or services had been rendered by an unrelated comparably qualified third party on a competitive basis.

(xv)                          Any bad debt loss or expense, rent loss, or reserves for bad debt or rent loss.

(xvi)                      Fines, penalties, late payment charges, principal and interest, except to the extent such costs are attributable to Tenant’s breach under this Lease.

(xvii)                  All costs incurred due to a breach, default or violation by Landlord, Landlord’s managing agent or any tenants of the terms and conditions of any agreement, contract, license, note, mortgage, deed of trust or ground lease affecting all or any part of the Building Complex.

(xviii)              The cost of acquiring, leasing, installing or moving sculptures, paintings and other objects of art, but excluding plants or trees located in the Common Areas.

(xix)                      Any general or special assessment or assessment bonds to the extent voluntarily prepaid by Landlord more than sixty (60) days in advance of the date(s) such assessment are due.

(xx)                          Costs necessitated by or resulting from the negligence or misconduct of Landlord, its agents, employees, vendors and/or contractors.

(xxi)                      Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building Complex.

(xxii)                  Costs of complying with Laws in effect prior to the date hereof to the extent the Building Complex is not, as of the Effective Date, in compliance therewith.

(xxiii)              Costs incurred (other than those for which Tenant is responsible under this Lease) in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building Complex, except for costs customarily incurred in connection with the disposal of any materials used in connection with repairs, maintenance or replacements made to the Building Complex (e.g., battery and paint disposal, etc.).

(xxiv)                Costs incurred in removing the property of former tenants or other occupants of the Building Complex.

(xxv)                    Any expenses incurred by Landlord for use of any portions of the Building Complex to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building Complex services, such as lighting and HVAC to such public portions of the Building Complex in normal Building Complex operations during standard Building Complex hours of operation.

(xxvi)                Any entertainment, dining or travel expenses for any purpose and the costs of any flowers, gifts, balloons, etc., provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents, except for seasonal parties and promotions that are made available to all tenants of the Building (“Seasonal Tenant Parties”).

(xxvii)            Any “validated” parking for any entity.

(xxviii)        Any “above-standard” cleaning, including, but not limited to, construction clean-up or special cleaning associated with parties/events and specific tenant requirements in excess of service provided to Tenant.  This exclusion applies to associated trash collection, removal, hauling and dumping.

(xxix)                Any unreasonable interior cleaning of vacant or unoccupied office space or unfinished space.

(xxx)                    Any painting of areas which are not Common Areas or which are visible from Common Areas or any public streets.

(xxxi)                The cost of providing additional cabling/wiring to the Building Complex or the Building, except as required by Laws enacted after the Effective Date.

(xxxii)            Costs attributable to any new or modified items or categories of maintenance, operation or repair to the extent such new or modified items are not included in the Base Year Operating Expenses.  Any new or modified items incurred in the introductory year (grossed up to a full twelve (12) month period in accordance with Section 4.4 below) shall be included in the Base Year Operating Expenses (grossed up in accordance with Section 4.4 below) for the purpose of calculating Operating Expenses in subsequent years.

(xxxiii)        Operating Expenses shall be “net” only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance or the like received by Landlord (other than through payments of Operating Expenses) in connection with such Operating Expenses.

(xxxiv)          Costs of capital improvements, alterations and equipment, except for Required Capital Improvements and Cost Savings Improvements.

(xxxv)              Marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building.

(xxxvi)          Advertising and promotional expenditures (other than Seasonal Tenant Parties), and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs (other than the cost of ordinary, routine maintenance of non-tenant signs).

(g)                                 “Landlord’s Accountants” shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, all of which books and records shall be certified to by an appropriate representative of Landlord.

4.2                               Adjustment Mechanism.  During each Lease Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of Operating Expenses for such Lease Year in excess of the Base Operating Expenses, payable monthly, in advance, at the rate of one-twelfth (1/12) of Landlord’s estimate thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided.  As soon as practicable following the end of any Lease Year, Landlord shall submit to Tenant a statement (“Landlord’s Statement”) setting forth the exact amount of the Operating Expenses for the Lease Year just completed and the difference, if any, between the actual Tenant’s Pro Rata Share of the Operating Expenses for the Lease Year just completed in excess of the Base Operating Expenses and the total amount of the estimated payments of Tenant’s Pro Rata Share of Operating Expenses which was paid in accordance with this Section 4.2 for such Lease Year.  Landlord’s Statement may also set forth the amount of the estimated Operating Expenses reimbursement for the new Lease Year or Landlord may provide such information in a separate statement issued to Tenant at such earlier date to coincide with the start of the new Lease Year.  To the extent that the actual Tenant’s Pro Rata Share of Operating Expenses in excess of the Base Operating Expenses for any period covered by Landlord’s Statement is greater than the estimated amounts previously paid by Tenant during the same period, Tenant shall pay to Landlord the difference within thirty

(30) days following receipt of Landlord’s Statement.  To the extent that the actual Tenant’s Pro Rata Share of Operating Expenses for the period covered by Landlord’s Statement is less than the estimated amount which Tenant previously paid during such period, Landlord shall credit the excess against any sums then owing or next coming due from Tenant to Landlord.  In addition, until Tenant receives a statement indicating otherwise, Tenant’s monthly reimbursement for the new Lease Year shall continue to be paid at the rate for the previous Lease Year, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the new statement beginning on the first day of the month following the month in which Tenant receives such statement.  If the statement reflects a change in the monthly reimbursement amount such difference shall be adjusted by increasing or decreasing the first monthly reimbursement payment after the statement is given in order to bring the reimbursement amount for the new Lease Year current as of such date.  Tenant’s obligation with respect to Tenant’s Pro Rata Share of Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay Tenant’s Pro Rata Share of the actual Operating Expenses for the portion of the final Lease Year of this Lease during which Tenant was obligated to pay such expenses.  If Tenant occupies the demised Premises for less than a full calendar year during the first or last Lease Years of the term hereof, Tenant’s Pro Rata Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises.  Tenant shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

4.3                               Books and Records; Audit.  Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, consistently applied.  Subject to the terms and conditions of this Section 4.3, Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of two (2) years following the date upon which Landlord’s Statement is delivered to Tenant, to examine and audit (each, an “Audit”) Landlord’s books and records with respect to the items in such Landlord’s Statements during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within two (2) years after Landlord’s delivery thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant.  Any amount due to Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.  Each Audit must be performed (a) at the location(s) where Landlord’s books and records are maintained, (b) during normal business hours and (c) in a manner that will not unreasonably interfere with Landlord’s business activities.  Unless Landlord, in good faith, disputes the results of such Audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment of Operating Expenses for the Lease Year in question within thirty (30) days.  Tenant agrees to pay the cost of any Audit; provided, however, that if the Audit reveals that Landlord’s determination of the total Operating Expenses for the Building Complex that was used as the basis of the relevant Landlord Statement was in error in Landlord’s favor by more than four percent (4%), then Landlord agrees to pay the actual, out-of-pocket costs of such Audit incurred by Tenant (which costs must be determined on a reasonable hourly basis, and not a percentage or contingent fee basis).  Tenant’s rights under this Section 4.3 are subject to the following additional conditions:

(a)                                  There is no uncured Event of Default under this Lease then in existence;

(b)                                 Each Audit shall be prepared by an independent certified public accounting firm of recognized national or regional standing using Generally Accepted Auditing Standards;

(c)                                  Each Audit shall commence within forty-five (45) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within seventy-five (75) days after commencement;

(d)                                 Tenant and its accounting firm shall treat any Audit in a confidential manner and shall each execute a commercially reasonable confidentiality agreement for Landlord’s benefit prior to commencing the Audit;

(e)                                  The accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord for consideration by the accounting firm prior to submittal of the final audit report; and

(f)                                    At the conclusion of any Audit, Tenant and its employees, auditors and agents shall return all copies of supporting documentation made in connection with such Audit.

4.4                               Partial Occupancy; Adjustments.  For purposes of determining Operating Expenses (including, Base Operating Expenses), Landlord shall make appropriate adjustments to the Operating Expenses for such Lease Year to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building Complex been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Lease Year.  In the event that the Building Complex is not fully assessed for all or a portion of any Lease Year, then Taxes shall be adjusted to an amount which would have been payable in such year if the Building Complex had been fully assessed.  Notwithstanding anything in this Lease to the contrary, if another tenant within the Building Complex pays an expense category directly to a supplier/vendor/municipality/provider, or reimburses Landlord for an entire expense category, the denominator utilized in Tenant’s Pro Rata Share calculation for that expense category shall, in Landlord’s reasonable judgment, be adjusted by deducting the other tenant’s square footage from the Rentable Area of the Building Complex for that expense category.  Furthermore, in making any computations contemplated hereby, Landlord’s Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section 4 as shall be reasonably necessary to achieve the intention of the parties hereto.

5.                                      CHARACTER OF OCCUPANCY.

5.1                               Permitted Use.

(a)                                  The Permitted Use.  The Premises are to be used for general office use (the “Permitted Use”), and for no other use whatsoever.  Except as expressly set forth in Section 5.1(b) below, the following uses are expressly prohibited in the Premises:  schools, government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; radio, television or other telecommunications broadcasting; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord’s reasonable opinion, impair the reputation or quality of the Building Complex, overburden any of the Building systems, Common Areas or parking facilities (including any use which would create a population density in the Premises which is in excess of the density which is standard for the Building), impair Landlord’s efforts to lease space or otherwise interfere with the operation of the Building Complex.

(b)                                 Permitted Ancillary Use.  Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises (each, an “Ancillary Use”)

(i)                                  Tenant may, on weekends only, use portions of the Premises for student use to support Tenant’s online graduate program (the “Limited School Use”); provided, however, in no event shall the Limited School Use exceed 100 students in the Building Complex at any given time;

(ii)                              Tenant may use portions of the Premises for telemarketing and other similar support services that directly and exclusively support Tenant’s business (“Telemarketing Use”); provided, however, in no event shall Telemarketing Use occupy, in aggregate, more than 15% of the Rentable Area of the Premises or more than fifty percent (50%) of any single floor.  As used herein, the term telemarketing shall refer to the placement of cold, unsolicited outgoing business solicitation telephone calls, as opposed to the type of calling utilized in Tenant’s business, where Tenant’s employees place and receive telephone calls with prospective students, which use shall be unlimited.

This Section 5.1(b) is personal to Original Tenant (as defined in Rider 1) and is not assignable.

(c)                                  Ground Floor-Specific Covenants; Continuous Operations.  In addition to all other covenants set forth in this Lease, Tenant shall, solely as it relates to the Ground Floor Premises, comply with each of the covenants set for on Schedule 5.1 attached hereto and incorporated herein.  Tenant shall, from and after the date which is sixty (60) days after the Commencement Date (the “Opening Deadline”), and thereafter continuously during the entire Lease Term, conduct and carry on Tenant’s business in the Ground Floor Premises during the usual business hours of each and every business day as is customary for businesses of like character in the area in which the Building Complex is located; provided, however, that this provision shall not apply if the Ground Floor Premises should be closed and the business of Tenant temporarily discontinued therein on account of: (i) remodeling or renovation of the Premises which is completed within sixty (60) days; (ii) Holidays (as defined below), or (iii) converting the Premises to another use approved by Landlord in accordance with Section 5.1(a) above, which conversion is completed within one hundred twenty (120) days (provided, however, Tenant shall install during the entire period of any such conversion, at Tenant’s sole cost and expense, window film or other window treatment on the windows of the Ground Floor Premises as reasonably required by Landlord).

5.2                               Prohibited Uses.  Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which (a) is unlawful or in violation of any Law (as defined below), (b) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building Complex or covering its operations, (c) is contrary to or prohibited by the terms and conditions of this Lease or the Rules and Regulations (as defined below), or (d) would tend to create or continue a nuisance.  As used in this Lease, “Law” or “Laws” shall mean, collectively, all laws (including Environmental Laws), ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Building Complex, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect all or any portion of the Building Complex.

5.3                               Environmental Laws.

(a)                                  Definitions.  As used in this Lease, (i) “Environmental Laws” shall mean all Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, and (ii) “Hazardous Material” shall mean (A) such substances, materials and wastes which are or become regulated under any Environmental Law, which are classified as hazardous or toxic under any Environmental Law and (B) explosives and firearms, radioactive material, asbestos and polychlorinated biphenyls.

(b)                                 Tenant’s Obligations.  Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and the License Areas, and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Common Areas or the Building Complex by Tenant or other occupants of the Premises, or any of their respective agents, contractors, employees, customers or invitees (collectively, “Responsible Parties”).  Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Building Complex without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material.

(c)                                  Landlord’s Obligations.  Landlord shall comply with all Environmental Laws applicable to the Building other than those to be complied with by Tenant pursuant to Section 5.3(b) above.  Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all orders, penalties, fines, administrative actions, or other proceedings (collectively, a “Compliance Obligation”) commenced by any governmental agency including, without limitation, the United States Environmental Protection Agency, as a result of the existence of any environmental condition in violation of an Environmental Law that exists as of the Effective Date, on, under or at the Premises and/or the Building (a “Pre-existing Condition”), except to the extent that such Pre-existing Condition is caused or aggravated by the act or omission of Tenant or any of Tenant’s Responsible Parties.  The indemnity obligation of Landlord set forth in this Section 5.3(c) is limited to the Compliance Obligations only and shall not include any damages or consequential damages including, without limitation, loss of revenue or other losses incurred by any party.

(d)           Casualty Provisions.  If any Hazardous Material is released, discharged or disposed of on or about the Building Complex and such release, discharge or disposal is not caused by Tenant or its Responsible Parties, or a Pre-existing Condition, such release, discharge or disposal shall be deemed a casualty damage under Section 14 to the extent that the Premises are affected thereby.

5.4          ADA.  Landlord and Tenant acknowledge and agree that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively, the “ADA”), establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building Complex depending on, among other things: (a) whether Tenant’s business is deemed a “public accommodation” or a “commercial facility”, (b) whether such requirements are “readily achievable”, and (c) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements.  The parties hereby agree that (i) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as otherwise provided below, (ii) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (other than Landlord’s Work, for which Landlord shall be responsible), (iii) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (iv) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building Complex being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises.  Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

6.             SERVICES AND UTILITIES.

6.1          Definitions.  The following terms shall have the following meanings:

(a)           “After Hours Usage” means any use of HVAC services during hours other than Ordinary Business Hours.  Charges for After Hours Usage are currently $90.00 per hour for HVAC, but may be adjusted from time to time by Landlord in its reasonable discretion, but shall not exceed the actual costs incurred by Landlord as a result of After Hours Usage, as reasonably determined by Landlord’s engineer, including, without limitation, (i) all costs of supplementing the Building’s HVAC system and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of such After Hours Usage and (ii) any actual additional and incremental wages paid to personnel required for the operation and management of the After Hours Usage.

(b)           “Excess Usage” means any usage by Tenant of electricity (i) in an amount in excess of Standard Electrical Usage and (ii) for Special Equipment.

(c)           “Holidays” means, collectively, New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

(d)           “HVAC” means heating, ventilation and air conditioning.

(e)           “Ordinary Business Hours” means 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays, Holidays excepted.

(f)            “Special Equipment” mean, collectively, (i) any equipment with power requirements in excess of the Standard Electrical Capacity, (ii) self-contained HVAC equipment, and (iii) equipment that requires the use of self-contained HVAC units.

(g)           “Standard Electrical Capacity” means electrical service to the Premises for Tenant’s standard office equipment (excluding Special Equipment) and overhead lighting not to exceed five (5) watts per square foot of the Rentable Area of the Premises per hour during Ordinary Business Hours.

6.2          Landlord’s General Services.  Landlord shall, subject to the terms and conditions of this Lease,  and in accordance with standards from time to time prevailing for first-class office buildings in the greater Denver, Colorado area:

(a)           furnish water to the Building for use in lavatories and drinking fountains (and to the points of supply in the Premises if the tenant finish plans for the Premises so provide);

(b)           furnish, during Ordinary Business Hours, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises;

(c)           provide general office janitorial service for the Premises on Monday through Friday, excluding Holidays, substantially in accordance with the janitorial specifications attached hereto as Exhibit “E”;

(d)           provide such window washing as may, in the judgment of Landlord, be reasonably required which shall in no event be less than two (2) times per year for exterior window washing and not less than one (1) time per year for interior window washing;

(e)           provide, during Ordinary Business Hours, passenger elevators for ingress to and egress from the Premises (at least one elevator shall be available at all times); and

(f)            cause, twenty-four (24) hours a day, seven (7) days a week, electric current to be supplied to the Premises for all of Tenant’s Standard Electrical Usage.

6.3          Excess & After Hours Usage.  Tenant shall reimburse Landlord, as Additional Rent, for costs incurred by Landlord for Excess Usage and for After Hours Usage.  At any time and from time to time during the Lease Term, Landlord may in its sole discretion install meters or other similar devices in the Premises or the Building for the purpose of measuring the electricity or other utilities supplied to the Premises.  If such meter or other device shows at any time that utilities have been supplied to the Premises for which Landlord may impose a charge as provided in this Section 6, then the cost of such meter or similar device and the cost of installation thereof shall be borne by Tenant and Tenant shall reimburse Landlord for such costs within thirty (30) days of receipt of Landlord’s invoice thereof.  It is understood and agreed that After Hours Usage shall be charged in one-hour increments with a minimum charge of two (2) hours.  Tenant agrees to give Landlord at least one (1) hour notice during Ordinary Business Hours (and at least four (4) hours notice outside Ordinary Business Hours) prior to any After Hours Usage, and agrees that after hours HVAC cannot be supplied to less than one full floor at a time.

6.4          Tenant’s Extra Janitorial Services.  If Tenant requires janitorial services other than those required to be provided to other tenants of the Building Complex generally, Tenant shall separately pay for such services monthly as Additional Rent upon billing by Landlord, or Tenant shall, at Landlord’s option, separately contract for such services with the same company furnishing janitorial services to Landlord.  Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord’s prior written consent and to such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ Tenant’s own janitors to perform such additional services.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or persons whomsoever.

6.5          Telecommunication Services.  All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord’s prior written approval, in Landlord’s sole discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord’s Work, if any) on Tenant’s floor for Tenant’s connection to the telephone cable serving the Building, so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided.  Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building Complex all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building Complex generally.  If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith).  At least sixty (60) days prior to the Expiration Date, Landlord shall notify Tenant of those telecommunications cables and other wiring installed by or on behalf of Tenant that Landlord will require be removed (collectively, “Designated Cabling”).  No later than ten (10) days after the Expiration Date, Tenant shall remove all Designated Cabling.  If Tenant timely removes all Designated Cabling, Landlord shall, within thirty (30) days after Landlord’s receipt of evidence that Tenant has paid all out-of-pocket costs and expenses in connection with the removal of the Designated Cabling (collectively, “Cabling Removal Costs”), reimburse Tenant for fifty percent (50%) of such Cabling Removal Costs.  If Landlord fails to timely remove all Designated Cabling, Tenant shall, within thirty (30) days after Tenant’s receipt of evidence that Landlord has paid all Cabling Removal Costs, reimburse Landlord for fifty percent (50%) of such Cabling Removal Costs.  Tenant may elect to leave the Designated Cabling in place, in which event, upon Landlord’s incurring of the Cabling Removal Costs, Tenant will reimburse Landlord for fifty percent (50%) thereof.  Except as expressly set forth in Section 6.6 below, Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of its Responsible Parties, for any Claims because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises or the Building.  This Section 6.5 shall survive the expiration or earlier termination of this Lease.

6.6          Delays in Furnishing Services.  The failure by Landlord to any extent to furnish, or the interruption or the termination of utilities and Building services identified in this Section 6, in whole or in part, resulting from adherence to Laws, wear, use, repairs, improvements, alterations or any other causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.  Notwithstanding anything in this Section 6.6 to the contrary, if (a) the Premises, or a material portion of the Premises, is made untenantable for a period in excess of three (3) consecutive business days as a result of an interruption of essential utility services, such as electricity, telephone/telecommunication service, fire protection or water, that is a result of Landlord’s negligence or willful misconduct or is otherwise within Landlord’s reasonable control and (b) Tenant is unable to, and does not, conduct its normal business operations in all or any material portion of the Premises as a result thereof, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the fourth (4th) consecutive business day of the service failure and ending on the day the service has been restored; provided, however, that (i) the foregoing conditional abatement of Rent shall not apply if the interruption of such utility service is a result of Tenant’s negligence, willful misconduct or breach of this Lease and (ii) such abatement shall be in proportion to the portion of the Premises which Tenant is unable to use.  In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services.  The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 14 of this Lease.

6.7          Supplemental Air Conditioning.  Whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant as Additional Rent upon demand by Landlord.

6.8          Conservation Programs.  Notwithstanding anything in this Lease to the contrary, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

6.9          Lighting Availability.  Subject to the terms and conditions of this Lease (including, without limitation, Section 6.6 above), lighting shall be available within all portions of the Premises twenty-four (24) hours a day, seven (7) days a week throughout the Lease Term.

7.             QUIET ENJOYMENT.  Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of the Building’s mortgagee(s) and/or ground lessor(s) (collectively, “Superior Rights Holder”).

8.             MAINTENANCE AND REPAIRS.

8.1          Landlord’s Maintenance.  Subject to the provisions of Section 14 below, Landlord shall maintain in good order and condition and in accordance with standards prevailing from time-to-time with Comparable Landlords, and make necessary repairs and/or replacement to, the foundations, roofs and related membrane, exterior walls, and the structural elements of the Building Complex, the electrical, plumbing, HVAC, mechanical, communication, security and the fire and life safety systems of the Building Complex and those corridors, washrooms and lobbies in the Common Areas; provided, however, that (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building Complex caused by the negligence of Tenant or its Responsible Parties shall be paid by Tenant, subject to the waivers set forth in Section 12 below.  Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any other nearby building, land, street or alley.

8.2          Tenant’s Maintenance.  Subject to the provisions of Section 14 below, Tenant, at its sole cost and expense, shall make all necessary repairs to the Premises and shall keep the Premises, all Tenant Additions (as defined below) and Tenant’s License Property (as defined in Rider 1 attached hereto) in good order, first-class condition and repair and in accordance with all Laws.  Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances.  Any repairs or maintenance shall be completed with materials of similar quality to the original materials and all such work to be completed under the supervision of Landlord.  Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building.  If Tenant fails to perform any of its obligations set forth in this Section 8.2, Landlord may, in its sole discretion and upon two (2) business days prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

9.             ALTERATIONS AND ADDITIONS.

9.1          Definitions.  As used in this Lease, the following terms shall have the following meanings:

(a)           “Minor Alterations” shall mean Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building Complex, or any of the Building Complex’s systems, including its electrical, mechanical, plumbing, security, HVAC, communication, and fire and life safety systems.

(b)           “Tenant Additions” shall mean, collectively, Landlord’s Work and all Tenant Alterations.

(c)           “Tenant Alterations” shall mean all alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord’s Work).

9.2          Tenant Alterations.

(a)           Tenant shall not make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, Tenant may, without Landlord’s prior written consent, undertake Minor Alterations to the Premises so long as all other requirements of this Section 9 are satisfied.  Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility.  All Tenant Alterations (but specifically excluding Minor Alterations) shall be completed at such time and in such manner as Landlord may from time to time reasonably designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, plumbing, security, HVAC, electrical, communication and the fire and life safety systems in the Building Complex).  Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building Complex occasioned thereby.  In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord’s then standard rate; provided, however, in no event shall Landlord’s construction fee exceed five percent (5%) of the total hard construction cost of any Landlord-contracted Tenant Alteration (or two percent (2%) of the total hard construction cost of any Tenant-contracted Tenant Alteration), and Tenant shall not be required to pay any construction fee in connection with Minor Alterations.  Upon completion of Tenant Alterations other than Minor Alterations, Tenant shall furnish Landlord with (i) contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or any Superior Rights Holder and (ii) a digitized set of plans and specifications for the Tenant Alterations.

(b)           Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner, free of liens or defects, and with the use of good grades of materials.  Prior to the commencement of any Tenant Alterations (but specifically excluding Minor Alterations), Tenant shall submit architectural plans and specifications and such other documents in such form reasonably requested by Landlord, for Landlord’s prior approval, which shall not be unreasonably withheld, delayed or conditioned.  In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of this Section 9 or impose any liability upon Landlord in connection with the performance of such work.  Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever.  Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Laws, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord shall have no liability or responsibility for any Claims alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises.

9.3          Part of the Premises.  All Tenant Additions (whether installed by Landlord or Tenant) shall, without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless, pursuant to Section 19 below, Tenant may remove them or is required to remove them at Landlord’s request.

9.4          Other Conditions.  Tenant shall, upon request, furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts.  Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations.  If Landlord authorizes persons requested by Tenant to perform any Tenant Alterations, then, prior to the commencement of any such work, Tenant shall, upon request, deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that Workmen’s Compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.  All Tenant Alterations, repair and maintenance work shall be performed in such a manner as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.  Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

10.          MECHANICS’ LIENS.  Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord’s interest therein.  Tenant will keep the Premises and the Building Complex free and clear of all mechanics’ liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it.  Tenant hereby agrees to indemnify, defend and hold the Landlord Parties harmless from and against all Claims incurred on account of any liens of any nature whatsoever, including lien claims of laborers, materialmen, or others for work actually or allegedly performed for, or for materials or supplies actually or allegedly furnished to Tenant or persons claiming under Tenant.  If Tenant shall be in default in paying any charge for which a mechanics’ lien or suit to foreclose the lien has been recorded or filed, and Tenant shall not have caused the same to be bonded over or released of record within thirty (30) days after Landlord’s written demand, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney’s fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

11.          ENTRY BY LANDLORD.  Landlord and its agents shall have the right to enter the Premises for the purpose of (a) examining or inspecting the same, (b) supplying janitorial services and any other services to be provided by Landlord or Tenant hereunder (each, a “Service Obligation”), (c) showing the same to prospective purchasers or, during the last eighteen (18) months of the Lease Term, tenants of the Building Complex and (d) making such alterations, repairs, improvements or additions to the Premises or to the Building Complex of which they are a part as Landlord may deem necessary or desirable.  Except in the event of emergency or for the purpose of providing a Service Obligation, all such entries shall be at reasonable times upon reasonable advance notice to Tenant.  If Tenant elects not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, without liability to Tenant, except for any failure to exercise due care for Tenant’s property and without affecting this Lease.  Any entry by Landlord shall not be construed as a manifestation by Landlord of an intent to terminate this Lease.

12.          INSURANCE.

12.1        Tenant’s Insurance.  Tenant shall, at Tenant’s expense, maintain in force during the Lease Term, the following insurance:

(a)           Commercial General Liability Insurance on a primary per location basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including defense costs and contractual liability covering the indemnification provisions in this Lease, with coverage amounts in a combined single limit of Two Million and No/100 Dollars ($2,000,000.00) per occurrence and in the aggregate;

(b)           Workers’ Compensation and Employers’ Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the Laws of the State of Colorado;

(c)           Special Form property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, Tenant’s License Property, and all improvements, betterments, equipment, installations, fixtures and contents of the Premises in the event of loss;

(d)           Special Form causes of loss insurance covering business income in an amount equal to six-months Rent;

(e)           In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and

(f)            such other insurance or coverages (“Additional Insurance”) as Landlord reasonably requires (provided, however, Landlord may only elect to require Additional Insurance (i) twice during the Lease Term and (ii) if such Additional Insurance is being required by other Comparable Landlords and is available at commercially reasonable rates).

12.2        Form of Policies.  Each policy required to be maintained pursuant to Section 12.1 shall (a) name Landlord, each Superior Rights Holder and the Building’s property manager as additional insureds (except business income, business auto, Workers’ Compensation and Employers’ Liability Insurance), (b) be issued by one or more responsible insurance companies licensed to do business in the State of Colorado with an A.M. Best rating of not less A-VIII and shall otherwise be reasonably satisfactory to Landlord, (c) provide for deductible amounts which, in no event, shall exceed $25,000 and (d) shall provide that such insurance may not be canceled or materially amended without thirty (30) days’ prior written notice to Landlord.  Each policy of Special Form property insurance required to be maintained pursuant to Section 12.1 shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies.  Tenant shall deliver to Landlord certificates of insurance of all policies and renewals thereof to be maintained by Tenant hereunder (i) not less than ten (10) days prior to the Commencement Date, (ii) not less than ten (10) days prior to the expiration date of each policy and (iii) within a reasonable time after Landlord’s written request.

12.3        Landlord’s Insurance.  Landlord agrees to purchase and keep in full force and effect during the Lease Term, as an Operating Expense, (a) insurance on the Building Complex in amounts not less than one hundred percent (100%) of the then full replacement cost (without depreciation) of the Building Complex (above foundations and excluding Tenant Additions) against fire and such other risks as may be included in standard forms of Special Form coverage insurance reasonably available from time to time and (b) Commercial General Liability Insurance covering the Building Complex on an occurrence basis against all claims for personal injury, bodily injury, death and property damage with coverage amounts in a combined single limit of Two Million and No/100 Dollars ($2,000,000.00) per occurrence and in the aggregate.  Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct.  Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth in this Section 12.3.

12.4        Waiver of Subrogation.  Landlord and Tenant each hereby waive (to the extent of insurance proceeds collected (or collectible, had the insurance required by this Lease been maintained)) any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, or employees for any damage that may occur to the Premises, Common Areas, the Building Complex

(including improvements) and/or any personal property of such party therein by reason of any cause which is insured against under the terms of any insurance policies referred to herein or self-insured, regardless of cause or origin, including negligence.  The parties agree that no insurer shall hold any rights of subrogation against such other party.  The parties agree that their respective insurance policies shall be endorsed or otherwise written to provide that no insurer shall hold any rights of subrogation against such other party.

13.          WAIVER OF CLAIMS; INDEMNITY; LIMITATIONS ON LIABILITY.

13.1        Waiver of Claims.

(a)           By Tenant.  Tenant releases Landlord, the Building’s property manager, each Superior Rights Holder and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives (together with Landlord, collectively, the “Landlord Parties”) from, and waives all Claims for, damage to persons or property sustained by Tenant resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Building Complex or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Building Complex, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building, except to the extent caused by the grossly negligent or willful and wrongful act of any of the Landlord Parties.  If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Building Complex, results from any act or neglect of Tenant or its Responsible Parties, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of Additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages.

(b)           By Landlord.  Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable to Landlord for Claims for damage to persons or property sustained by Landlord, however caused, to the extent of insurance proceeds that Landlord has recovered for such damage.

13.2        Indemnity.

(a)           By Tenant.  To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Landlord Parties harmless from and against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof (collectively, “Claims”), to the extent arising from (a) Tenant’s occupancy of the Premises and/or Tenant’s use of the License Areas, (b) the undertaking by Tenant of any Tenant Alterations or repairs to the Premises, (c) the conduct of Tenant’s business on the Premises, (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, (e) the presence of any Hazardous Material introduced to the Premises or the Building Complex by Tenant or its Responsible Parties or (f) any negligence or willful act of Tenant or its Responsible Parties, in or about the Premises or the Building Complex or any part of either.  In case of any action or proceeding brought against the Landlord Parties by reason of any such Claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion.  Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.

(b)           By Landlord.  To the extent permitted by Law, Landlord hereby indemnifies, and agrees to protect, defend and hold Tenant harmless from and against any and all Claims occurring in the Common Areas, except to the extent caused by the negligence or willful misconduct of Tenant or any of Tenant’s Responsible Parties.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupant of adjoining or contiguous property.

(c)           General.  The indemnifications in this Section 13.2 (i) shall survive the expiration or earlier termination of this Lease, (ii) shall not operate to relieve the indemnified party of liability to the extent such liability is caused by the negligence or willful and wrongful act of the indemnified party and (iii) are subject to and shall not diminish any waivers in effect in accordance with Section 13.1 above. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 12.4 by Landlord, Tenant or either of their respective insurers.

13.3        Landlord’s Obligations on Sale of Building.  Tenant hereby agrees, allows and permits Landlord to assign this Lease without Tenant’s consent.  The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question.  In the event of any transfer or transfers of the title to the Building, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then-grantor) shall be automatically released, from and after the date of such transfer or conveyance, from all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, that the grantee assumes, in writing, the duty to perform Landlord’s covenants and obligations hereunder from and after the date of such transfer or conveyance.

13.4        Limitation on Liability.  Notwithstanding anything in this Lease to the contrary, any liability of Landlord under this Lease shall be limited solely to its interest in the Building Complex, and in no event shall any personal liability be asserted against the Landlord Parties in connection with this Lease nor shall any recourse be had to any other property or assets of the Landlord Parties.  Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the willful and wrongful act of any of the Landlord Parties.

14.          DAMAGE BY FIRE OR OTHER CASUALTY.

14.1        Substantial Untenantability.

(a)           If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building Complex untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall, by notice (“Landlord’s Notice”), advise Tenant (i) of such estimate and (ii) whether or not Landlord anticipates that insurance proceeds will be sufficient to repair and restore such damage.  If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred (or that insurance proceeds will be insufficient to repair and restore such damage), then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice (the “Election Deadline”), provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)           Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall, subject to Zoning laws and building codes then in effect, proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty.  Except as otherwise expressly set forth in this Section 14.1, Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.  Notwithstanding the foregoing, if such repairs are initially estimated to take over two hundred seventy (270) days after the Election Deadline to complete or if Landlord fails to substantially complete the repairs and restoration within two hundred seventy (270) days after the Election Deadline (subject to Force Majeure and reasonable delays for insurance adjustments), then Tenant may, at any time prior to the substantial completion of such repairs, terminate this Lease upon notice to Landlord.

(c)           Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Expiration Date.  All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored; provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d)           Notwithstanding anything to the contrary herein set forth:  (i) Landlord shall have no duty pursuant to this Section 14 to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building Complex amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant or its Responsible Parties.  Whether or not this Lease is terminated pursuant to this Section 14, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building Complex or access thereto.

(e)           Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Section 9 hereof.

14.2        Insubstantial Untenantability.  If the Premises or the Building Complex is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building Complex or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last fifteen (15) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.  Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.

14.3        Rent Abatement.  Except for the negligence or willful act of Tenant or its Responsible Parties, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Base Rent and Operating Expenses shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.4        Waiver of Statutory Remedies.  The provisions of this Lease, including this Section 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Building Complex or any part of either, and any Law with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Building Complex or any part of either, and are hereby waived.

15.          CONDEMNATION.

15.1        Taking of Whole or Substantial Part.  In the event the whole or any substantial part of the Building Complex or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Base Rent and Additional Rent shall be apportioned as of the Expiration Date.  Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of this Lease), Landlord may elect either (a) to terminate this Lease or (b) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.2        Taking of Part.  In the event a part of the Building Complex or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, this Lease shall be amended to reduce or increase, as the case may be, the Base Rent and Tenant’s Pro Rata Share to reflect the Rentable Area of the Premises or Building Complex, as the

case may be, remaining after any such taking or condemnation.  Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building Complex to the extent necessary to constitute the portion of the Building Complex not so taken or condemned as a complete architectural and economically efficient unit.  Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building Complex is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building Complex or prevents the economical operation of the Building Complex, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.3        Compensation.  Except as provided in Section 15.1, Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

16.          ASSIGNMENT AND SUBLETTING.

16.1        Assignment and Subletting.

(a)           Tenant shall not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, delayed or withheld.  If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment.  If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws.  Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 16.2 below within ten (10) business days after receipt of Tenant’s Notice (and all required information).

(b)           Tenant agrees that the provisions governing sublease and assignment set forth in this Section 16 shall be deemed to be reasonable.  In evaluating any assignment or sublease request, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)           the creditworthiness of any proposed subtenant or assignee indicates a reasonable probability that said party will be unable to perform its obligations under the proposed assignment or sublease;

(ii)          the business reputation of a proposed subtenant or assignee is not acceptable to Landlord, in Landlord’s reasonable judgment;

(iii)         in Landlord’s reasonable judgment, the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord;

(iv)         any proposed assignee’s or subtenant’s use of the Premises would (A) violate Section 5 of this Lease, (B) violate the provisions of any other leases of tenants in the Building Complex or (C) continue any Ancillary Use;

(v)           the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice;

(vi)         the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Building Complex as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

(vii)        the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises or the Building Complex.

(c)           In no event shall Landlord be obligated to consider a consent to any proposed assignment of this Lease which would assign less than the entire Premises.  In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of this Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

(d)           The dissolution or direct or indirect transfer of a majority of the ownership interests in, or control of, Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) except as a result of the public trading of Tenant’s stock shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards.  An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease.

(e)           Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Section 16 shall be null and void.

16.2        Recapture.  As used herein, “Recapture Space” means (a) if Tenant proposes to assign this Lease (except in connection with a Permitted Transfer (as defined below)), the entire Premises, (b) if Tenant proposes a sublease with a term for all or substantially all of the then-remaining Lease Term, the portion of the Premises proposed to be subleased, or (c) if Tenant proposes to sublease two (2) full floors or more during any period following the sixtieth (60th) month of the Lease Term, the portion of the Premises proposed to be subleased.  Landlord shall have the option, in Landlord’s sole discretion, to terminate this Lease as to the Recapture Space (“Recapture”), effective as of the proposed commencement date of the applicable sublease or assignment (“Recapture Date”).  If Landlord elects to Recapture, Tenant shall surrender possession of the Recapture Space on the Recapture Date.  Effective as of the Recapture Date, Base Rent and Tenant’s Pro Rata Share shall be adjusted accordingly.  Notwithstanding anything in this Section 16.2 to the contrary, if Landlord elects to Recapture, Tenant may rescind and withdraw its request for consent to assignment or subletting by delivering written notice of such rescission and withdrawal within five (5) business days after receipt of Landlord’s election to Recapture, in which event this Lease shall remain in full force and effect.

16.3        Excess Rent.  Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (a) that portion of the Rent due under this Lease for said month which is allocable to the space sublet or assigned; and (b) the following costs and expenses for the subletting or assignment of such space: (i) brokerage commissions and attorneys’ fees and expenses, (ii) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (iii) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements.  All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

16.4        Tenant Liability.  In the event of any sublease or assignment, whether or not with Landlord’s consent (including, without limitation, a Permitted Transfer), Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord.  Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor.  After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.  Whether or not Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease.  In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

16.5        Assumption and Attornment.  If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

16.6        Permitted Transfer.

(a)           Permitted Transfer.  Notwithstanding anything in this Section 16 to the contrary, and provided there is no uncured Event of Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to (i) assign the Lease to an Affiliate (as defined below), to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets or (ii) sublease the Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”); provided, however, that (A) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under this Lease, (B) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate tangible net worth (computed in accordance with GAAP and exclusive of goodwill) at least equal to the aggregate tangible net worth (as so computed) of Tenant immediately prior to such assignment or on the Effective Date, whichever is greater, (C) no later than fifteen (15) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case, (D) no later than fifteen (15) days after the effective date of the Permitted Transfer, the assignee or sublessee shall provide the documentation required pursuant to Section 16.5 above, and (E) within ten (10) days after Landlord’s written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Section 16.6.  Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an Event of Default is then continuing.

(b)           Definitions.  In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of the Lease:

(i)           “Affiliate” shall mean any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

(ii)          “control” means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.

(iii)         “Person” means an individual, partnership, trust, corporation, firm or other entity.

(c)           No Recapture or Excess Rent Rights.  Landlord acknowledges and agrees that the terms and conditions of Sections 16.2 and 16.3 above shall not apply to any Permitted Transfer.

17.          DEFAULT; REMEDIES.

17.1        Event of Default.  The happening of any one or more of the following events shall constitute an “Event of Default”:

(a)           Tenant shall fail to pay when due any installment of Rent, and such default shall continue for five (5) business days after receipt of written notice from Landlord;

(b)           Tenant shall abandon the Premises coupled with a failure to pay rent;

(c)           This Lease or the interest of Tenant shall be transferred to or shall pass to any other person or party except in accordance with Section 16 above and such transfer is not terminated or rescinded within ten (10) business days after notice thereof;

(d)           This Lease or the Premises (or any part) shall be taken by execution or other process directed against Tenant (or any Tenant Party), or shall be taken by any attachment by any creditor of or claimant against Tenant and is not be discharged or disposed of within 15 days after its levy;

(e)           The filing of any petition or the commencement of any case or proceeding by Tenant, any Tenant Party or any guarantor of this Lease (if any, each, a “Guarantor”) under any provision or chapter of any federal or state bankruptcy law or any other federal or state law relating to insolvency or reorganization, the adjudication that Tenant, any Tenant Party or Guarantor is insolvent or bankrupt, or the entry of an order for relief under any federal or state bankruptcy law with respect to Tenant, any Tenant Party or Guarantor;

(f)            The filing of any petition or the commencement of any case or proceeding described in Section 17.1(e) against Tenant, any Tenant Party or Guarantor, unless such petition and all related proceedings are dismissed within 30 days from the filing, the filing of an answer by Tenant, any Tenant Party or Guarantor admitting the allegations of any such petition, or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, any Tenant Party or Guarantor, unless such appointment is vacated or dismissed within 30 days from the date of such appointment;

(g)           The insolvency of Tenant, any Tenant Party or Guarantor or the execution by Tenant, any Tenant Party or Guarantor of an assignment for the benefit of creditors, the convening by Tenant, any Tenant Party or Guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, or the failure of Tenant, any Tenant Party of Guarantor generally to pay its debts as they mature;

(h)           The admission in writing by Tenant (or, if Tenant is a partnership, any partner of Tenant), any Tenant Party or Guarantor that Tenant, any Tenant Party or Guarantor is unable to pay its debts as they mature or it is generally not paying its debts as they mature; or

(i)            Tenant shall fail to perform any of the other provision of this Lease on Tenant’s part to be performed, and such failure shall continue for a period of 30 days after written notice to Tenant, or if such failure cannot be reasonably be cured within the 30-day period, Tenant shall not in good faith have commenced such cure within such 30-day period and shall not diligently proceed to completion.

17.2        Landlord’s Remedies.

(a)           An Event of Default shall constitute a breach of this Lease for which Landlord shall have the rights and remedies set forth in this Section 17.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

(b)           Landlord may, at any time after the happening of an Event of Default, terminate Tenant’s right to possession by written notice to Tenant stating such election.  Any written notice required pursuant to Section 17.1 shall constitute notice of unlawful detainer pursuant to Colo. Rev. Stat. §13-40-104 if, at Landlord’s sole discretion, it states Landlord’s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 17.1.  Upon the expiration of the period stated in Landlord’s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided.  Upon such termination in writing of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Section 19), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law.  Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property.  Tenant hereby waives all claims for damages that may be caused by the removal or storage of Tenant’s personal property pursuant to this Section 17.2 or Section 19, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless the Landlord Parties from any and all Claims arising out of or in any way related to such removal or storage.  Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s default as provided herein or by Law, including the following damages:

(i)           the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(ii)          the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(iii)         the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(iv)         any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                The word “Rent” as used in this Section 17.2 shall have the same meaning as the defined term Rent in this Lease.  The “worth at the time of award” of the amount referred to in clauses (i) and (ii) above is computed by allowing interest at the Default Rate.  The worth at the time of award of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  For the purpose of determining unpaid Rent under clause (iii) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Base Rent and Operating Expenses last payable by Tenant for the Lease Year in which Landlord terminated this Lease as provided hereinabove.

(c)           Even if Event of Default is continuing and/or Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 17.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.

(d)           Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement which may be granted by Law in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of an Event of Default or otherwise.

(e)           Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article shall be deemed given and served if served as provided in Colo. Rev. Stat. §13-40-108.

(f)            No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.12 below to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver.  No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord.  The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

17.3        Bankruptcy.  The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)           In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable.  In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)           Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.  Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)           If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

(d)           For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)           The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii)          Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(e)           Landlord’s acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

17.4        Merger.  The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

17.5        Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord.  No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Lease Term.  Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of this Section 17, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

17.6        Landlord’s Default.  Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within ten (10) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform.  Tenant hereby covenants that, prior to the exercise of any statutory right(s) Tenant may have to terminate or rescind this Lease (if any), it shall give each Superior Rights Holder notice and a reasonable time to cure any default by Landlord in accordance with the terms and conditions of Section 20.3 below.

17.7        Attorney’s Fees.  In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party shall, in addition to such other relief as may be awarded, be awarded reasonable attorneys’ fees, expenses and costs.

18.          HOLDING OVER.  If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for Rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance.  Landlord and Tenant hereby acknowledge that Landlord may need the Premises after the expiration or earlier termination of this Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Effective Date.  Therefore, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under this Lease prior to the date of termination, the Applicable Holdover Charge (as defined below) for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the expiration or earlier termination of this Lease (without reduction for any partial month that Tenant retains possession).  Without limiting the foregoing, Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession.  The provisions of this Section 18 shall not constitute a waiver by Landlord of any re-entry rights of Landlord.  “Applicable Holdover Charge” shall mean 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Operating Expenses which Landlord may reasonably estimate).

19.          SURRENDER AND NOTICE.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted.  Tenant shall deliver to Landlord all keys to the Premises.  Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.5, Designated Cabling.  Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant.  Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material.  Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings, and shall restore the Premises to a tenantable condition as reasonably determined by Landlord.  If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease.  Tenant shall not be obligated to repair or restore any improvements, fixtures or alterations existing as of the Lease execution, including raised floors and internal stairwells.  Tenant shall also be required to close any staircases or other openings between floors.  In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 17.2(b), and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

20.          ESTOPPEL CERTIFICATES; SUBORDINATION AND ATTORNMENT; SNDA.

20.1        Estoppel Certificates.  Within ten (10) days after request therefor by Landlord, any Superior Rights Holder or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an estoppel certificate, binding upon Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect, (b) the dates to which Rent has been paid, (c) that Tenant is in the possession of the Premises if that is the case, (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail, (e) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof), (f) that the Premises have been completed in accordance with the terms and provisions of this Lease, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto, (g) that if an assignment of rents or leases has been served upon Tenant by a Superior Rights Holder, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof, (h) that Tenant will give to each Superior Rights Holder copies of all notices required or permitted to be given by Tenant to Landlord and (i) any other information reasonably requested.  At any time after Tenant’s failure to deliver an estoppel certificate within said 10-day period, Landlord may deliver an additional notice to Tenant specifying that Tenant’s failure to deliver an estoppel certificate within five (5) business days shall constitute an Event of Default under the Lease. Tenant’s failure to deliver an Estoppel Certificate within such 5-business day period shall be an Event of Default.  In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $100.00 for each day that Tenant fails to deliver an estoppel certificate.

20.2        Subordination and Attornment.  Subject to Section 20.4 below, this Lease is and shall be subject and subordinate at all times to (a) any ground or underlying lease of the Building and/or the Building Complex, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease (each, a “Superior Lease”), and (b) the lien of any mortgage or deed of trust now or hereafter encumbering fee title to the Building and/or the Building Complex and/or the leasehold estate under any Superior Lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or deed of trust and/or the obligation secured thereby (each, a “Superior Mortgage”), unless the Superior Rights Holder expressly provides or elects that this Lease shall be superior to such Superior Lease or Superior Mortgage.  The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”.  If any such Superior Mortgage is foreclosed (including any sale of the Building and/or the Building Complex pursuant to a power of sale), or if any such Superior Lease is terminated, upon request of the Superior Rights Holder, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be; provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; (iii) bound by any amendment or modification of this Lease made without the written consent of the Superior Rights Holder; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor.  This subordination shall be self operative and no further certificate or instrument of subordination need be required by any such Superior Rights Holder.  In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord or any Superior Rights Holder may request.  Tenant hereby constitutes Landlord as Tenant’s attorney in fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so.  Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

20.3        Superior Rights Holder Protection.  To the extent required by a SNDA (as defined below), Tenant agrees (a) to give any Superior Rights Holder, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of recording of an assignment of rents and leases, or otherwise) of the address of such Superior Rights Holder, (b) that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Superior Rights Holder shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Superior

Rights Holder has commenced and is diligently pursuing the remedies necessary to cure such default, and (c)  this Lease may not be modified or amended so as to reduce the Rent or shorten the Lease Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of each Superior Rights Holder.

20.4        SNDA.

(a)           SNDA.  As used in this Lease, “SNDA” shall mean a subordination, non-disturbance and attornment agreement (i) substantially in the form attached hereto as Exhibit “F” or (ii) in a commercially reasonable form and reasonably acceptable to Tenant and the applicable Superior Rights Holder.  The parties agree that it shall be commercially reasonable for the SNDA to provide that the Superior Rights Holder will, if it takes the position of the Landlord under the Lease, be obligated to perform Landlord’s obligations hereunder, including without limitation the obligation to construct improvements and to fund improvement allowances.

(b)           In General.  Landlord shall use reasonable efforts to obtain and record a SNDA from the existing and each future Superior Rights Holder.

(c)           Existing Superior Rights Holder.  If Landlord is unable to obtain and record a SNDA from the existing Superior Rights Holder within forty-five (45) days after the Effective Date (the “SNDA Deadline”), then Tenant may terminate this Lease by delivering written notice to Landlord within ten (10) business days after the SNDA Deadline.

(d)           Future Superior Rights Holders.  Notwithstanding anything in this Section 20 to the contrary, this Lease shall not be subject to any Superior Lease or any Superior Mortgage entered into after the Effective Date unless and until Landlord has obtained and recorded a SNDA from the applicable Superior Rights Holder in accordance with this Section 20.4.

(e)           Recording.  Landlord shall record each SNDA within thirty (30) days after Landlord has received a fully-executed original of the same.

21.          AUTHORITIES FOR ACTION AND NOTICES.

21.1        Landlord.  Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its Building Manager, or through any other person who may from time to time be designated by Landlord in writing.  All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served upon (a) hand delivery or (b) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Landlord at the following addresses:

c/o Means-Knaus Partners, L.P. 1515 Arapahoe Street Tower I — Suite 115 Denver, CO 80202 Attn: Property Manager

with required copies to: MK Equity Partners II, LP 2000 West Loop South, Suite 1920 Houston, TX 77027 Attn.: Douglas A. Knaus Telephone: 713.355.9100 Telecopier: 713.355.9200	and to: Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, CO 80202-4432 Attn.: Aaron M. Hyatt, Esq. (11024.24) Telephone: 303.223.1100 Telecopier: 303.223.1111

or at such other place(s) as Landlord shall designate in writing.

Tenant shall provide a copy of any notice with respect to the alleged default of Landlord under this Lease to any Superior Rights Holder with a security interest in the Building Complex of which Tenant has received written notice (by way of recording of an assignment of rents and leases, or otherwise).

21.2        Tenant.  All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served upon (a) two days after being deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) hand delivery, or (c) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Tenant at:

c/o Bridgepoint Education, Inc. 13500 Evening Creek Drive, North, Suite 600 San Diego, CA 92128 Attn.: Vice President, Real Estate Telephone: (858) 513-9240 ext. 3769 Telecopier: (877) 285-1165

with required copies to:
Bridgepoint Education, Inc.
13500 Evening Creek Drive, North, Suite 600
San Diego, CA  92128
Attn.:  Senior Vice President/General Counsel
Telephone:  (858) 668-2586 ext. 4019
Telecopier:  (858) 408-2903

and to:
Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, CA  92101
Attn:  Thomas W. Turner, Jr., Esq.
Telephone:  (619) 515-3276
Telecopier:  (619) 235-0398

or at such other place(s) as Tenant shall designate in writing.

If Tenant fails to designate an address, such notice may be mailed to Tenant’s Premises in the Building.

21.3        In General.  Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed.  The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

22.          RULES AND REGULATIONS.  Tenant agrees for itself and for its Responsible Parties to comply with the rules and regulations listed on Exhibit “G” attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time (collectively, the “Rules and Regulations”).  Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.  Landlord shall use reasonable efforts to enforce the Rules and Regulations in a uniform and non-discriminatory manner.

23.          LANDLORD’S LIMITED RELOCATION RIGHTS.  At all times during the Lease Term when Tenant is leasing less than two (2) full floors in Tower I of the Building Complex (“Tower I Space”), Landlord may from time-to-time substitute for all or any portion of such Tower I Space, other premises in the Building Complex (the “New Premises”), in which event the New Premises shall be deemed to be the applicable Tower I Space for all purposes under this Lease; provided, however, that (a) the New Premises shall be substantially similar to the applicable Tower I Space in area and configuration, (b) if Tenant is then occupying the Tower I Space, Landlord shall reimburse Tenant for all reasonable out-of-pocket expenses incurred by Tenant as a result of the relocation, including, without limitation, (i) the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises, including the cost of moving Tenant’s telecommunications and cabling systems existing in the applicable Tower I Space immediately prior to the relocation, (ii) all costs of reprinting stationery, cards and other printed material bearing Tenant’s address at the applicable Tower I Space if such address changes due to the relocation (but only the quantity existing immediately prior to the relocation) and (iii) all actual and reasonable costs of reformatting or reprogramming Tenant’s website pages which bear Tenant’s address at the applicable Tower I Space if such address changes due to the relocation (which costs must be evidenced by itemized invoices for all actual costs incurred), (c) Landlord shall give Tenant not less than sixty (60) days’ prior written notice of such substitution and (d) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the applicable Tower I Space at the time of such substitution, if the applicable Tower I Space is then improved.

24.          BROKERAGE.  Landlord and Tenant represent and warrant to each other that it has dealt only with CB Richard Ellis (“Tenant’s Broker”), as Tenant’s exclusive agent, and Cassidy Turley Fuller Real Estate (“Landlord’s Broker,” and together with Tenant’s Broker, collectively, the “Brokers”), as Landlord’s exclusive agent, in the negotiation of this Lease.  Landlord shall make payment of the brokerage fee due to the Brokers pursuant to and in accordance with a separate agreement with Landlord’s Broker.  Within thirty (30) days after Landlord pays such brokerage fee to Tenant’s Broker, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s broker to waive and release, pursuant to a signed instrument reasonably satisfactory to Landlord, any and all lien rights that Tenant’s Broker may have in connection with this Lease, including, without limitation, any and all lien rights pursuant to the Commercial Real Estate Brokers Commission Security Act, Colo. Rev. Stat. §§ 38-22.5-101 et seq.  Tenant hereby agrees to indemnify and hold the Landlord Parties harmless of and from any and all Claims (a) by reason of any claim of, or liability to, any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease or (b) arising from Tenant’s breach of this Section 24.  Landlord hereby agrees to indemnify and hold Tenant harmless of and from any and all Claims (i) by reason of any claim of, or liability to, any other broker or other person claiming through Landlord and arising out of or in connection with the negotiation, execution and delivery of this Lease or (ii) arising from Landlord’s breach of this Section 24.

25.          GENERAL PROVISIONS.

25.1        Landlord’s Reserved Rights.  Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent:  (a) Subject to Tenant’s naming rights set forth in Rider 1 attached hereto, to change any Tower’s, the Building’s and/or the Building Complex’s name or street address upon thirty (30) days’ prior written notice to Tenant; (b) To install, affix and maintain all signs on the exterior and/or interior of the Building and the Building Complex; (c) Subject to Tenant’s signage rights set forth in Rider 1 attached hereto, to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) Upon reasonable notice to Tenant, to display the Premises to prospective purchasers or lenders at reasonable hours at any time during the Lease Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Lease Term; (e) To grant to any party the exclusive right to conduct any business or render any service in or to the Building and/or the Building Complex, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the Permitted Use; and (f) To close the Building after Ordinary Business Hours, except that Tenant shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

25.2        Financial Reports.  Upon the request of Landlord, Tenant shall provide an annual financial report and balance sheet (collectively, “Financial Reports”) to Landlord for Tenant’s preceding fiscal year; provided, however, (a) Tenant shall not be required to provide Financial Reports more than once per Lease Year (except to the extent required by any Mortgagee or prospective purchaser of the Building Complex) and (b) upon Tenant’s request, Landlord shall sign and deliver a reasonable confidentiality agreement with respect to the Financial Reports; provided, further, however, that Tenant shall not be required to provide Financial Reports so long as (i) Tenant is a publicly-traded company, (ii) Tenant is in compliance with the financial reporting requirements from time to time established by the United States Securities and Exchanges Commission and (iii) an Event of Default is not continuing under this Lease.

25.3        Governing Law; No Jury Trial; Venue; Jurisdiction.  This Lease shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws principles.  Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Building is located, and agrees and consents to personal jurisdiction of the courts of the State of Colorado, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease.

25.4        Force Majeure.  Any obligation of either party hereunder, other than the obligation to pay money, which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of such party (collectively, “Force Majeure”), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance; provided, however, an event of Force Majeure shall not relieve Tenant of its obligation to make timely payments of Rent due hereunder.

25.5        Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.

25.6        Binding Effect.  Subject to the terms of Section 16 above, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.

25.7        Headings.  The headings and captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of this Lease.

25.8        Entire Agreement; Amendments.  This Lease and the Attachments (as defined below) attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Landlord or Tenant has relied.  No amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant.

25.9        Time is of the Essence.  Time is of the essence hereof.

25.10      Authority.  Each party, and the individuals executing this Lease on behalf thereof, represents to the other party that it has full power and authority to enter into, execute and deliver this Lease.  Tenant shall, on or before the Effective Date, provide Landlord with a resolution of Tenant’s board of directors (or such other evidence as is reasonably satisfactory to Landlord) evidencing that Tenant, and the individual executing this Lease on behalf of Tenant, is authorized to enter into, execute and deliver this Lease.

25.11      Joint and Several; Multiple Tenants.  If more than one Person signs this Lease as Tenant (each, a “Tenant Party”), the obligations hereunder imposed shall be joint and several.  The violation of this Lease by any Tenant Party is a violation by Tenant.  Requests and notices from Landlord to any Tenant Party constitute notice to Tenant.  A notice from, consent by (including consent for entry into the Premises) or action taken by any Tenant Party is a notice from, consent by, or action of Tenant.

25.12      Landlord’s Right to Perform Tenant Duties.  If Tenant fails timely to perform any of its duties under this Lease or any of the Attachments, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.13      Security System.  Landlord shall, as an Operating Expense, throughout the Lease Term provide industry standard level of security patrol and security system to the Building Complex; provided, however, Landlord shall not be responsible for damage or injury to Tenant or its Responsible Parties due to the failure, action or inaction of such patrol or system.

25.14      No Light, Air or View Easements.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Building Complex shall in no way affect this Lease or impose any liability on Landlord.

25.15      No Recording.  Except as set forth in Section 20.4(e) above, Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord.  Any such unauthorized recording shall be an Event of Default for which there shall be no cure or grace period.

25.16      Survival.  The waivers of claims or rights, the releases and the obligations of Landlord and Tenant under this Lease to indemnify, protect, defend and hold harmless any parties shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease.

25.17      No Option.  The submission of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease.  This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord’s execution of the same.

25.18      Counterparts.  This Lease may be executed in two or more duplicate originals.  Each duplicate original shall be deemed to be an original hereof.

25.19      Attachments.  The addenda, exhibits, riders and schedules set forth below shall be deemed to be a part of this Lease and are hereby incorporated herein (collectively, “Attachments”):

RIDER 1	–	ADDITIONAL PROVISIONS
EXHIBIT “A-1” through “A-8”	–	DEPICTIONS OF THE PREMISES
EXHIBIT “B-1”	–	THE TURNKEY WORK LETTER
EXHIBIT “B-2”	–	THE ALLOWANCE WORK LETTER
EXHIBIT “B-3”	–	THE TENANT STANDARDS
EXHIBIT “C”	–	PARKING RULES AND REGULATIONS
EXHIBIT “D”	–	COMMENCEMENT DATE MEMORANDUM
EXHIBIT “E”	–	JANITORIAL SPECIFICATIONS
EXHIBIT “F”	–	FORM OF SNDA
EXHIBIT “G”	–	RULES AND REGULATIONS
EXHIBIT “H-1” and “H-2”	–	DEPICTIONS OF THE TEMPORARY SPACE
EXHIBIT “I”	–	THE SIGNAGE PLAN
SCHEDULE 5.1	–	GROUND FLOOR-SPECIFIC COVENANTS

25.20      Tenant Publicly Traded.  Landlord acknowledges and agrees that, as of the Effective Date: (a) Bridgepoint is a publicly-traded company with securities registered under the Securities and Exchange Act of 1934, as amended, (b) Tenant may deem this Lease (together with its exhibits) to be a material contract that needs to be filed as an exhibit to one or more of Tenant’s public filings with the Securities and Exchange Commission (“SEC”), in which case Tenant will file this Lease (together with its exhibits) as an exhibit to one or more of Tenant’s public filings with the SEC, with such redactions of competitively sensitive information in such exhibit to the extent Tenant deems advisable and appropriate under published SEC guidance (provided that Tenant will use best efforts to obtain a grant of confidential treatment from the SEC for competitively sensitive information contained in this Lease, including any such information identified by Landlord as being competitively sensitive); and (c) the execution of this Lease by Tenant may be an event requiring disclosure under applicable SEC rules and regulations, including disclosure in a Current Report on Form 8-K.  Notwithstanding the foregoing, Tenant agrees that it shall not make any disclosure of information found in the Lease that Landlord has identified as being competitively sensitive information, without prior consultation with Landlord.

[signature pages follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

WSC 1515 ARAPAHOE INVESTORS V, L.L.C.,

a Delaware limited liability company

By:	Walton-MK Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its sole member
	By:	Walton 1515 Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its managing member
		By:	Walton REIT Holdings V, L.L.C.,
a Delaware limited liability company,
its sole member
			By:	Walton REIT V, L.L.C.,
a Delaware limited liability company,
its managing member
				By:	Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its managing member
					By:	Walton Street Managers V, L.P.,
a Delaware limited partnership,
its general partner
						By:	WSC Managers V, Inc.,
a Delaware corporation,
its general partner

							By:	/s/ Brian T. Kelly

							Name:	Brian T. Kelly

							Title:	Vice President

[Tenant’s signature page follows]

LANDLORD’S SIGNATURE PAGE

OFFICE LEASE

1515 ARAPAHOE ST.

DENVER, CO  80202

(BRIDGEPOINT EDUCATION, INC.)

TENANT (jointly and severally):

BRIDGEPOINT EDUCATION, INC.,
a Delaware corporation

By:	/s/ Andrew S. Clark
Name:	Andrew S. Clark
Title:	President and CEO

By:	/s/ Daniel J. Devine
Name:	Daniel J. Devine
Title:	Executive Vice President and CFO

ASHFORD UNIVERSITY, LLC,
an Iowa limited liability company
	By:	Bridgepoint Education, Inc.,
its Sole Member

	By:	/s/ Andrew S. Clark
	Name:	Andrew S. Clark
	Title:	President and CEO

UNIVERSITY OF THE ROCKIES, LLC,
a Colorado limited liability company
	By:	Bridgepoint Education, Inc.,
its Sole Member

	By:	/s/ Andrew S. Clark
	Name:	Andrew S. Clark
	Title:	President and CEO

NOTE:  Each Person comprising Tenant shall, pursuant to Section 25.10 of this Lease, deliver to Landlord a resolution of such Person’s board of directors (or such other evidence as is reasonably satisfactory to Landlord) evidencing that such Person, and the individual executing this Lease on behalf of such Person, is authorized to enter into, execute and deliver this Lease.

TENANT’S SIGNATURE PAGE

OFFICE LEASE

1515 ARAPAHOE ST.

DENVER, CO  80202

(BRIDGEPOINT EDUCATION, INC.)

RIDER 1

ADDITIONAL PROVISIONS

THIS RIDER 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Office Lease dated as of February 28, 2011 (the “Lease”), by and among WSC 1515 ARAPAHOE INVESTORS V, L.L.C., a Delaware limited liability company (“Landlord”) and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), ASHFORD UNIVERSITY, LLC, an Iowa limited liability company (“Ashford”) and UNIVERSITY OF THE ROCKIES, LLC, a Colorado limited liability company (“UoR” and, collectively with Bridgepoint and Ashford, “Tenant”), for the Premises described in the Lease.

26.          RIDER 1; MAJOR TENANT THRESHOLD.

26.1        Rider 1.  Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.  This Rider 1 forms a part of the Lease.  Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control.  All of the rights, options and concessions set forth in this Rider 1, if any, are personal to the Tenant first named above (together with any assignee that assumes this Lease pursuant to Permitted Transfer, collectively, “Original Tenant”), and may only be exercised and/or utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease).  All references to “Tenant” in this Rider 1 shall mean Original Tenant only.  Time is of the essence of this Rider 1.

26.2        Major Tenant Threshold.  “Major Tenant Threshold” means that (a) Tenant is leasing and occupying at least 100,000 rentable square feet of space in the Building, (b) an Event of Default is not continuing and (c) Landlord has not given more than two (2) notices of default in any 12-month period for nonpayment of monetary obligations.

27.          TEMPORARY SPACE; CONVERSION OPTION.

27.1        Lease of the Temporary Space.  Commencing on the Effective Date (the “Temporary Space Commencement Date”), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following premises (collectively, the “Temporary Space”) in the Building:

TOWER OF THE BUILDING	SUITE NUMBER(s)	RENTABLE AREA
Tower I	400	10,574
Tower I	410 & 450	7,315
Tower I	500	4,355
Tower I	575	5,600

	TOTAL:	27,844

The Temporary Space is more particularly depicted on Exhibits “H-1” and “H-2” attached to the Lease.

27.2        Condition of the Temporary Space.

(a)           Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Temporary Space or with respect to the suitability of any part of the same for the conduct of Tenant’s business.  The taking of possession of the Temporary Space by Tenant shall conclusively establish that the Temporary Space and the Building were at such time in a good and sanitary order, condition and repair acceptable to Tenant.  Subject to latent defects, Tenant shall be conclusively deemed to have accepted the Temporary Space “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Temporary Space.  Except as expressly set forth in this Rider 1, Landlord shall not have any obligation to construct or install any improvements or alterations or to pay for any such construction or installation in or on the Temporary Space.

RIDER 1 – PAGE 1

(b)           On or before the Temporary Premises Commencement Date, Landlord shall, at Landlord’s sole cost and expense, (i) cause those portions of the Temporary Premises located on the fourth (4th) floor of Tower I to be brought into White Box Condition (as defined below) and (ii) cause the following improvements to be made to Suites 500 & 575 of Tower I: Remove the furniture in Suite 500 and add a door connecting Suite 500 and 575.  As used herein, “White Box Condition” shall mean that (A) building-standard carpet, doors, entryways and lighting have been installed and (B) all electrical, HVAC and life safety systems serving the applicable portion of the Temporary Space are operable.

27.3        The Temporary Space Term.  The term of the lease of the Temporary Space (the “Temporary Space Term”) shall commence at 12:01 a.m. on the Temporary Space Commencement Date and shall terminate at 11:59 p.m. on the Temporary Space Expiration Date (as defined below), unless sooner terminated pursuant to the Lease.  As used herein, the “Temporary Space Expiration Date” shall mean the date that is thirty (30) days after Landlord has caused the Substantial Completion of the 6th Floor Tower II Premises; provided, however, in no event shall the Temporary Space Expiration Date occur prior to August 31, 2011.

27.4        Terms of Lease Apply.  Tenant’s use and occupancy of the Temporary Space shall be subject to all of the terms and conditions of the Lease as if the Temporary Space were the Premises thereunder, mutatis mutandis, except that, during the Temporary Space Term, Tenant shall have no obligation to pay Base Rent and Operating Expenses for the Temporary Space.  Tenant shall, as a condition to Tenant’s use and enjoyment of the Temporary Space pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of the Lease relating to insurance.

27.5        Option to Convert to Permanent Premises.

(a)           Grant of Option.  Subject to the terms and conditions of this Rider 1, Landlord hereby grants to Tenant a right to lease all or any portion of the Temporary Space consisting of one or more full floors of the Building (the “Conversion Option”).

(b)           Procedure for Acceptance.  If Tenant desires to exercise the Conversion Option, then, on or before July 1, 2011, Tenant shall deliver written notice to Landlord (“Conversion Notice”) of Tenant’s election to lease the Temporary Space on the Conversion Terms (as defined below).  If Tenant does not deliver the Conversion Notice on or before July 1, 2011, then the Conversion Option shall be null and void and of no further force or effect.

(c)           The Conversion Terms.  The “Conversion Terms” means, collectively, (i) the same Base Rental Rates as set forth in Section 3.1 of the Lease (including, without limitation, the Abated Rent Periods), (ii) the lease term for the Temporary Space shall be coterminous with the Lease Term, (iii) Landlord shall provide Tenant “turnkey” improvements to the Temporary Space in the same amount, per rentable square foot, actually paid or disbursed by Landlord in connection with the Landlord’s Turnkey Work and (iv) Landlord will provide the Furniture & Cabling Allowance in the amount of [***] per rentable square foot.

(d)           Other Terms and Conditions.  Except as otherwise expressly set forth in this Rider 1, Tenant shall take the Temporary Space in its “AS IS” condition, and Landlord shall have no obligation for free rent, leasehold improvements or for any other tenant inducements for the Temporary Space.

(e)           Limitations.  Tenant shall not have the right to lease the Temporary Space, if, as of the date of the attempted exercise of the Conversion Option by Tenant, or as of the scheduled date of delivery of such Temporary Space to Tenant, (a) an Event of Default is continuing or (b) Landlord has given more than two (2) notices of default in any 12-month period for nonpayment of monetary obligations.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

RIDER 1 – PAGE 2

(f)                                    Termination of Conversion Option.  The Conversion Option granted herein shall terminate as to the entire Temporary Space upon the failure by Tenant to timely exercise its Conversion Option.

(g)                                 Amendment to Lease.  If Tenant timely exercises its right to lease the Temporary Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after Tenant’s exercise thereof, execute an amendment to the Lease for such Temporary Space upon the terms and conditions as set forth in this Rider 1.

27.6                        Reimbursement Upon Waiver of Conversion Option.  If the Conversion Option is not exercised in accordance with this Rider 1, Tenant shall, within thirty (30) days after the expiration of the Temporary Premises Term, reimburse Landlord, as Additional Rent, for the actual costs and expenses that Landlord will incur in connection with restoring the Temporary Space to its condition existing prior to Landlord’s work undertaken pursuant to this Rider 1 (collectively, “Restoration Expenses”); provided, however, in no event shall the Restoration Expenses exceed [***] (based upon [***] per square foot of the 7,315 square feet of Rentable Area of the Temporary Space that Landlord has constructed in White Box Condition).

28.                               ABATED RENT; CAP ON CONTROLLABLE OPERATING EXPENSES.

28.1                        Abated Rent; Rent Credit Option.

(a)                                  So long as an Event of Default is not continuing under the Lease, Tenant’s obligation to pay Base Rent for the Premises shall be abated or partially abated, as applicable, during the following periods (each, an “Abated Rent Period,” and, collectively, the “Abated Rent Periods”):

(i)                                  Tenant’s obligation to pay Base Rent for the Premises shall be fully abated during the first twelve (12) months of the Lease Term, commencing as of the Commencement Date and ending on and including the date immediately preceding the first (1st) anniversary of the Commencement Date; and

(ii)                              Tenant’s obligation to pay Base Rent for the Premises shall be partially abated, in an aggregate amount equal to [***] per Rentable Area of the Premises, in equal monthly installments during the second twelve (12) months of the Lease Term, commencing as of the first (1st) anniversary of the Commencement Date and ending on and including the date immediately preceding the second (2nd) anniversary of the Commencement Date (the “Partially Abated Rent Period”).

(b)                                 Such abatement shall apply to Base Rent payable under the Lease during the Abated Rent Periods.  Base Rent for any calendar month in which an Abated Rent Period expires shall be prorated based upon the number of days in the applicable month, and all such Base Rent shall be due and payable for the actual days that elapse during the remainder of the month in which such Abated Rent Period expires.  If Tenant breaches the Lease at any time during the Lease Term and such breach is not cured within the applicable cure period, then the unamortized amount of Rent which would otherwise have been due and payable during the Abated Rent Periods shall immediately become due and payable by Tenant as Additional Rent.  The payment by Tenant of all abated Rent shall not limit or affect any of Landlord’s other rights and remedies under the Lease, or at law or in equity.  During the Abated Rent Periods, only Base Rent shall be abated, and all other costs and charges specified in the Lease shall remain due and payable pursuant to the Lease.  During the Partially Abated Rent Period, only the amount set forth in this Rider 1 shall be abated, and the remaining balance of Base Rent, together with all other costs and charges specified in the Lease, shall remain due and payable pursuant to the Lease.

(c)                                  At any time prior to the expiration of the Abated Rent Periods, Landlord shall have the right (the “Rent Credit Option”), but not the obligation, in lieu of the abatement of Rent set forth in this Rider 1, to disburse to Tenant, in lump sum or monthly installments, an amount equal to the Rent that would have otherwise been abated or partially abated pursuant to this Rider 1.  So long as Landlord exercises the Rent Credit Option and actually disburse said amount, (i) the abatement of Rent set forth in this Rider 1 shall be of no further force or effect and (ii) Tenant shall pay all Rent at the time and in the manner set forth in the Lease.  Tenant shall reasonably cooperate with Landlord, including reasonable

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

RIDER 1 – PAGE 3

amendments to this Lease, to permit Landlord to exercise the Rent Credit Option in a manner reasonably required by Landlord or any Superior Rights Holder; provided, however, in no event shall the exercise of the Rent Credit Option reduce the net rent concession granted to Tenant pursuant to this section of Rider 1.

28.2                        Controllable Operating Expenses.

(a)                                  Controllable Operating Expenses.  “Controllable Operating Expenses” shall mean all Operating Expenses, excepting and excluding the following: (i) Taxes; (ii) Energy Expenses, (iii) Insurance Expenses, and (iv) snow, ice and debris removal expenses.

(b)                                 Cap On Controllable Operating Expenses.  Notwithstanding anything in the Lease to the contrary, in no event shall Controllable Operating Expenses for any Lease Year during the Lease Term increase by more than six percent (6%) in excess of the Controllable Operating Expenses for the immediately preceding Lease Year, on a non-cumulative basis.

29.                               OPTION TO RENEW.

29.1                        Grant of Option.  Subject to the terms and conditions of this Rider 1, Tenant shall have two (2) options to renew the Lease for consecutive additional period of sixty (60) months each (each, a “Renewal Term,” and, collectively, the “Renewal Term”).  There shall be no additional renewal terms beyond the Renewal Terms set forth herein.  Tenant must exercise its option to extend the Lease by giving Landlord written notice (the “Option Exercise Notice”) of its election to do so no later than eighteen (18) months, and no earlier than twenty-one (21) months, prior to the expiration of the then-current Lease Term.  If Tenant fails to timely deliver the Option Exercise Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew the Lease.

29.2                        Terms and Conditions of Option.  Each Renewal Term shall be on all the terms and conditions of the Lease, except that Landlord shall have no additional obligation for free rent, leasehold improvements or for any other tenant inducements for the Renewal Term, and Base Rent and Operating Expenses shall be adjusted to Market Rent (as defined below).

29.3                        Market Rent.  “Market Rent” means the annual amount per square foot (inclusive of Operating Expenses) that a willing tenant would pay and a willing landlord would accept in arm’s length bona fide negotiations, for a renewal lease of premises of like quality, excluding the value of any improvements or additions installed at Tenant’s sole cost and expense, on the same terms and conditions in the Building Complex or in any other building in the Denver Central Business District (“CBD”) of like quality and location for the specified period of time, and upon comparable lease transactions.

29.4                        “Baseball” Arbitration.  Within thirty (30) days following Landlord’s receipt of Tenant’s Option Exercise Notice, Landlord shall initially deliver to Tenant a designation of Market Rent (“Landlord’s Market Rent Designation”) and Landlord shall furnish data in support of such designation.  Within thirty (30) days after receipt of Landlord’s Market Rent Designation, Tenant shall elect, in writing, either (i) to accept Landlord’s Designation (an “Acceptance Notice”), (ii) to withdraw the exercise of its option to renew (a “Withdrawal Notice”) or (iii) to submit the determination of market rent to “baseball” arbitration in accordance with subsections (b) through (f) below (the “Arbitration Notice”).  Tenant’s failure to timely deliver either an Acceptance Notice, a Withdrawal Notice or an Arbitration Notice shall be deemed at Tenant’s election to deliver an Arbitration Notice.  Upon the timely giving of an Acceptance Notice or an Arbitration Notice, the Lease Term shall be deemed extended without the need for further act or deed of either party.  Following Tenant’s delivery of an Arbitration Notice, Landlord and Tenant shall attempt to agree upon such Market Rent using their good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord delivery of Landlord’s Market Rent Designation (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Market Rent and such determination shall be submitted to “baseball” arbitration in accordance with subsections (b) through (f) below.

(a)                                  In the event that Landlord fails to timely generate the initial written notice of Landlord’s Market Rent Designation which triggers the negotiation period of this Section, then Tenant

RIDER 1 – PAGE 4

may commence such negotiations by providing the initial Market Rent notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the proposed Market Rent within which to accept such proposal.  In the event Landlord fails to accept in writing such Market Rent proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon Market Rent using good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Market Rent and such determination shall be submitted to arbitration in accordance with subsections (b) through (f) below.

(b)                                 Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence.  If Landlord and Tenant do not mutually agree upon the Market Rent within one (1) business day after the exchange and opening of envelopes, then, within ten (10) business days after the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the 10-year period ending on the date of such appointment in the leasing of office projects in the CBD.  Neither Landlord nor Tenant shall consult with such arbitrator, directly or indirectly, as to his or her opinion as to Market Rent prior to the appointment.  The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrator, taking into account the requirements of this Section.  Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary.  In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party, within ten (10) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Market Rent (“MR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(c)                                  The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant of such determination.

(d)                                 The decision of the arbitrator shall be binding upon Landlord and Tenant.

(e)                                  If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Denver County District Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(f)                                    The cost of arbitration shall be paid by Landlord and Tenant equally.

29.5                        Limitations; Termination of Option to Renew.  Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder.  In the event Tenant subleases fifty percent (50%) or more of the Premises (other than a Permitted Transfer), the option to renew shall be extinguished.  The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this Rider 1.  Tenant shall not have the option to renew, as provided in this Rider 1, if, as of the date of the Option Exercise Notice, or as of the scheduled commencement date of the Renewal Term, an Event of Default is continuing.

29.6                        Self-Operative; Amendment to Lease.  Notwithstanding the fact that, upon Tenant’s delivery of an Acceptance Notice or an Arbitration Notice, the renewal of the Lease Term shall be self executing, Landlord and Tenant shall, promptly following Tenant’s delivery of an Acceptance Notice or an Arbitration Notice, execute one or more amendments to the Lease reflecting such additional term.

RIDER 1 – PAGE 5

30.                               RIGHT OF FIRST OFFER.

30.1                        Grant of Right of First Offer.  Subject to the terms and conditions of this Rider 1, Landlord hereby grants to Tenant a right of first offer to lease one or more of the following full floors of the Building (individually and collectively, “Expansion Space”):

TOWER OF THE BUILDING	SUITE NUMBER	RENTABLE AREA
Tower II	500	17,506
Tower III	200	11,971
Tower III	300	16,193
Tower III	400	15,224
Tower III	500	17,159

	TOTAL:	78,053

30.2                        Subordinate to Superior Rights.  Notwithstanding the foregoing, such first offer right of Tenant shall be subject to the following existing rights of current Tenants in the Building Complex (the “Superior Expansion Space Right Holder”):

(a)                                  The right of Exclusive Resorts, LLC, together with its subtenants, successors and assigns, to occupy the Expansion Space pursuant to that certain Office Lease dated February 23, 2006, as amended.

30.3                        Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) when any Expansion Space becomes Available for Lease (as defined below), but only if the Superior Expansion Space Right Holder is not in possession such space pursuant to its existing contractual rights.  “Available for Lease” means that Landlord has legal possession of the Expansion Space and intends to market the Expansion Space to third party tenants.  Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then-available Expansion Space.  The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions upon which Landlord is willing to lease such space to Tenant (collectively, the “Economic Terms”); provided, however, if Tenant exercises its right of first offer such that Tenant is unconditionally and irrevocably committed to take occupancy of the applicable Expansion Space on or before March 31, 2013, then the Economic Terms shall (a) contain the same Base Rental Rates as set forth in Section 3.1 of the Lease (without regard to any abatement or free rent periods), (b) provide that Base Rent for the applicable Expansion Space shall be fully abated during the first three (3) months of the lease term for the Expansion Space, (c) provide that Tenant shall pay, as Additional Rent, Tenant’s pro rata share of Operating Expenses allocable to the Expansion Space in excess of the Base Year, (d) provide for a lease term for the Expansion Space that is coterminous with the Lease Term, and (e) require Landlord to provide Tenant with a Pro Rata Allowance (as defined below) to be applied toward the cost of designing and constructing real property improvements in the Expansion Space.  As used herein, a “Pro Rata Allowance” shall mean an improvement allowance not to exceed (i) the amount, per rentable square foot, actually paid or disbursed by Landlord in connection with the Landlord’s Work (exclusive of any construction management fees) plus the amount of the Furniture & Cabling Allowance multiplied by (ii) a fraction, the numerator of which is the number of months that Tenant will be leasing the Expansion Premises (exclusive of any renewal periods) and the denominator of which is one hundred twenty (120).

30.4                        Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the Expansion Space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to all or any portion of Expansion Space described in the First Offer Notice on the Economic Terms.  Tenant must elect to exercise its right of first offer, if at all, with respect to only full-floor Expansion Space offered by Landlord to Tenant in the First Offer Notice.  Tenant may elect to lease only a portion of the Expansion Space offered in the First Offer Notice provided that it is in full floor increments.  If Tenant does not so notify Landlord within the 10-business day period, then Landlord shall be free to lease and/or re-lease all or any portion of the Expansion Space from time to time to anyone to whom Landlord desires on any terms Landlord desires.

RIDER 1 – PAGE 6

30.5                        Other Terms and Conditions.  Except as otherwise expressly set forth in the First Offer Notice or this Rider 1, Tenant shall take the Expansion Space in its “AS IS” condition, and Landlord shall have no obligation for free rent, leasehold improvements or for any other tenant inducements for the First Expansion Space.  Except as otherwise expressly set forth in the First Offer Notice or this Rider 1, the term of the Lease for the applicable portion of the Expansion Space, and Tenant’s obligation to pay Rent for such Expansion Space, shall commence upon the date that is ninety (90) days after Landlord’s delivery of the Expansion Space to Tenant and shall terminate on the date set forth in the First Offer Notice.

30.6                        Limitations.  Tenant shall not have the right to lease the Expansion Space, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, an Event of Default is continuing.

30.7                        Termination of Right of First Offer.  The right of first offer granted herein shall terminate as to the entire Expansion Space upon the failure by Tenant to timely exercise its right of first offer with respect at least one floor of the Expansion Space as offered by Landlord in the First Offer Notice.

30.8                        Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after Tenant’s exercise thereof, execute an amendment to the Lease for such Expansion Space upon the terms and conditions as set forth in the First Offer Notice and this Rider 1.

31.                               RIGHT OF FIRST REFUSAL.

31.1                        Grant of Right of First Refusal.  Subject to the terms and conditions of this Rider 1, Landlord hereby grants to Tenant, during the Lease Term, a continuing and ongoing right of first refusal to lease Expansion Space.

31.2                        Subordinate to Superior Rights.  Notwithstanding the foregoing, such right of first refusal shall be subject to the occupancy rights of the Superior Expansion Space Right Holder existing prior to the execution and delivery of this Lease.

31.3                        Procedure for Offer.  If Landlord receives a bona fide written offer from an unaffiliated third party for the lease of all or any portion of the Expansion Space (each, a “Bona Fide Offer”), and Landlord is willing to accept the Bona Fide Offer, Landlord shall give Tenant written notice (the “First Refusal Notice”) of the Bona Fide Offer, but only if the Superior Expansion Space Right Holder is not in possession such space pursuant to its existing contractual rights.  Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the Expansion Space on the same terms and conditions of the Bona Fide Offer (collectively, the “Bona Fide Offer Terms”); provided, however, if Tenant exercises its right of first refusal such that Tenant is unconditionally and irrevocably committed to take occupancy of the applicable Expansion Space on or before May 1, 2015, then, notwithstanding the terms of the Bona Fide Offer, Bona Fide Offer Terms shall (a) contain the same Base Rental Rates as set forth in Section 3.1 of the Lease (without regard to any abatement or free rent periods), (b) provide that Base Rent for the applicable Expansion Space shall be fully abated during the first two (2) months of the lease term for the Expansion Space, (c) provide that Tenant shall pay, as Additional Rent, Tenant’s pro rata share of Operating Expenses allocable to the Expansion Space in excess of the Base Year, (d) provide for a lease term for the Expansion Space that is coterminous with the Lease Term, and (e) require Landlord to provide Tenant with a Pro Rata Allowance to be applied toward the cost of designing and constructing real property improvements in the Expansion Space.

31.4                        Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first refusal with respect to the Expansion Space described in the First Refusal Notice, then within ten (10) business days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire Expansion Space described in the First Refusal Notice on the Bona Fide Offer Terms.  Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the Expansion Space offered by Landlord to Tenant in the First Refusal Notice.  Tenant may not elect to lease only a portion of the Expansion Space offered in the First Refusal Notice, even if the space described in the First Refusal Notice comprises an area larger than the Expansion Space or an area that does not comprise an entire full-floor Expansion Space.  If Tenant does not so notify Landlord within the 10-business day period, then Landlord shall, subject to Section 31.7 below, be free to lease the Expansion Space substantially on the Bona Fide Offer Terms.

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31.5                        Other Terms and Conditions.  Except as otherwise expressly set forth in the First Refusal Notice or this Rider 1, Tenant shall take the Expansion Space in its “AS IS” condition, and Landlord shall have no obligation for free rent, leasehold improvements or for any other tenant inducements for the Expansion Space.  Except as otherwise expressly set forth in the First Refusal Notice or this Rider 1, the term of the Lease for the applicable portion of the Expansion Space, and Tenant’s obligation to pay Rent for such Expansion Space, shall commence upon the date that is ninety (90) days after Landlord’s delivery of the Expansion Space to Tenant and shall terminate on the date set forth in the First Refusal Notice.

31.6                        Limitations.  Tenant shall not have the right to lease the Expansion Space, if, as of the date of the attempted exercise of any right of first refusal by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, an Event of Default is continuing.

31.7                        Reinstated and Continuous Right.  Tenant’s right of first refusal shall be reinstated with respect to the space contained in the First Refusal Notice if Landlord intends to offer or accept overall economic terms that are less than ninety-five percent (95%) of the economic terms offered to Tenant in the First Refusal Notice.  In such an event, Landlord shall notify (“Reduced Terms Notice”) Tenant and such Reduced Term Notice shall set forth Landlord’s proposed economic terms and conditions upon which Landlord is willing to lease the Expansion Space to Tenant (“Reduced Economic Terms”).  If Tenant wishes to exercise its reinstated right of first refusal, Tenant shall, within three (3) business days of Tenant’s receipt of the Reduced Terms Notice, deliver written notice to Landlord of Tenant’s exercise of its right of first refusal with respect to the entire space described in the Reduced Terms Notice on the Reduced Economic Terms.  The Right of First Refusal herein shall continue and remain in effect so long as this Lease is in full force and effect, and shall apply to any future Bona Fide Offer.   All provisions of this Rider 1 shall apply, mutatis mutandis, to any reinstated right of first refusal Tenant may have.

31.8                        Amendment to Lease.  If Tenant timely exercises its right to lease the Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after Tenant’s exercise thereof, execute an amendment to the Lease for such Expansion Space upon the terms and conditions as set forth in the First Refusal Notice and this Rider 1.

32.                               LIMITED CANCELLATION OPTION.

32.1                        Grant of Option.  If, and only if, the Cancellation Condition (as defined below) is satisfied, Tenant shall have the one-time right, subject to the terms and conditions of this Rider 1, to terminate the Lease as of the Cancellation Date (as defined below).  As used herein, the “Cancellation Condition” shall mean that (a) as of the date of Tenant’s Cancellation Notice (as defined below), the Major Tenant Threshold is satisfied and Tenant is leasing and occupying at least 40,000 rentable square feet of the Expansion Space, (b) Tenant has, at least six (6) months prior to the Cancellation Exercise Deadline (as defined below), notified Landlord (“Tenant’s Expansion Inquiry”), in accordance with the notice provisions of the Lease, that Tenant desires to lease not less than 18,000 rentable square feet of space in the Building (and not more than 25% of the Rentable Area of the Premises then leased and occupied by Tenant) for a period of not less than three (3) years and (c) Landlord is unable, on or before the eighty-fourth (84th) month of the Lease Term, to accommodate Tenant’s expansion needs set forth in Tenant’s Expansion Inquiry.

32.2                        Tenant’s Cancellation Notice.  In order to exercise Tenant’s cancellation option, Tenant must give Landlord prior written notice (“Tenant’s Cancellation Notice”) of Tenant’s election to cancel the Lease at least twelve (12) months prior to the Cancellation Date (the “Cancellation Exercise Deadline”).  The election shall be irrevocable.  If Tenant fails to deliver Tenant’s Cancellation Notice on or before the Cancellation Exercise Deadline, this limited cancellation option shall be null and void and of no further force or effect.

32.3                        Cancellation Date.  Tenant may cancel the Lease only as of the last day of any month after the Cancellation Condition has been satisfied (the “Cancellation Date”); provided, however, in no event shall the Cancellation Date occur prior to the eighty-fourth (84th) month of the Lease Term.  The Cancellation Date shall be stated in Tenant’s Cancellation Notice

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32.4                        Cancellation Fee; Landlord’s Transaction Costs.  At least thirty (30) days prior to the Cancellation Date, Tenant shall pay Landlord, in good and immediately available funds, (a) the unamortized portion of Landlord’s Transaction Costs (as defined below), plus (b) three (3) months of Rent for the entire Premises then leased by Landlord (based upon the monthly Rent which would otherwise have been due during the last month of the Lease Term).  The foregoing amortizations shall be on a straight-line basis, without interest, commencing as of the expiration of the Abated Rent Periods and will be calculated as of the Cancellation Date.  As used herein, “Landlord’s Transaction Costs” shall mean, collectively, (i) the actual costs paid and/or disbursed by Landlord in connection with Landlord’s Work, (ii) any and all tenant improvement allowances actually disbursed by Landlord pursuant to the Lease (including, without limitation, any Pro Rata Allowance, (iii) any abated or “free” Rent (including, without limitation, any Rent abated during the Abated Rent Periods), (iv) any sums credited or disbursed pursuant to the Rent Credit Option (if any), and (v) the commissions actually paid to the Brokers in connection with the Lease and any subsequent amendment to the Lease.  Landlord shall, within sixty (60) days after Tenant’s written demand (but in no event earlier than December 31, 2012), deliver to Tenant the total amount of Landlord’s Transaction Costs.

32.5                        Landlord’s Rejection Rights.  Landlord may reject Tenant’s election to cancel the Lease if an Event of Default has occurred and not been cured at the time of Tenant’s Cancellation Notice or on the Cancellation Date.

32.6                        Tenant’s Cure Obligation.  If Landlord does not reject Tenant’s election to cancel the Lease, Tenant shall cure any Event of Default under the Lease that exists on or before the Cancellation Date.

32.7                        Surrender on Cancellation Date.  On or prior to the Cancellation Date, Tenant shall surrender possession of the Premises to Landlord in accordance with the provisions of the Lease, as if the Cancellation Date were the Expiration Date.

33.                               LICENSE RIGHTS; SIGNAGE; TELECOMMUNICATIONS; GENERATOR PAD.

33.1                        Grant of Signage License.

(a)                                  The Ground Level Sign License.  Subject to the terms and conditions of this Rider 1, and provided that an Event of Default is not continuing under the Lease, Landlord grants to Tenant a non-exclusive license (the “Ground Level Sign License”), for the Lease Term, for the purpose of operating, maintaining and repairing signage (collectively, the “Ground Level Signage”) on the exterior of the ground level of Tower III.

(b)                                 The Tower III Parapet Signs License.  Subject to the terms and conditions of this Rider 1, and so long as the Major Tenant Threshold is satisfied, Landlord grants to Tenant an exclusive license (the “Tower III Parapet Signs License”), for the Lease Term, for the purpose of operating, maintaining and repairing two (2) signs (collectively, the “Tower III Parapet Signage”) on portions of the Building’s exterior “eyebrow” area at the top of Tower III.

(c)                                  Options for the Tower I Parapet Signs License.

(i)                                  The “Applicable Tower I Parapet Condition” means (A) as to the Initial Tower I Parapet Signage (as defined below), Tenant is leasing and occupying, in aggregate, at least 140,000 rentable square feet in Tower II and/or Tower III and at least four (4) full floors in Tower I and (B) as to the Second Tower I Parapet Signage (as defined below), Tenant is leasing and occupying, in aggregate, at least 140,000 rentable square feet in Tower II and/or Tower III and at least seven (7) full floors in Tower I.

(ii)                              Subject to the terms and conditions of this Rider 1, and so long as the Applicable Tower I Parapet Condition is satisfied, Tenant shall have the option (the “Initial Tower I Parapet Signage Option”) to have an exclusive license (the “Initial Tower I Parapet Sign License”), for the Lease Term, for the purpose of operating, maintaining and repairing one (1) sign (the “Initial Tower I Parapet Signage”) on a portion of the Building’s exterior at the top of Tower I on the side facing Skyline Park.

(iii)                          Subject to the terms and conditions of this Rider 1, and so long as the Applicable Tower I Parapet Condition is satisfied, Tenant shall have the option (the “Second Tower I Parapet Signage Option”) to have an exclusive license (the “Second Tower I Parapet Sign License”),

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for the Lease Term, for the purpose of operating, maintaining and repairing one (1) sign (the “Second Tower I Parapet Signage,” and, together with the Initial Tower I Parapet Signage, collectively, the “Tower I Parapet Signage”) on a portion of the Building’s exterior “eyebrow” area at the top of Tower I on the side facing 15th Street.

(iv)                            Notwithstanding the foregoing, the Initial Tower I Parapet Signage Option and the Second Tower I Parapet Signage Option shall be subject to the following existing rights of current Tenants in the Building Complex:

(1)                                  The license right of Zachary Engineering Corporation f/k/a Utility Engineering Corporation (together with its successors and assigns, collectively, “Zachary”), to display one (1) exterior sign on the exterior of Tower I, as granted pursuant to that certain Office Lease dated Office Lease dated February 12, 2003 (as amended) and that certain Rooftop and Risers License Agreement dated February 12, 2003; and

(2)                                  The right of first refusal to license all exterior portions of Tower I of the Building Complex for use by MarkWest Energy Partners, L.P. (together with its successors and assigns, collectively, “MarkWest”) to display one (1) exterior sign, as granted pursuant to that certain Office Lease dated April 19, 2006, as amended.

(d)                                 Option for the Monument Sign License.  Tenant acknowledges that (a) as of the Effective Date, the Building Complex does not have a monument for signage and (b) Landlord shall have no obligation to construct or maintain a monument for signage during the Lease term.  If, and only if, Landlord constructs a monument for signage (the “Monument”), then, subject to the terms and conditions of this Rider 1, and so long as the Major Tenant Threshold is satisfied, Landlord grants to Tenant an non-exclusive license (the “Monument Sign License”), for the Lease Term, for the purpose of operating, maintaining and repairing one (1) sign bearing only Tenant’s company name or logo (the “Monument Signage”) in the most prominent location on the Monument.

(e)                                  The Signage License; The Signage.  The Ground Level License, the Tower III Parapet Signs License, and, to the extent applicable, the Initial Tower I Parapet License, the Second Tower I Parapet License and the Monument Sign License are referred to herein, collectively, as the “Signage License”.  The Ground Level Signage, the Tower III Parapet Signage, and, to the extent applicable, the Tower I Parapet Signage and the Monument Signage, together with any related equipment, conduits, cables and materials to be located on any portion of the Signage License Area (as defined below), are sometimes referred to herein, collectively, as the “Signage”.

(f)                                    Conditions and Restrictions.  The actual location, size and design of the Signage shall be in accordance with the approved signage plan(s) attached to the Lease as Exhibit “H”; provided, however, the Signage shall not include the words “Education,” “School,” “University” or any similar words or references, but may include the phrases “Ashford.edu” and/or “Rockies.edu.”

(g)                                 The Signage License Area.  The portions of the Building Complex upon which the Signage is or will be located is referred to herein collectively as the “Signage License Area.”  Landlord makes no representation or warranty as to the fitness for any purpose of the Signage License Area and shall have no liability of any kind or nature directly or indirectly arising from or related to the Signage, except to the extent caused by Landlord.

(h)                                 Restrictions on Illumination and Penetrations.  Notwithstanding anything in this Rider 1 to the contrary, in no event (a) may the Signage be illuminated (provided, however, the Tower III Parapet Signage and the Tower I Parapet Signage may be illuminated to the full extent allowable by applicable Law.) nor (b) may the Signage or the installation thereof penetrate the Building’s roof, the roof’s membrane, nor any marble or other specialty stone located in or on the Building Complex.

(i)                                     Restrictions on Tower II Parapet Signage.  So long as the Major Tenant Threshold is satisfied, Landlord shall not permit any other tenant to operate signage on any portion of the Building’s exterior at the top of Tower II.

(j)                                     Elimination of Park Central Signage.  On or before the Commencement Date, Landlord shall, at its sole cost and expense, cause to be removed from the Building Complex all references to “Park Central.”

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33.2                        Directory Board Signage.

(a)                                  Directory Board Signage.  Landlord shall provide directory board signage on the Building directory board (the “Directory Board”) located in the lobby of the Building.  Tenant shall have the right, throughout the Lease Term, to have its name located on the Directory Board (“Tenant’s Directory Board Signage”).  The Directory Board may be static or electronic.

(b)                                 Building Standard.  In order to insure the consistent quality and appearance of the Building, the style, color and items to be used in the construction and installation of Tenant’s Directory Board Signage shall be made in Landlord’s reasonable discretion.

(c)                                  Revisions.  Any necessary revision to Tenant’s Directory Board Signage will be made by Landlord, at Tenant’s sole cost and expense, within a reasonable time after written notice from Tenant of the change making the revision necessary.

33.3                        Grant of Telecommunications License.

(a)                                  The Rooftop License.  Subject to the terms and conditions of this Rider 1, and provided that an Event of Default is not continuing under the Lease, Landlord grants to Tenant a non-exclusive license (the “Rooftop License”), for the Lease Term, for the purpose of operating, maintaining and repairing not more than one (1) satellite or microwave receiving or transmitting dish, not to exceed 24” in diameter (the “Telecommunication Equipment”), on the roof of the Building.

(b)                                 The Risers License.  Subject to the terms and conditions of this Rider 1, and provided that an Event of Default is not continuing under the Lease, Landlord grants to Tenant a non-exclusive license (the “Risers License,” and, together with the Rooftop License, collectively, the “Telecommunications License”), for the Lease Term, for the purpose of installing, maintaining and operating not more than a reasonable number of cables (collectively, “Cabling”), as reasonably determined by Landlord, in and through the building risers that are directly above the Premises.

(c)                                  Tenant’s Telecommunications Property.  The Telecommunications Equipment and the Cabling, together with any related equipment, conduits, cables and materials to be located on any portion of the Telecommunications License Area (as defined below) and which are necessary to service the Telecommunications Equipment (“Related Equipment”), are sometimes collectively referred to herein collectively as “Tenant’s Telecommunications Property.”

(d)                                 The Telecommunications License Area.  The actual location of Tenant’s Telecommunications Property shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.  The portions of the Building Complex upon which Tenant’s Telecommunications Property is or will be located is referred to herein collectively as the “Telecommunications License Area.”  Landlord makes no representation or warranty as to the fitness for any purpose of the Telecommunications License Area and shall have no liability of any kind or nature directly or indirectly arising from or related to Tenant’s Telecommunications Property.

(e)                                  Other Terms and Conditions.  In no event shall Tenant penetrate the roof or the roof’s membrane in connection with the Telecommunications License.  Tenant shall have a reasonable right of access to the chases and electrical closets located in the Building for purposes of installing, repairing and maintaining the Related Equipment; provided, however, such access shall be subject to the prior reasonable approval of Landlord.  The Related Equipment to be installed in electrical closets shall not occupy more than a reasonable number of cubic inches.  The plans and specifications shall include load factors, electrical platforms leading to Tenant’s Telecommunications Property and any other specifications as Landlord may require.  Landlord may require that Tenant install screening devices and other improvements intended to visually screen Tenant’s Telecommunications Property.

33.4                        Generator License.

(a)                                  The Generator Pad License.  Subject to the terms and conditions of this Rider 1, and provided that (i) an Event of Default is not continuing under the Lease and (ii) the Major Tenant Threshold is satisfied, Landlord grants to Tenant an exclusive license (the “Generator Pad License”), for the Lease Term, to use the Building’s existing back-up generator pad located in the Parking Garage (the “Generator Pad”) for the purpose of operating, maintaining and repairing not more than one (1) back-up generator (“Tenant’s Back-Up Generator”).

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(b)                                 The Conduit License.  Subject to the terms and conditions of this Rider 1, and provided that (i) an Event of Default is not continuing under the Lease and (ii) the Major Tenant Threshold is satisfied, Landlord grants to Tenant a non-exclusive license (the “Conduit License,” and, together with the Generator Pad License, collectively, the “Generator License”), for the Lease Term, for the purpose of installing, maintaining and operating one (1) conduit line (the “Conduit”) from the Tenant’s Back-Up Generator to the Premises.

(c)                                  Tenant’s Back-Up Power Property.  Tenant’s Back-Up Generator, the Conduit and any other feeders, switchboards, appurtenances and additional equipment installed by Tenant on the Generator Pad are sometimes collectively referred to herein collectively as “Tenant’s Back-Up Power Property.”

(d)                                 The Generator License Area.  The actual location of Tenant’s Back-Up Power Property shall be determined in Landlord’s sole and absolute discretion.  The portions of the Building Complex upon which Tenant’s Back-Up Power Property is or will be located is referred to herein collectively as the “Generator License Area.”  Landlord makes no representation or warranty as to the fitness for any purpose of the Generator License Area and shall have no liability of any kind or nature directly or indirectly arising from or related to Tenant’s Back-Up Power Property or Tenant’s use of the Generator License Area.

(e)                                  Tenant’s Maintenance of the Back-Up Generator; Permits.  Commencing on the date that Tenant installs Tenant’s Back-up Generator and continuing throughout the Lease Term, Tenant shall, at Tenant’s sole cost and expense, maintain and repair Tenant’s Back-Up Power Property in good order, first-class condition and repair.  Tenant shall furnish proof of maintenance of Tenant’s Back-Up Generator to Landlord on a monthly basis.  Tenant shall, throughout the Lease Term, and at Tenant’s sole cost and expense, obtain each and every permit required in connection with Tenant’s use of the Generator License, including approvals of any applicable governmental authority, and deliver said permits and approvals to Landlord.

(f)                                    Other Terms and Conditions.  Landlord may require that Tenant install screening devices and other improvements intended to visually screen Tenant’s Back-Up Power Property.

33.5                        Tenant’s License Property; The License Areas.  The Signage, Tenant’s Telecommunications Property and Tenant’s Back-Up Power Property are referred to herein, collectively, as “Tenant’s License Property.” The Signage License Area, the Telecommunications License Area and the Generator License Area are referred to herein, collectively, as the “License Areas.”  The Signage License, the Telecommunications License and the Generator License are referred to herein, individually, as a “License,” and, collectively, as the “Licenses.”

33.6                        Installation; Aesthetics.  Tenant shall cause the installation of Tenant’s License Property by a contractor reasonably approved by Landlord.  All installation expenses shall be at Tenant’s sole cost and expense.  Prior to commencing the installation of any of Tenant’s License Property, Tenant shall submit plans and specifications to Landlord for review and reasonable approval.  The plans and specifications shall include any other specifications as Landlord may reasonably require.  Tenant agrees that Landlord may require certain aesthetic specifications concerning the appearance of Tenant’s License Property, which specifications shall be in the reasonable discretion of Landlord.

33.7                        Permits; Compliance with Laws.  Prior to commencing the installation of Tenant’s License Property, Tenant shall, at Tenant’s sole cost and expense, obtain each and every permit required in connection with Tenant’s License Property, including approvals of any applicable governmental authority, and deliver said permits and approvals to Landlord; provided, however, Landlord shall, at no cost to Landlord, use reasonable efforts to assist Tenant in obtaining the necessary permits and approvals.  Landlord makes no representations or warranties with respect to zoning or any other approvals.  If Tenant cannot obtain such necessary permits or such permits affect the Project in any way by means of additional unreasonable requirements, then the applicable License shall be deemed null and void and of no further force and effect, unless Landlord in writing waives the conditions set forth herein.  Tenant, at Tenant’s sole cost and expense, agrees to keep, maintain and operate Tenant’s License Property in accordance with all applicable Laws or other requirements of any kind or nature of any governmental or quasi-governmental authority or the requirements of Landlord’s insurance underwriters.

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33.8        Repair and Maintenance of Tenant’s License Property.  Tenant agrees that it shall keep and maintain Tenant’s License Property in good condition and repair, at Tenant’s sole cost and expense, in such a manner so as not to conflict or interfere with the use of other facilities installed in the Project and consistent with first-class office buildings in the CBD.

33.9        Alterations.  Tenant shall not make any alterations, improvements or additions to Tenant’s License Property or the License Areas without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

33.10      Insurance.  Tenant shall, at Tenant’s sole cost and expense, insure Tenant’s License Property in accordance with Section 12 of the Lease.

33.11      Removal.  Upon the expiration or earlier termination of the Lease, Tenant’s License Property shall be removed by Tenant at its expense, using a contractor reasonably approved by Landlord, and Tenant shall restore that portion of the Building Complex used by Tenant (including, without limitation, the License Areas) to its prior condition, reasonable wear and tear excepted.  If Tenant fails to timely restore the Building Complex, Tenant shall reimburse Landlord for the costs of repair of any damage to the Building Complex caused by the removal of Tenant’s License Property and Landlord’s reasonable restoration costs.

33.12      Repair and Maintenance of the License Areas.  Tenant hereby acknowledges and agrees that Landlord may from time to time inspect, repair, replace or maintain the License Areas or parts thereof, or install additional improvements or fixtures on the License Areas.  To the extent that Tenant’s License Property needs to be dismantled, relocated, repaired or replaced in conjunction with such repairs, Landlord shall have no liability in connection therewith, including, without limitation, any interruption of availability of the License Areas; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with, or disruption of, Tenant’s License Property.  Landlord shall be responsible for any damage to Tenant’s License Property incurred in connection with such roof inspection, repair, replacement or maintenance.

34.          TOWER NAMING RIGHTS.

34.1        Tower III Naming Rights.  Subject to the terms and conditions of this Rider 1, and so long as the Major Tenant Threshold is satisfied, Tenant shall have the right to rename Tower III to “Bridgepoint Plaza”.

34.2        Tower I Naming Rights.  Subject to the terms and conditions of this Rider 1, and so long as Tenant is leasing and occupying, in aggregate, at least 140,000 rentable square feet in Tower II and/or Tower III and at least seven (7) full floors in Tower I (collectively, the “Tower I Naming Condition”), Tenant shall have the right to rename Tower I to “Bridgepoint Plaza”.  So long as the Tower I Naming Condition is not being achieved, Landlord shall have the right to name or rename Tower I; provided, however, Landlord shall not grant any naming rights for Tower I to any third party unless such grant (a) is expressly subject and subordinate to Tenant’s naming rights set forth in this Rider 1 and (b) permits Tenant to exercise Tenant’s naming rights set forth in this Rider 1 if and when the Tower I Naming Condition is achieved.

34.3        Conditions and Restrictions.  Notwithstanding anything in the Lease or this Rider 1 to the contrary, the name or names selected by Tenant for Tower III or Tower I, as applicable (collectively, the “Marks”) (a) shall be exclusively owned by, or registered trademarks of, Tenant or its Affiliates, (b) shall not include “Education,” “School,” “University” or any similar name or reference, but may include the phrases “Ashford.edu” and/or “Rockies.edu,” and (c) shall be subject to Landlord’s prior written approval, which approval may be withheld in Landlord’s reasonable discretion.

34.4        Trademark License.  Tenant shall, as a condition to the exercise of any naming rights set forth in this Rider 1, enter into a Trademark License Agreement with Landlord, in a form reasonably acceptable to Landlord (“Trademark License Agreement”), whereby Tenant shall, inter alia, (a) represent and warrant to Landlord that Tenant is the exclusive owner of all right, title and interest in and to the Marks and (b) grant Landlord and each tenant or other occupant of the Building, at no cost, a license to use the Marks solely in connection with the identification of Tower III or Tower I, as applicable,  including in the leasing, operation and management of the Building Complex.

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34.5        Restrictions on Tower II Naming Rights.  So long as the Major Tenant Threshold is satisfied, Landlord shall not permit any other tenant to name or rename Tower II.

34.6        Failure of Applicable Thresholds.

(a)           For such time as the Major Tenant Threshold is no longer satisfied, (i) Tenant’s naming rights for Tower III shall be of no further force or effect, (ii) Landlord and other tenants and occupants of the Building Complex may, subject to the terms and conditions of the Trademark License Agreement, continue to use the Marks in connection with the identification of Tower III,  including in the leasing, operation and management of the Building Complex and (iii) Landlord shall be free to permit any other tenant to name or rename Tower II .

(b)           If following Tenant’s election to rename Tower I, the Tower I Naming Condition is no longer satisfied, (i) Tenant’s naming rights for Tower I shall be of no further force or effect and (ii) Landlord and other tenants and occupants of the Building Complex may, subject to the terms and conditions of the Trademark License Agreement, continue to use the Marks in connection with the identification of Tower I,  including in the leasing, operation and management of the Building Complex.

[The remainder of this page intentionally left blank]

RIDER 1 – PAGE 14

EXHIBIT “A-1”

DEPICTIONS OF THE PREMISES

(Tower III, Suite 100)

\

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-1” – PAGE 1

EXHIBIT “A-2”

DEPICTIONS OF THE PREMISES

(Towers II & III, Suite 600)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[continued on following page]

EXHIBIT “A-2” – PAGE 1

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[continued on following page]

EXHIBIT “A-2” – PAGE 2

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-2” – PAGE 3

EXHIBIT “A-3”

DEPICTIONS OF THE PREMISES

(Tower II, Suite 700)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[continued on following page]

EXHIBIT “A-3” – PAGE 1

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-3” – PAGE 2

EXHIBIT “A-4”

DEPICTIONS OF THE PREMISES

(Tower III, Suite 700)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-4” – PAGE 1

EXHIBIT “A-5”

DEPICTIONS OF THE PREMISES

(Tower III, Suite 800)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-5” – PAGE 1

EXHIBIT “A-6”

DEPICTIONS OF THE PREMISES

(Tower III, Suite 900)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-6” – PAGE 1

EXHIBIT “A-7”

DEPICTIONS OF THE PREMISES

(Tower III, Suite 1000)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-7” – PAGE 1

EXHIBIT “A-8”

DEPICTIONS OF THE PREMISES

(Tower III, Suite 1100)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[continued on following page]

EXHIBIT “A-8” – PAGE 1

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Premises]

[The remainder of this page intentionally left blank]

EXHIBIT “A-8” – PAGE 2

EXHIBIT “B-1”

THE TURNKEY WORK LETTER

EXECUTION COPY

TURNKEY WORK LETTER

THIS TURNKEY WORK LETTER (this “Turnkey Work Letter”) is attached to and a part of that certain Office Lease dated February 28, 2011 (the “Lease”), by and among WSC 1515 ARAPAHOE INVESTORS V, L.L.C., a Delaware limited liability company (“Landlord”) and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), ASHFORD UNIVERSITY, LLC, an Iowa limited liability company (“Ashford”) and UNIVERSITY OF THE ROCKIES, LLC, a Colorado limited liability company (“UoR” and, collectively with Bridgepoint and Ashford, “Tenant”).

SECTION 1
DEFINED TERMS

Capitalized terms used in this Turnkey Work Letter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.  For purposes of this Turnkey Work Letter the following capitalized terms have the following meanings:

(a)          “Turnkey Plans” means, collectively, those certain space plans dated February 1, 8, 11 and 17, 2011, prepared by Kieding Office Architects, bearing Project Name “Bridgepoint Education” and attached to the Lease as Exhibits “A-1” through “A-8”, inclusive, which are hereby incorporated by reference, and which are the final product of the preliminary space planning and which (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the Effective Date of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (ii) comply with all Law as applicable and as interpreted at the time of construction of Landlord’s Turnkey Work, including all building codes and the ADA;

(b)          “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the Contractor (as defined below), all of which shall conform, in all material respects, to the Turnkey Plans; and

(c)           “Tenant Standards” means those certain Standard Operating Procedures last revised on January 7, 2011, prepared by Tenant, and attached to the Lease as Exhibits “B-3”, which are hereby incorporated by reference.

SECTION 2
CONSTRUCTION DRAWINGS

2.1          The Construction Drawings.  Landlord, through its architects and/or space planners (“Landlord’s Architect”), shall prepare the Construction Drawings, as they may be modified as provided herein, in accordance with the Turnkey Plans.

2.2          Tenant’s Obligations.  Tenant shall be responsible for the suitability for Tenant’s needs and business of the design and function of all Tenant Improvements.  Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall approve such matters, within the times described below:

(a)          to provide, no later than February 15, 2011, all information necessary or appropriate for Landlord’s Architect to prepare the Construction Drawings;

(b)          Tenant’s written approval of the Construction Drawings within five (5) business days after Tenant’s receipt of the proposed Construction Drawings, which approval shall not be unreasonably withheld so long as the Construction Drawings conform, in all material respects, to the Turnkey Plans.  Tenant’s failure to respond within the said 5-business day period shall be deemed as Tenant’s approval.

EXHIBIT “B-1” – PAGE 1

SECTION 3
CONSTRUCTION; CONTRACTOR

3.1          Competitive Bidding; Selection of Contractor.  Landlord shall (a) obtain not less than three (3) competitive bids for Landlord’s Turnkey Work and (b) promptly provide to Tenant copies of each of the bids.  Tenant and Landlord shall thereafter jointly select the contractor; provided, however, in the event that Landlord and Tenant are unable to agree upon the contractor, Landlord’s selection shall control.  The contractor selected by Tenant and Landlord is referred to herein as the “Contractor.”

3.2          Construction of the Turnkey Work.  Landlord, through the Contractor, shall, at Landlord’s sole cost and expense (except as otherwise expressly set forth in this Turnkey Work Letter), complete the construction of Landlord’s Turnkey Work in a good and workmanlike manner.

3.3          Building Standard.  Landlord’s Turnkey Work shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not substantially vary from the Construction Drawings or materially interfere with the permitted use of the Premises.  The style, color and items to be used in the construction and installation of Landlord’s Turnkey Work shall be in accordance with the Turnkey Plans and the Tenant Standards.  In the event of any conflict between the Turnkey Plans and the Tenant Standards, the Turnkey Plans shall control.

3.4          Limitations of Landlord’s Obligations.

(a)          In no event shall Landlord’s Turnkey Work include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

(b)          Upon Substantial Completion of Landlord’s Turnkey Work, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in Landlord’s Turnkey Work, except to complete the punchlist of Landlord’s Turnkey Work remaining to be completed or correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof, as provided in the Lease.

SECTION 4
CHANGE ORDERS

If Tenant shall request any change, addition or alteration in the approved Construction Drawings (each, a “Change Order”), Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a Change Order in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order (“Excess Costs”), which excess costs shall include a construction management fee payable to Landlord for its coordination and review of the Change Order in an amount equal to 2% of the hard construction costs of the Change Order, and (c) the time delay expected because of such requested Change Order.  Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate.  If Tenant approves such written estimate, Tenant shall, within three (3) business days thereafter, provide Landlord with a good check made payable to the order of Landlord in the amount of the Excess Costs, and the foregoing shall constitute Landlord’s authorization to proceed.  If such written authorization is not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.  Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any costs in excess of the Excess Costs paid by Tenant which were incurred or otherwise paid by Landlord in completing the Change Order.

SECTION 5
PUNCH LIST; WARRANTY

5.1          Punch List Items.  Within ten (10) business days after substantial completion of Landlord’s Turnkey Work, Tenant and Landlord shall (a) make an inspection of the Premises, and (b) together prepare in writing a “punch list” of errors (if any) and omissions (if any) in the construction of Landlord’s

EXHIBIT “B-1” – PAGE 2

Turnkey Work known to exist (collectively, “Punch List Items”).  Upon receipt of the Punch List Items, Landlord shall promptly correct (or cause the Contractor to correct) such errors and omissions.  The existence of the punch list (and completion of the Punch List Items thereon) shall not delay the Commencement Date and shall not affect Tenant’s obligation to occupy the Premises and to pay Rent in accordance with the provisions of the Lease.  Landlord shall use commercially reasonable efforts to complete Punch List Items as soon as practicable, but in any event within thirty (30) days after its receipt of such list from Tenant, except for long lead-time items which Landlord or Contractor has to re-order.

5.2          Construction Contract Warranty.  Landlord shall cause the Contractor to provide a customary warranty that Landlord’s Turnkey Work shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and to agree to be responsible for the replacement or repair, without additional charge, of Landlord’s Turnkey Work that shall become defective in workmanship or materials within one (1) year after the Commencement Date.

SECTION 6
TENANT DELAY

6.1          Definition.  “Tenant Delay” means any event or occurrence which delays the Substantial Completion of Landlord’s Turnkey Work, including, without limitation, any of the following:

(a)          Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(b)          Change Orders;

(c)           failure to timely pay for Excess Costs;

(d)          the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises;

(e)           failure to perform or comply with any obligation or condition binding upon Tenant pursuant to this Turnkey Work Letter; or

(f)            delays in obtaining a certificate of occupancy, temporary certificate of occupancy, or other appropriate sign-off (each, a “C/O”) permitting occupancy of any portion of the Premises for the conduct of Tenant’s business by the local building authority, by reason of Tenant’s failure to complete the installation of any Personal Property (including, without limitation, Tenant’s workstations) that is required in order to obtain a C/O for any portion of the Premises.

6.2          Tenant Delay.  If the Substantial Completion of Landlord’s Turnkey Work is actually and directly delayed due to Tenant Delay, then Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials, and the provisions of Section 2.4 of the Lease shall apply.  Notwithstanding anything to the contrary contained in the Lease or this Turnkey Work Letter, a delay shall not be deemed a “Tenant Delay” unless Landlord shall provide written notice (each, a “Tenant Delay Notice”) to Tenant identifying the nature of a matter which could become a Tenant Delay, and which Tenant does not cure within two (2) business days after such Tenant Delay Notice.

SECTION 7
GENERAL PROVISIONS

7.1          Tenant Representative.  Tenant has designated Heather Leslie of CB Richard Ellis as its sole representative with respect to the matters set forth in this Turnkey Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Turnkey Work Letter, until further written notice to Landlord.

7.2          Landlord’s Representative.  Landlord has designated Jodi Prentice of Means-Knaus Partners as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Turnkey Work Letter.

EXHIBIT “B-1” – PAGE 3

7.3          Force and Effect.  The terms and conditions of this Turnkey Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease.  Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease.  Should any inconsistency arise between this Turnkey Work Letter and the Lease as to the specific matters which are the subject of this Turnkey Work Letter, the terms and conditions of this Turnkey Work Letter shall control.

[signature page follows]

EXHIBIT “B-1” – PAGE 4

IN WITNESS WHEREOF, Landlord and Tenant have executed this Turnkey Work Letter as of the Effective Date of the Lease.

LANDLORD:

WSC 1515 ARAPAHOE INVESTORS V, L.L.C.,

a Delaware limited liability company

By:	Walton-MK Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its sole member
	By:	Walton 1515 Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its managing member
		By:	Walton REIT Holdings V, L.L.C.,
a Delaware limited liability company,
its sole member
			By:	Walton REIT V, L.L.C.,
a Delaware limited liability company,
its managing member
				By:	Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its managing member
					By:	Walton Street Managers V, L.P.,
a Delaware limited partnership,
its general partner
						By:	WSC Managers V, Inc.,
a Delaware corporation,
its general partner

By:

Name:

Title:

[Tenant’s signature page follows]

LANDLORD’S SIGNATURE PAGE

TURNKEY WORK LETTER

1515 ARAPAHOE ST.

DENVER, CO  80202

(BRIDGEPOINT EDUCATION, INC.)

TENANT (jointly and severally):

BRIDGEPOINT EDUCATION, INC.,

a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

ASHFORD UNIVERSITY, LLC,

an Iowa limited liability company

By:	Bridgepoint Education, Inc.,
its Sole Member

By:

Name:

Title:

UNIVERSITY OF THE ROCKIES, LLC,

a Colorado limited liability company

By:	Bridgepoint Education, Inc.,
its Sole Member

By:

Name:

Title:

TENANT’S SIGNATURE PAGE

TURNKEY WORK LETTER

1515 ARAPAHOE ST.

DENVER, CO  80202

(BRIDGEPOINT EDUCATION, INC.)

EXHIBIT “B-2”

THE ALLOWANCE WORK LETTER

EXECUTION COPY

ALLOWANCE WORK LETTER

THIS ALLOWANCE WORK LETTER (this “Allowance Work Letter”) is attached to and a part of that certain Office Lease dated February 28, 2011 (the “Lease”), by and among WSC 1515 ARAPAHOE INVESTORS V, L.L.C., a Delaware limited liability company (“Landlord”) and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), ASHFORD UNIVERSITY, LLC, an Iowa limited liability company (“Ashford”) and UNIVERSITY OF THE ROCKIES, LLC, a Colorado limited liability company (“UoR” and, collectively with Bridgepoint and Ashford, “Tenant”).

SECTION 1
DEFINED TERMS

Capitalized terms used in this Allowance Work Letter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation.  For purposes of this Allowance Work Letter the following capitalized terms have the following meanings:

(a)                                 “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Ground Floor Premises which are the final product of the preliminary space planning and which (a) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Ground Floor Premises as of the Effective Date of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (b) comply with all Law as applicable and as interpreted at the time of construction of Landlord’s Ground Floor Work, including all building codes and the ADA;

(b)                                 “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Ground Floor Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the Contractor (as defined below), all of which shall conform, in all material respects, to the Design Documents; and

(c)                                  “Tenant Standards” means those certain Standard Operating Procedures last revised on January 7, 2011, prepared by Tenant, and attached to the Lease as Exhibits “B-3”, which are hereby incorporated by reference.

SECTION 2
CONSTRUCTION DRAWINGS

2.1                               The Construction Drawings.  Landlord, through its architects and/or space planners (“Landlord’s Architect”), shall prepare the Construction Drawings, as they may be modified as provided herein, in accordance with the Design Documents.

2.2                               Tenant’s Obligations.  Tenant shall be responsible for the suitability for Tenant’s needs and business of the design and function of all Landlord’s Ground Floor Work.  Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below, and Tenant shall approve such matters, within the times described below:

(a)                                 to provide all information necessary or appropriate for Landlord’s Architect to prepare the Design Documents;

(b)                                 Tenant’s written approval of the Design Documents within ten (10) business days after Tenant’s receipt of the proposed Design Documents;

(c)                                  Tenant’s written approval of a nonbinding preliminary estimate (“Landlord’s Preliminary Estimate”) provided by Landlord of the cost of Landlord’s Ground Floor Work shown on the Design Documents within five (5) business days after receipt of such estimate; and

EXHIBIT “B-2” – PAGE 1

(d)                                 Tenant’s written approval of the Construction Drawings within three (3) business days after Tenant’s receipt of the proposed Construction Drawings, which approval shall not be unreasonably withheld so long as the Construction Drawings conform, in all material respects, to the Design Documents.

Tenant’s failure to respond within any period set forth in this Section 2.2 shall be deemed as Tenant’s approval.

SECTION 3
CONSTRUCTION; CONTRACTOR

3.1                               Competitive Bidding; Selection of Contractor.  Landlord shall (a) obtain not less than three (3) competitive bids for Landlord’s Ground Floor Work and (b) promptly provide to Tenant copies of each of the bids.  Tenant and Landlord shall thereafter jointly select the contractor; provided, however, in the event that Landlord and Tenant are unable to agree upon the contractor, Landlord’s selection shall control.  The contractor selected by Tenant and Landlord is referred to herein as the “Contractor.”

3.2                               Construction of Landlord’s Ground Floor Work.  Landlord, through the Contractor, shall complete the construction of Landlord’s Ground Floor Work in a good and workmanlike manner.

3.3                               Ground Floor Allowance.  Notwithstanding the foregoing, in no event shall Landlord be obligated to expend, pay or otherwise make disbursements necessary to complete Landlord’s Ground Floor Work in a total amount which exceeds the Ground Floor Allowance

3.4                               Building Standard.  Landlord’s Ground Floor Work shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with the permitted use of the Ground Floor Premises.  The style, color and items to be used in the construction and installation Landlord’s Ground Floor Work shall be in accordance with the Design Documents and the Tenant Standards.  In the event of any conflict between the Design Documents and the Tenant Standards, the Design Documents shall control

3.5                               Tenant Improvement Costs.  The cost of Landlord’s Ground Floor Work (“Tenant Improvement Costs”) to be paid by Landlord from, but not in excess of, the Ground Floor Allowance shall include:

(a)                                 The costs of Landlord’s Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Constructions Drawings, and engineering costs associated with completion of any required energy utilization calculations provided that Landlord’s costs incurred in connection with the initial “test fit” shall not be included;

(b)                                 All costs of obtaining from the City of Denver and any other governmental authority, approvals, building permits and occupancy permits, if any;

(c)                                  All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d)                                 All direct and indirect costs of procuring, installing and constructing the Landlord’s Ground Floor Work, including, without limitation: (i) the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by the Contractor in connection with construction of the Landlord’s Ground Floor Work; (ii) the cost of any services or utilities made available by Landlord; and (iii) a construction management fee payable to Landlord for its coordination and review of the Landlord’s Ground Floor Work in an amount equal to three and one-half percent (3.5%) of the hard construction costs of the Landlord’s Ground Floor Work;

(e)                                  Without limiting the generality of the foregoing, the Tenant Improvement Costs include all costs of designing, procuring, constructing and installing Landlord’s Ground Floor Work in compliance with Law as applicable and as interpreted at the time of construction of the Landlord’s Ground Floor Work, including all building codes and the ADA;

(f)                                    All fees payable to Landlord’s architectural and engineering firm if it is required by Tenant to redesign any portion of the Landlord’s Ground Floor Work following Tenant’s approval of the Construction Drawings, and all costs in connection with any approved Change Order in accordance with the provisions of this Allowance Work Letter; and

(g)                                 Sales and Use Tax.

EXHIBIT “B-2” - PAGE 2

3.6                               Limitations of Landlord’s Obligations; Excess Allowance.

(a)                                 In no event shall Landlord’s Ground Floor Work include (i) any costs of procuring or installing in the Ground Floor Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or other personal property (“Personal Property”) to be used in the Ground Floor Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Ground Floor Premises.

(b)                                 Upon Substantial Completion of Landlord’s Ground Floor Work, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in Landlord’s Ground Floor Work, except to complete the punchlist of Landlord’s Ground Floor Work remaining to be completed or correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof, as provided in the Lease.

(c)                                  If the Ground Floor Allowance exceeds the Tenant Improvement Costs (if any, “Excess Allowance”), then Landlord shall retain such Excess Allowance and shall have no obligation or liability to Tenant with respect to such Excess Allowance.

SECTION 4
EXCESS COSTS; CHANGE ORDERS

4.1                               Excess Costs.  As soon as reasonably available after completion and approval by both parties of the Construction Drawings, Landlord shall notify Tenant in writing (such notification shall be referred to as “Landlord’s Cost Statement”) of the costs, if any, of the Landlord’s Ground Floor Work in excess of the Ground Floor Allowance (collectively, “Excess Costs”).  Within five (5) business days after receipt of Landlord’s Cost Statement, Tenant shall, in writing, give Landlord authorization to complete the Landlord’s Ground Floor Work in accordance with the Construction Drawings, and to the extent that there remain any Excess Costs, Tenant shall within three (3) business days thereafter, provide Landlord with a good check made payable to the order of Landlord in the amount of the Excess Costs authorized by Tenant.  In such authorization, Tenant may, pursuant to the provisions of this Work Letter, request a Change Order (defined below) to the approved Construction Drawings to reduce or delete all or part of such Excess Costs.  If such written authorization and check (if applicable) are not received by Landlord, Landlord shall not be obligated to commence work on the Ground Floor Premises.

4.2                               Change Orders.  If Tenant shall request any change, addition or alteration in the approved Construction Drawings (each, a “Change Order”), Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a Change Order in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order (“Change Order Costs”), and (c) the time delay expected because of such requested Change Order.  Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate.  If Tenant approves such written estimate, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the Change Order Costs, and the foregoing shall constitute Landlord’s authorization to proceed.  If such written authorization and Change Order Costs are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith.  Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any costs in excess of the Change Order Costs paid by Tenant which were incurred or otherwise paid by Landlord in completing the Change Order.

EXHIBIT “B-2” – PAGE 3

SECTION 5
PUNCH LIST; WARRANTY

5.1                               Punch List Items.  Within ten (10) business days after substantial completion of Landlord’s Ground Floor Work, Tenant and Landlord shall (a) make an inspection of the Ground Floor Premises, and (b) together prepare in writing a “punch list” of errors (if any) and omissions (if any) in the construction of Landlord’s Ground Floor Work known to exist (collectively, “Punch List Items”).  Upon receipt of the Punch List Items, Landlord shall promptly correct (or cause the Contractor to correct) such errors and omissions.  The existence of the punch list (and completion of the Punch List Items thereon) shall not delay the Commencement Date and shall not affect Tenant’s obligation to occupy the Ground Floor Premises and to pay Rent in accordance with the provisions of the Lease.  Landlord shall use commercially reasonable efforts to complete Punch List Items as soon as practicable, but in any event within thirty (30) days after its receipt of such list from Tenant, except for long lead-time items which Landlord or Contractor has to re-order.

5.2                               Construction Contract Warranty.  Landlord shall cause the Contractor, as a Tenant Improvement Cost, to provide a customary warranty that Landlord’s Ground Floor Work shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof, and to agree to be responsible for the replacement or repair, without additional charge, of Landlord’s Ground Floor Work that shall become defective in workmanship or materials within one (1) year after the Commencement Date.

SECTION 6
[INTENTIONALLY DELETED]

SECTION 7
GENERAL PROVISIONS

7.1                               Tenant Representative.  Tenant has designated Heather Leslie of CB Richard Ellis as its sole representative with respect to the matters set forth in this Allowance Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Allowance Work Letter, until further written notice to Landlord.

7.2                               Landlord’s Representative.  Landlord has designated Jodi Prentice of Means-Knaus Partners as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Allowance Work Letter.

7.3                               Force and Effect.  The terms and conditions of this Allowance Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease.  Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease.  Should any inconsistency arise between this Allowance Work Letter and the Lease as to the specific matters which are the subject of this Allowance Work Letter, the terms and conditions of this Allowance Work Letter shall control.

[signature page follows]

EXHIBIT “B-2” – PAGE 4

IN WITNESS WHEREOF, Landlord and Tenant have executed this Allowance Work Letter as of the Effective Date of the Lease.

LANDLORD:

WSC 1515 ARAPAHOE INVESTORS V, L.L.C.,

a Delaware limited liability company

By:	Walton-MK Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its sole member
	By:	Walton 1515 Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its managing member
		By:	Walton REIT Holdings V, L.L.C.,
a Delaware limited liability company,
its sole member
			By:	Walton REIT V, L.L.C.,
a Delaware limited liability company,
its managing member
				By:	Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its managing member
					By:	Walton Street Managers V, L.P.,
a Delaware limited partnership,
its general partner
						By:	WSC Managers V, Inc.,
a Delaware corporation,
its general partner

By:

Name:

Title:

[Tenant’s signature page follows]

LANDLORD’S SIGNATURE PAGE

ALLOWANCE WORK LETTER

1515 ARAPAHOE ST.

DENVER, CO  80202

(BRIDGEPOINT EDUCATION, INC.)

TENANT (jointly and severally):

BRIDGEPOINT EDUCATION, INC.,

a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

ASHFORD UNIVERSITY, LLC,
an Iowa limited liability company

By:	Bridgepoint Education, Inc.,
its Sole Member

By:

Name:

Title:

UNIVERSITY OF THE ROCKIES, LLC,
a Colorado limited liability company

By:	Bridgepoint Education, Inc.,
its Sole Member

By:

Name:

Title:

TENANT’S SIGNATURE PAGE

ALLOWANCE WORK LETTER

1515 ARAPAHOE ST.

DENVER, CO  80202

(BRIDGEPOINT EDUCATION, INC.)

EXHIBIT “B-3”

THE TENANT STANDARDS

[Those certain Standard Operating Procedures last revised on January 7, 2011, prepared by Tenant, attached]

Standard Operating Procedures	100-96.XX Revised: 7 January 2011

[Building Standards SOP]

Contents

1. Purpose	2

2. Policy	2

3. Construction & Finish Standards	2

3.1 Section 1: ConstructionStandards	2

3.1 Section 2: Finishes and Materials	2

EXHIBIT “B-3” – PAGE 1

1. Purpose	The Facilities Department is dedicated to providing an aesthetically pleasing and functional environment for all employees.

To ensure consistency in corporate aesthetics, this Building Standards reference manual was created to set forth company policy regarding building materials and construction standards.

2. Policy	The buildings standards reference manual demonstrates BPE’s common building and construction practices as well as BPE’s standards regarding finishes and materials.

The buildings standards reference manual offers a flexible approach to ensuring BPE’s corporate aesthetic is implemented. It is not uncommon for manufacturers to discontinue products or material finishes listed in Section 2, or that a better, more cost effective product to become available. In this situation, the Interior Design Department will find an appropriate alternate.

By following the Buildings Standards reference manual, alternate finishes may be implemented as long as they reflect BPE’s corporate aesthetic. This continuity is assured by requiring all finishes to be approved by the BPE Interior Design Department.

3. Procedure	Building Standards are divided into 2 sections:

Section 1- Construction Standards will illustrate minimum quality construction standards. This section will cover General Requirements per building as well as a more detailed approach into each construction discipline.

Section 2- Finishes and Materials will list the most common finishes and materials used between buildings.

EXHIBIT “B-3” – PAGE 2

3.1 Section 1 Construction

Standards- General Notes

GENERAL NOTES PER BUILDING

I.                 OVERALL REQUIREMENTS PER BUILDING/FLOOR (Based on 20,000-25,000 floor plate size)

A.                         Two wellness rooms with cabinet, sink and under-counter fridge. Fridge by BPE.

B.                           One Leadership Room with specialty lighting, AV requirements, ceiling and feature wall design.

C.                           Rubber base throughout, (U.O.N.)

D.                          “Canyon walls” at offices with wall mounted light fixture behind each reveal: Lightolier wall sconce: Architectural Decorative Soli 48024ALU (Corporate and Executive floors only).

E.                            Insulation in interior partitions (R-11 Batt type fiberglass insulation between studs in partition cavity Thermal or Sound).

F.                            Butt glazed clerestory windows at every private office with aluminum frames (vs. sidelights). The window with frame is 24”H x 62”L (just glass is 20”H x 58”L)

G.                           Hard-lid soffit around core on all floors.

H.                          VCT tile in storage and support rooms (SDT in MDF and IDF rooms).

I.                               One core drill or wall J-box per 5-6 Herman Miller Vivo workstations.

J.                              Mud ring to pull phone and data lines. Data/conduit wiring by BPE vendor. Coring by electrician.

K.                          Specialty Vinyl in Biz Hubs.

L.                            Tenant to approve zoning plan of HVAC system.

M.                       Two feature walls with approximately 125-130 sf of specialty material per floor selected by BPE.

N.                          Card readers at all entry points, storage rooms, locations by BPE.

O.                          Standard Private Office size — (150-170 sf)

P.                            Two storage rooms per floor — 150-170 s.f. each

Q.                          3-5 storage rooms per Corporate floor — 125-150 sf each

R.                           (1) IDF room per floor and (1) MDF per building. Rooms must include 24/7 air with humidity control, UPS, cabling and power.

S.                            IDF’s: One per floor (stacked if possible), as close to the center of the building as possible. To be provided by Building Technology Services (BTS). Optional: Energen or equivalent fire suppression system.

T.                           MDF’s: MDF: On one of the middle floors, as close as possible to the center of the floor, A/C with humidity control, power outlets from A & B UPS,  Energen or equivalent fire suppression system, sf and power requirements to be provided by BTS

U.                          See supplemental drawings for general overall requirements.

**Formal request documents will be provided by BTS (IT).

EXHIBIT “B-3” – PAGE 3

BIZ HUBS/COPY ROOMS

I.                               Two “Biz Hub/copy rooms” with sink and plumbing for coffee machine.

a)              (1) approx. 220-250 sf and (1) approx. 450-480 sf

II.                           Dedicated power outlet in Biz Hubs for copier, fridge and microwaves where noted

III.                       Surface mounted ice machine for 11th floor Corporate BizHubs/Copy rooms

IV.                       Plastic laminate cabinets and specialty vinyl flooring. Copy rooms: VCT-3, 4, 5 and 6). Flooring pattern to be approved by BPE.

V.                           Hafele pulls for upper and lower cabinetry: Hafele, 115.70.002.

VI.                       Every floor requires a storage room attached to BizHub.

VII.                   Water line and electrical outlet for water filtration system .

CONFERENCE ROOMS

I.                               Recessed projection units & screens in every conference room. BPE to provide unit and installation labor, LL to provide wiring, enclosure, etc. (See BTS’s SOP for standard requirements)

II.                           Two conference rooms per floor to accommodate 18-20 employees.

III.                       Two floor core locations per conference room for table AV and power.

IV.                       Broadloom carpet with inset at all conference rooms. (CPT 6 & CPT 7 for Admissions floors/CPT 8 and CPT 9for Corporate floors).

V.                           Dual fabric shades with blackout-housed in the pocket. Motorized shades in all conference rooms.

VI.                       Specialty lighting at dropped hard lid soffit & cove. All dimmable and controlled by Lutron Grafik Eye-Series 3000.

VII.                   Hard lid detail to extend/drop down to adjacent wall to create a feature in each conference room.

VIII.               J-box at one conference room wall for AV and power.

ELEVATOR LOBBIES

I.                               Upgraded flooring materials

A.                Admission Floor (CPT1, CPT2 and CPT4)

B.                  Corporate Floor (CPT4 and CPT5)

II.                           Wood or stainless steel base.

III.                       Wood paneling and back painted glass on elevator lobby walls.

A.                5/8” Wood Paneling — Sapele to match control sample

B.                  5/8” Wood Paneling  - Light Beech to match existing

EXHIBIT “B-3” – PAGE 4

C.                  1/4” Laminated Field Glass to match control sample “Moneta Gold”

IV.                       Herculite glass doors with ladder pulls at Corporate floors only.

V.                           Hard lid ceiling w/soffit detail with specialty lighting “Focal Point” 4”x5’ Recessed Linear flush lens fluorescent with electronic ballast — Avenue B #FAVB-FL-1T5HO-1C-277-S-F Soffit details require cove lighting (LED preferred)

TRAINING ROOMS

I.                               Five to six 900-1000 sf training rooms with seating capacity for up to 30 people.

II.                           Teacher’s desk with moveable podium. Podium to hold AV rack. Rack by BPE.

III.                       Six floor cores to accommodate power, data and/or AV requirements.

IV.                       Two recessed Auto Tension Da-Lite 106” screen with ceiling mounted LCD projector with lift. Tenant to provide unit and installation labor, LL to provide wiring, enclosure, etc. (See BTS’s SOP for standard requirements).

V.                           Egan (or Equal) wall-track system with tackboard and whiteboard at each training room.  If alternate is submitted, BPE must approve.

VI.                       One 150 sf storage room per 3 training rooms.

VII.                   Sound system with ceiling speakers.

VIII.               Standard carpet. Pattern to be designed by BPE.

LEADERSHIP ROOM

IX.                      Four 5500 Lumin projectors with lifts and four 16X9 Tension Screen 119”

X.                          FSR floor boxes to accommodate power, data and/or AV requirements.

XI.                      Sound system with ceiling speakers.

XII.                  AMX Ni4100 touch panel. Provide j-box for power and AV requirements.

XIII.              Lutron lighting control.

XIV.              Two ceiling mounted plasma screens (confidence monitors).

XV.                  Kitchen in Leadership Room with one linen closet 10’ W x 3’ D

XVI.              Floating feature wall at front of room with specialty finishes such as Modular Arts. Interlamm, 3Form or equal. See elevation below for overall concept of feature wall. Wall to be illuminates by specialty lighting.

EXHIBIT “B-3” – PAGE 5

XVII.          Specialty ceiling treatment (higher NRC rated acoustical tile ceiling system with lighting).

XVIII.      Provide one Catering kitchen adjacent to Leadership Room with similar specs as in Biz Hub. Add floor drain for ice machine Manitowoc B420/B422 ice bin.

INTERIOR PARTITIONS

I.                      DEMISING PARTITIONS

J.                          3 5/8” x 25 min. gauge metal studs @ 16” on center.

K.                      5/8” gypsum wallboard one layer each side of studs.

L.                        From floor slab to underside of concrete and metal deck floor/roof structure.

M.                   Two rows of continuous acoustical sealant — top and bottom racks.

N.                      R-8 Batt type fiberglass insulation between studs in partition cavity.

O.                      Partition taped smooth and sanded to level 4 finish to receive paint or wall covering.

P.                        Fire caulk @ partition and metal deck as required by City of San Diego.

Q.                      Provide minimum opening above ceiling as required for return air, with sound boots.

R.                       Provide diagonal bracing at staggered as required by code.

S.                        No back-to-back electric or data outlets.

T.                       Provide screw-on corner beads at all corners.

II.                  ONE-HOUR WALL

J.                          Same as demising partition with fire dampers as required for penetrations and return air.

Type X 5/8” wallboard shall be fire taped where fire ratings are required.

III.              TYPICAL INTERIOR PARTITION

J.                          3 5/8” — 25 gauge metal studs 24” on center maximum terminating at twelve (12) inches above suspended ceiling (20 gauge when supporting wall mounted cabinets or equipment). Extend to underside of concrete at Executive offices only.

K.                      5/8” Gypsum wallboards one layer each side of studs.

L.                        Intended for 9’-0” ceiling height (U.O.N.).

M.                   Provide diagonal bracing per code.

N.                      R-8 Batt type fiberglass insulation between studs in partition cavity.

O.                      Partition taped smooth and sanded to level 4 finish to receive paint or wall covering.

EXHIBIT “B-3” – PAGE 6

P.                        Provide screw-on corner beads at all corners.

Q.                      No back-to-back electric or data outlets.

IV.             PERIMETER DRYWALL (where required)

J.                          5/8” gypsum wallboard, one layer on existing framing per plans. Batt insulation to remain.

K.                      Height — floor slab to 12” above ceiling, where occurs. Extend to underside of concrete at Executive offices only.

L.                        Provide seal with caulk between gypsum board and window mullion if it is required.

M.                   Gypsum wallboard taped smooth and sanded to level 4 finish to receive paint or wall covering.

N.                      Provide screw-on corner beads at all corners.

V.                 COLUMN FURRING

J.                          5/8” gypsum wallboard, one layer on 2 ½” 25 gauge studs.

K.                      Height — floor slab to 12” above ceiling grid or to the deck above. Extend to underside of concrete at Executive offices only.

L.                        Gypsum wallboard taped smooth and sanded to level 4 finish to receive paint or wall covering.

M.                   Provide screw-on corner beads at all corners.

VI.             GLASS PARTITION & CLERESTORY WINDOWS

J.                          1” W x ¾” H continuous, satin chrome finish aluminum “U” channel, top anchored to grid every 24” and anchored directly to slab at bottom. Allow for floor deflection in sizing glass. Clear silicone caulk typical head and sill condition provide neoprene setting blocks. 3/8” clear tempered glass, butt-joined, polished edges.

K.                      Clerestory windows at each office with satin chrome frame.
The window with frame is 24”H x 62”L (just glass is 20”H x 58”L)

DOORS, FRAMES, HARDWARE AND INTERIOR WINDOWS

I.                      WOOD DOORS

A.                     Tenant Entry  and Interior Door:

A.	Manufacturer:	Marshfield or Equal
B.	Species:	Clear Maple. Finish to be approved by Interior Design Department
C.	Cut:	Quartered
D.	Finish:	Clear finish: 0-95

EXHIBIT “B-3” – PAGE 7

E.	Note:	Solid core 3’-0” x 8’-0” x 1 ¾” doors. Doors shall match existing core doors in finish, material and appearance. Undercut doors ½” and finish all edges including top and bottom
F.	Rating:	20-minute/per code
G.	Location:	Tenant Entry door at 1-Hour Corridor

II.                  DOOR FRAMES

J.                          60 Minute Frame

A.	Manufacturer:	Dual Lock
B.	Product:	Avalon Phoenix
C.	Finish:	Powder clear
D.	Label:	60-minute
E.	Location:	1-Hour Stair enclosure, 1-Hour Passageway and Enclosure

K.                      20 Minute Frame

A.	Manufacturer:	Dual Lock
B.	Product:	Avalon Eagle
C.	Finish:	Powder Clear
D.	Label:	20-minute
E.	Location:	1-Hour Corridor

L.                        Non-Rated Frame

A.	Manufacturer:	Dual Lock
B.	Product:	Avalon Eagle
C.	Finish:	Powder Clear
D.	Label:	Non-rated
E.	Location:	Interior Tenant Doors

III.              DOOR HARDWARE

J.	Single Tenant Entry Door at 1-Hour Passageway and 1-Hour Corridor:

Qty.	Subtype	Item Description
4 pr	Hinge	Ives, 3CB1 4. 5 x 4.5 NRP, 630
1	Office lockset	Falcon, LM521-DG, 626 less cylinder with Schlage Mortise cylinder 30-008 by Falcon cam, Keyway: “Everest” C.
1	Closer	Door-o-Matic, SC81FC-DS, 689

EXHIBIT “B-3” – PAGE 8

	K.	Double Tenant Entry Doors

		Qty.	Subtype	Item Description
		8 pr	Hinge	Ives, 3CB1 4. 5 x 4.5 NRP, 630
		1	Office Lockset	Falcon, LM521-DG, 626 less cylinder with Schlage Mortise cylinder 30-008 by Falcon cam, Keyway: “Everest” C.
		1 set	Auto Flush Bolts	Ives, FB31P, 630
		1	Dust Proof Strike	Ives, DP1, 626
		2	Floor Stop	Ives, FS441, 626
		2	Closers	Door-o-Matic, SC81FC-DS, 689
		1	Coordinator	Ives, COR52-FL20 w/ MB, 628
		1	Astragal	PEMKO, 355CS (Cut for Flush Bolts Face).

	L.	Single Tenant Doors (non-rated)

		Qty.	Subtype	Item Description
		4 pr	Hinge	Ives, 3CB1 4. 5 x 4 NRP, 652
		1	Latch set	Schlage, L9010 93A, 626

IV.	INTERIOR WINDOWS

	J.	Clerestory windows at each private office with ¼” thick clear tempered glass double glazing with ½” sealed air gap for acoustical value with anodized aluminum finish frame.

SUSPENDED ACOUSTICAL CEILING

I.	Corridor Suspended Ceiling System (intended to match existing, verify):

	A.	Product:		Armstrong, Cirrus 2’x2’ with beveled tegular edge. Grid: Superfine XL 9/16” exposed tee system

	B.	Dimension:		24” x 24”

	C.	Color:		Matte white

	D.	Note:		Steel T-bar grid system with wire suspension and seismic bracing per code.

	E.	Location:		Typical U. N.O.

	F.	Mounting Ht:		9”-0” above finished floor (match existing), unless noted otherwise.

II.	Floating Hard Lids - All conference rooms and building core with a level 4 finish and flat finish paint and LED cove lighting.

EXHIBIT "B-3" – PAGE 9

CABINETS

I.

High-pressure plastic laminate top and backsplash (Wilsonart, Nevamar or Formica) on 1-1/2” thick MDF substrate.  All exposed sides and fronts of cabinets to be high-pressure plastic laminate on ¾”  MDF substrate.  Interior cabinet & adjustable shelves to be low pressure laminate (Black Melamine) on ¾” MDF substrate.  All edge banding to be 1mm PVC with color to match adjacent.

II.	Hardware:

	J.	Door and drawer pulls: Hafele 115.70.003

	K.	No Blum box hardware

WINDOW COVERINGS

I.	Exterior Window Covering @ private offices and open office: Fabric shade

	A.	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave

	B.	Color:	1011 Porcelain

	C.	Opening:	3%

II.	Exterior Window Covering @ conference rooms: Fabric shade

	J.	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave with Blackout

	K.	Color:	1011 Porcelain

	L.	Opening:	3%

FIRE/LIFE/SAFETY

I.	Fire Sprinkler Heads

	A.	Sprinklers shall be U.L. listed, factory approved and provided in accordance with Uniform Fire Code requirements as enforced by the local jurisdiction.

	B.	Heads to be white pendant pop-down reliable, model G-1 concealed automatic sprinkler head.

	C.	Location of sprinkler heads to be approved by the architect. Sprinkler heads shall be located in the center of ceiling tile

	D.	All final sprinkler locations to be approved by Client.

II.	Smoke Detector

	J.	Smoke detectors shall be U.L. Listed and Factory approved. Manufacturer make and model shall match detectors currently installed.
	K.	Install where applicable per code, location to be approved by Architect and Client.

III.	Exit Signs

	J.	Manufacturer: Lithonia Lighting, edge lit exits, recessed ceiling mounted LED housing, green letters on a clear panel background or equivalent.

EXHIBIT "B-3" – PAGE 10

IV.	Fire Extinguisher and Cabinet

	J.	Manufacturer:	J.L. Industries

	K.	Cabinet:	Ambassador #1017-V-10,

	L.	Options:	FE Letters in Red or FE Letters Vertical on Glass

	M.	Extinguisher:	2A10BC

	N.	Note:	Paint cabinet to match adjacent wall location of cabinets per plan.

HEATING, VENTILATION, AIR CONDITIONING, & PLUMBING

A.

Scope of Work: The contractor shall provide all required labor, materials, equipment and contractor’s services necessary for complete and safe installation of Heating, Ventilating, Air Conditioning (HVAC), Plumbing, and Fire Protection Work in conformity with requirements of all Authorities having jurisdiction. The consulting engineer shall prepare documents, including any Colorado or Denver mandates for calcualations.

	B.	The building HVAC system shall be capable of supporting the final occupancy load that is contemplated on Lessee’s furniture plan as well as for lessee’s future occupancy load projections.

	C.	The Architect and Engineering Consultants shall design the HVAC system as required for a complete operating system to meet the following criteria:

1.     Zone temperatures shall maintain between 70 °F and 75 °F for outside design conditions as indicated below.

2.     Provide fresh air ventilation to meet ASHRAE requirements as well as any local or state codes.

3.     Outside Design conditions shall be indicated in the ASHRAE latest fundamentals “Weather Data” for the city with the closest proximity to this facility utilizing the following frequency levels: Winter: 99% design dry-bulb/ Summer: 1% design dry-bulb and 2.5% wet-bulb

D.	Plans shall indicate locations of all units, ductwork, VAV boxes, and supply and return diffusers and grilles, controls, and exhaust fans.

E.

After completion of all HVAC work, the contractor is to perform commissioning of the entire system servicing Lessee’s space in accordance with ASHRAE and NEBB standards.  Each piece of equipment shall be checked for proper installation and operation.  The Contractor shall balance all systems and provide Lessee’s Project Director with a copy of the balancing report indicating the system is within 10% of design.

F.	Provide space temperature control during the period Lessee’s move in furniture and fixtures.

G.	DO not locate any HVAC equipment or units above the ceiling of the Server Room(s) other than

EXHIBIT "B-3" – PAGE 11

those specifically designed to serve that space.

	H.	Provide a one (1) year warranty and complete maintenance for one (1) year including all parts and labor on all HVAC equipment.

II.

The basic installation for tenant suite shall include complete heating, ventilating, and air conditioning systems, outside air distribution, and relief air distribution for a typical standard office environment during normal office hours.  The T.I. contractor shall furnish and install all materials and equipment necessary to provide complete and operational air conditioning systems in the tenant space, including but not limited to the following:

A.

Diffusers core shall have curved, adjustable blades, and shall be capable of delivering 1-way, 2-way, 3-way, or 4-way horizontal ceiling patterns and shall be adjustable to obtain a downward airflow pattern. Diffuser must have high anti-smudge characteristics with center aspiration.

	B.	Material shall be steel. Finish shall be standard white baked enamel.

C.

Perforated ceiling diffusers shall be tested in accordance with ANSI/ASHRAE Standard 70-1991. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 comparison method.

	D.	Ductwork:

1.

Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels shall be fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specification A-653.  Zinc-coating shall be of the “commercial” class.

a.

Insulated low-pressure flexible duct shall be a factory fabricated assembly consisting of a zinc-coated spring steel helix, non-perforated inner liner consisting of a zinc-coated wrapped with a nominal 1½” thick fiberglass insulation. The assembly shall be sheathed in vapor barrier jacket. The composite assembly, including insulation and vapor barrier, shall meet the Class 1 requirements of flame spread of 25 or less, smoke developed of 50 or less as set forth in NFPA Bulletin 90-A and be labeled by Underwriters’ Laboratories, Inc.

b.

Flexible ducts shall be installed in a fully extended condition free of sags and kinks, using only the minimum length required to make the connection. Where horizontal support is required, flexible duct shall be suspended on 36” centers with a minimum of ¾” wide flat banding material. All joints and connections shall be made in accordance with the recommendations of Underwriters’ Laboratories, Inc. for jointing material. Connections to rigid sheet metal shall be made with minimum ½”‘ wide collar positively clamped and secured with screws or other approved fastening.

EXHIBIT "B-3" – PAGE 12

			c.	Flexible ducts shall be supported with 2” wide, 28-gage steel collar attached to the structure with an approved duct hanger. Installation shall minimize sharp radius turns or offsets.

			d.	Maximum length of flexible duct shall be 8’ 0”.

			e.	Water source heat pump supply and return air plenums shall be sized to deliver airflow at a maximum velocity of 1000 ft/min.

2.

Ductwork fabrication and installation shall conform to the recommendation of the latest edition of the Duct Construction Standards Metal and Flexible as published by the Sheet Metal and Air Conditioning Contractors National Association, Inc. (SMACCNA).

		3.	Ductwork Insulation

			a.	Install thermal insulation on clean, dry surfaces after testing, inspection, and approval in strict accordance with the manufacturers’ recommendations.

b.

Insulate all concealed supply and return air ducts with flexible glass fiber insulation with factory applied reinforced foil-kraft facing. Manville R-series, Microlite, or approved equal. Thickness shall be lined with 1½” minimum thickness, density 1.0 pcf. Insulation seams shall be taped.

E.		HVAC Units

1.

WSHP: Carrier standard efficiency model 50RHC(12.0 EER Minimum) or approved equal, suspended above ceiling with horizontal inlet and discharge, with factory autoflow control hose kit, overflow condensate switch, and solenoid shut-off valves. Solenoid valve shall be Belimo or owner approval equal and shall be fully compatible with the building automation system (BAS).

		2.	Size and location per mechanical engineering plans.

	F.	Testing & Balancing

1.

At the completion of each tenant improvement, an independent test and balance agency, certified by AABC or NEBB, shall provide a complete test and balance document verifying that the specified performance is being achieved.

	G.	Structural Calculations

		1.	Where it is required by code, mechanical units shall require structural engineering calculations for city approval.

CABLING

I.	Scope of Work: The contractor shall provide all requirements as specified below to accommodate

EXHIBIT "B-3" – PAGE 13

cabling for Owner’s selected vendor.

II.	Each Workstation shall receive:

	A.	(2) Category 5e, 4 pair cables
	B.	(1) 1 ¼” conduit required for every four workstations

III.	Each Reception Desk shall receive:

	J.	(2) Category 5e, 4 pair cables
	K.	(1) ¾” conduit required for desk

IV.	Each Office shall receive:

	J.	Two locations, as specified on plan, each with (2) Category 5e, 4 pair cables
	K.	(1) 1 ¾” conduit stub from box to ceiling

V.	Each Reception/Waiting Area shall receive:

	J.	(2) Category 5e, 4 pair cables
	K.	(1) ¾” conduit required for specified location

VI.	Each Conference Room shall receive:

	J.	(4) Category 5e, 4 pair cable within each table floor box (quantity of table floor boxes determined by table size and usage).
	K.	(1) 1” conduit stub for each table floor box

VII.	Each Bizhub shall receive:

	J.	(2) Category 5e, 4 pair cables behind the actual printer
	K.	(1) ¾” conduit stub from box and standard height to ceiling
	L.	(2) Category 5e, 4 pair cables required for single gang cut in box for “Equitrac” card reader installed at 43” high. (Printer location determined during planning phase)
	M.	(1) ¾” conduit stub for gang box to ceiling required for “Equitrac”.

VIII.	Each IDF and MDF shall receive the following equipment:

	J.	45 Cisco 3750 switches
	K.	(2) Cisco 4506 switches
	L.	(50) WAPS
	M.	(2) Cisco 5508 WLAN controllers
	N.	Servers and storage for DNS,DHCP,DC.
	O.	ACS software
	P.	See supplemental documents for overall requirements for IDF rooms

***Formal request documents will be submitted by BTS (IT)

AUDIO VISUAL REQUIREMENTS

I.	Scope of Work: The contractor shall provide all requirements as specified below to accommodate audio visual requirements listed below:

II.	Medium Conference Room (12-15 employees):

	A.	(1) 84” Da-Lite Tensioned Advantage Electrol Screen
	B.	(1) LCD Projector Ceiling Mount w/lift — motorized

EXHIBIT "B-3" – PAGE 14

	C.	(1) MLC Control — Extron 104 IP Plus
	D.	Ceiling speakers
	E.	VGA w/audio at Table 192 interface
	F.	House PC 109 Interface
	G.	Data/Power and Analog phone line at conf. table
	H.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)

III.	Large Conference Room (18-20 employees):

	A.	(1) 100” Da-Lite Tensioned Advantage Electrol Screen
	B.	(1) LCD Projector Ceiling Mount w/lift — motorized
	C.	(1) MLC Control — Extron 104 IP Plus
	D.	Ceiling speakers
	E.	VGA w/audio at Table 192 interface
	F.	House PC 109 Interface
	G.	Data/Power and Analog phone line at conf. table
	H.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)

IV.	Video Conference Room (18-20 employees):

	A.	(1) 100” Da-Lite Tensioned Advantage Electrol Screen
	B.	(1) LCD Projector Ceiling Mount w/lift — motorized
	C.	(1) AMX Ni3100 Touch Panel w/wm docking station
	D.	Ceiling speakers
	E.	VGA w/audio at Table 192 interface
	F.	House PC 109 Interface
	G.	Data/Power and Analog phone line at conf. table
	H.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)
	I.	HD Codec
	J.	Wall mounted Polycom HDX EagleEye Camera
	K.	Hard wired for video conferencing
	L.	Audio Processor and MX396 Shure table mics
	M.	Switcher for router

PLUMBING

V.

Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor’s services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The contractor or consulting engineer shall prepare documents as necessary for permit and construction.

EXHIBIT "B-3" – PAGE 15

VI.     Plumbing Biz Hub Sink and Faucet

A.        Faucet: Elkay, LK4162, ADA, Single Lever Faucet w/swing spout.

B.        Single Sink: Elkay, LRAD1722, Single Bowl 17”x 22”

C.        Double Sink: Elkay, LRAD3319, Double Bowl, 33”x22”

VII.   Tenant suite shall be provided with individual, electric, instantaneous-type hot water heaters.

ELECTRICAL

A.       Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor’s services necessary for complete and safe installation of Heating, Ventilating, Air Conditioning (HVAC), Plumbing, and Fire Protection Work in conformity with requirements of all Authorities have jurisdiction. Provide all emergency lighting, exit signs, fire alarm speakers, strobes, etc., as required by local and state building codes and in compliance with the American with Disabilities Act (ADA), local and state accessibility requirements and NFPA.  All emergency and egress lighting shall be on the emergency power system where applicable or have emergency battery power.

B.        The following shall be the minimum number of outlets provided for each work area, unless otherwise noted.

A.          Workstations: (2) duplexes- 1 for convenience and 1 for PC

B.           Private Office: (3) duplexes- 2 for convenience and 1 for PC

C.           Exec. Office: (4) duplexes- 3 for convenience and 1 for PC

D.          Corridors/Open Areas: 120 V duplex to accommodate cleaning service equipment so cleaners can reach all areas utilizing a 50’ cord.

C.        Electrical stub outs for Exterior Signage.

VIII.  Standard tenant light fixture:

A.       2x2 Recessed Indirect with 2 lamps

Fixture - Lithonia — 2AVG 317 MDR MVOLT GEB10RS

Lamp - Sylvania - Octron XPS F017/835XPS/ECO

Ballast - Sylvania - Prostart PSX QTP 3x32T8/UNV PSX

B.        2x4 Single Recessed Indirect with 2 lamps

Fixture — Lithonia — 2AVG 232 MDR MVOLT GEB10RS

Lamp -  Sylvania - Octron XPS F032/835XPS/ECO

Ballast - Sylvania - Prostart PSX QTP 3x32T8/UNV PSX

C.        6” Recessed Downlight

Fixture — Calculite Compact Fluorescent open downlight 8051

Lamp - Sylvania - CF32DT/E/IN/EOL ECO

Ballast - QTP2x26CF/UNV

D.        Linear downlights

Fixture  — Focal Point, Avenue B, MR16

Location — Conference rooms

EXHIBIT "B-3" – PAGE 16

E.        Linear downlights

Fixture - Focal Point, Avenue B, Flush lens

Location — Biz Hubs/Elevator Lobbies

F.        Controls

All fixtures inside conference rooms dimmed and controlled by Lutron’s Grafik Eye 3000 series control that is interfaces with AV and motorized shades.

IX.    Wall switches and receptacles:  Leviton, Decora Series, color: white

EXTERIOR SIGNAGE

A.    Building design to accommodate all necessary access points, structural supports and electrical infrastructure to allow industry standard installation practices.

B.    BPE requires that exterior signage be the maximum allowed by the City and County of Denver Zoning Department and appropriate sign code.

C.    BPE requires exterior building signs on every qualifying elevation and high rise signage when available by code.

D.    BPE requires building entrance identification. All sign types must be maximum height, square footage and quantities allowed by code. In all sign types internal illumination is required unless prohibited by code.

SECURITY

I.       Scope of Work:  The contractor shall provide all requirements as specified below to accommodate Owner’s  security system, card readers, cameras, sensors (compatible with Brivo & Tagmaster), electronic locking hardware and DVR equipment, including but not limited to the following:

II.      General Assembly Space - First Floor

J.         20+ doors with badge readers, sensors and electronic latching equipment

K.       Elevators with badge readers and cable runs

L.        20+ Cameras for entry, IDF, Fitness, Cafeteria, Corridors, Mailroom, etc.

III.     Admission Space —with balcony space

J.         10+ doors with badge readers, sensors and electronic latching equipment

K.       8-10 Cameras for entry and IDF

IV.     Admission Space — without balcony space

J.         5+ doors with badge readers, sensors and electronic latching equipment

K.       5+ cameras for entry and IDF

V.      Corporate Space

J.         10+ doors with badge readers, sensors and electronic latching equipment

K.        5+ cameras for entry and IDF

VI.     General Specifications:

J.         (1) UPS for DVRs

K.       Prox Point Plus reader specified for Executive Floors or when flush plated readers are required

EXHIBIT "B-3" – PAGE 17

L.        Thinline II reader (standard)

M.      Schlage Hardware Trim style #17with #626 Satin Chromium Plated finish

N.       (1) conduit and j-box required per electronic latching door hardware

O.       Cores between floors, as well as, sleeves through firewalls for cable runs and connections.

3.2 Section 2 Finishes and Materials

FLOOR COVERING

Product	Manufacturer	Pattern-Color	Remarks
Carpet Tile CPT1 CPT2 CPT3 CPT4 CPT5	Mohawk Lees Lees Lees Lees Karastan	Custom Jacket (light)50001-B7012 Custom Jacket (dark) 50311-C0573 Custom Jacket (Dark w/red stripe) (#50311-C0980) Red Custom — GT012-402 (Color: Dolman) Karastan “Symphonic Pulse” Color: #371 Suite	34oz carpet tiles. ¼ turn installation U.O.N.

Broadloom carpet CPT 6 CPT7 CPT 8 CPT9	Mohawk-Lees (Border Carpet) Atlas Carpet Mills (Inset Carpet) Mohawk-Karastan (Border Carpet) Mohawk-Karastan (Inset Carpet)	Truth In Color — GL-020, 534 Coffee Bean Contempo — CT08 Honey Nut Groovin — DC084, 898 Penny Loafers Enlightened Modular DT136 Color: 1291 Organic	34oz carpet rolls Conference rooms only. Border carpet with a different pattern for inset under conference table.

Ceramic/Porcelain tile and stone F1 F2 F3	Dal-Tile Dal-Tile Dal-Tile Quarry Tile	#P690 #P687 #0T08 Sahara Sand	Through color. Cafeteria stone

EXHIBIT "B-3" – PAGE 18

VCT VCT1 VCT2	Mannington Commercial	#183 Prairie Sand #219 Toffee		Storage Rooms

VCT3 VCT4 VCT5 VCT6	Mannington Commercial	Create, Toffee 100, Diamonds Create, Sierra 104, Circles Create, Corrugated 105, Rectangles Create, Gold Rush 108, Rectangles		Lunch Room/Biz Hubs *Pattern to include: -30% Diamonds and Circles -70% Rectangles

VCT-SDT	Armstrong	Imperial Texture, Standard Excellon		IDF, MDF

Rubber base RB1 RB2 RB3 RB4	Johnsonite Johnsonite Roppe Burke	#45 Sandalwood #120 Silk #631 Sahara #201 Chocolate		Throughout UON Continuous Roll

MILLWORK

High pressure plastic laminate PL1 PL2 PL3 PL4	Formica Formica Nevamar Nevamar	#7813-SP Cardboardz Solid #3698-58 Beluga Beige #WZ0028PV Kona Blend #3698-58 Beluga Beige		Millwork c-tops and faces UON Cabinets C-tops/backsplash Cabinets C-top/backsplash

Quartz counter tops	Caesar stone or equal	TBD		For reception desk counter tops

Hardware pulls	Hafele 115.70.003	Satin nickel Horizontal install on drawers Vertical install on doors		Use on all cabinet doors and drawers

PAINT

Interior paint P1 P2 P3 P4 P5 P6	Sherwin Williams	Dover White Latte Eaglet Beige Compatible Cream Hopsack Buff	#SW 6385 #SW 6108 #SW 7573 #SW 6387 #SW 6109 #SW 7683	Eggshell/Loglow throughout UON

EXHIBIT "B-3" – PAGE 19

P7 P8 P9	Frazee	Sable Meadowlark Lava Cake	#SW 6083 #SW 7522 CLC 1289N

FEATURE WALLS

Specialty finish product	3form/Moz Metal or equal	TBD		2 feature walls per floor. Design should be different at each floor as specified by Design Department.

SUPPLEMENTAL BTS (IT) REQUIREMENTS

EXHIBIT "B-3" – PAGE 20

EXHIBIT "B-3" – PAGE 21

EXHIBIT "B-3" – PAGE 22

EXHIBIT "B-3" – PAGE 23

EXHIBIT “C”

PARKING RULES AND REGULATIONS

1.              Landlord reserves the right to designate all surface parking area and all covered parking area within the Parking Garage (excluding only Tenant’s reserved parking stalls, if any) as reserved parking stalls for other occupants of the Building Complex.  Tenant agrees that, except as specifically provided to the contrary in the Lease, Landlord may from time to time and at any time impose charges for parking at or about the Building Complex.

2.              Tenant and its Responsible Parties shall not park any vehicle in any stall designated for the exclusive use of any other person and Tenant further agrees to employ reasonable measures to assure that its Responsible Parties do not park in any such stall.  Tenant shall furnish Landlord with a list of Tenant’s and its Responsible Parties’ vehicle license numbers upon request by Landlord and thereafter notify Landlord of any change in such list within five (5) days after such change occurs.  Tenant agrees to assume responsibility for compliance by its Responsible Parties with all Parking Rules and Regulations and for all Claims (including the loss of parking entrance key-cards, if any) and other damages caused by Tenant or its Responsible Parties occurring during or relating to any use of the Building Complex’s parking facilities.  In addition to all other remedies available to Landlord under the Lease, at law or in equity, in the event any of Tenant’s Responsible Parties park in violation of the Parking Rules and Regulations, Landlord may charge Tenant a reasonable “violation fee” therefor set by Landlord from time to time.  Landlord’s current violation fee is Thirty Dollars ($30) per automobile for each day or partial day each such vehicle is so parked in violation of the Parking Rules and Regulations.  Tenant hereby authorizes Landlord to tow away from the Building Complex or attach violation stickers, devices or notices to any vehicle belonging to Tenant or its Responsible Parties which Landlord in good faith determines is parked in violation of the Parking Rules and Regulations.  All costs of any such towing or violation device and all applicable violation fees shall be payable by Tenant immediately upon demand by Landlord and, at Landlord’s option, such payment may be required prior to the release of the towed vehicle to its owner.

3.              A condition of any parking shall be compliance by the vehicle operator with all Parking Rules and Regulations, including displaying any sticker or complying with any other identification system from time to time established by Landlord or the Building Complex’s parking operator.  Landlord expressly reserves the right to refuse to permit any person or vehicle in violation of the Parking Rules and Regulations to enter or remain in the parking areas of the Building Complex and to demand return therefrom of all parking stickers or other identification supplied by Landlord and Tenant hereby agrees to assist Landlord in enforcing all Parking Rules and Regulations.

4.              In the event any surcharge, regulatory fee or parking tax is at any time (even at a time when no parking charges are otherwise due under Paragraph 1 above) imposed by any governmental authority, Tenant shall pay all such amounts applicable to Tenant’s parking privileges hereunder to Landlord either in advance on the first day of each calendar month concurrently with its Base Rent payment or as otherwise billed from time to time by Landlord.

[current parking rules attached]

EXHIBIT “C” – PAGE 1

CURRENT PARKING RULES

1.              Cars must be parked entirely within painted stall lines.

2.              All directional signs and arrows must be observed.

3.              All posted speed limits for the parking areas shall be observed.  If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.              Parking is prohibited:

(a)          in areas not striped for parking;

(b)         in aisles;

(c)          where “no parking” signs are posted;

(d)         on ramps;

(e)          in cross-hatched areas; and

(f)            in such other areas as may be designated by Landlord.

5.              Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.              Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord.  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable and any device may not be obliterated.  Devices are not transferable and any device in the possession of an unauthorized holder will be void.  There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.              Every parker is required to park and lock his or her own car.  All responsibility for damage to cars or persons is assumed by the parker.

8.              Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time.  Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.              Parking spaces are for the express purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicle by the parker and/or such person’s agents is prohibited.  The parking areas shall not be used for overnight or other storage for vehicles of any type, provided however, during the initial Term Tenant may from time to time park one (1) company automobile overnight.

10.       Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s agents or representatives who willfully refuse to comply with the Parking Rules and/or all applicable governmental ordinances, laws or agreements.

11.       Tenant shall acquaint its employees and visitors with the Parking Rules, as they may be in effect from time to time.

12.       Any monthly rate for rental of a parking space shall be paid one month in advance prior to the first day of such month.  Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days a parker does not use the parking facilities.

13.      A reasonable replacement charge shall be paid to replace a lost parking card.

[The remainder of this page intentionally left blank]

EXHIBIT “C” – PAGE 2

EXHIBIT “D”

COMMENCEMENT DATE MEMORANDUM

WSC 1515 ARAPAHOE INVESTORS V, L.L.C., a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), ASHFORD UNIVERSITY, LLC, an Iowa limited liability company (“Ashford”) and UNIVERSITY OF THE ROCKIES, LLC, a Colorado limited liability company (“UoR” and, collectively with Bridgepoint and Ashford, “Tenant”), have entered into a certain Office Lease dated as of February 28, 2011 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.3 of the Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and contained in the Lease, Landlord and Tenant agree as follows:

1.                                       Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2.                                       The Commencement Date is                             .

3.                                       The Expiration Date is                                   .

4.                                       Base Rent is payable as follows:

Period of the Lease Term	Annual Rate per Rentable Square Foot (“Base Rental Rates”)	Annual Base Rent	Monthly Installment of Base Rent
[ ], 201[ ] – [ ], 201[ ]**	[***]**	[***]**	[***]**
[ ], 201[ ] – [ ], 201[ ]**	[***]**	[***]**	[***]**
[ ], 201[ ] – [ ], 201[ ]	[***]	[***]	[***]
[ ], 201[ ] – [ ], 201[ ]	[***]	[***]	[***]
[ ], 201[ ] – [ ], 201[ ]	[***]	[***]	[***]
[ ], 201[ ] – [ ], 201[ ]	[***]	[***]	[***]
[ ], 201[ ] – [ ], 201[ ]	[***]	[***]	[***]
[ ], 201[ ] – [ ], 201[ ]	[***]	[***]	[***]
[ ], 20 [ ] – [ ], 20 [ ]	[***]	[***]	[***]
[ ], 20 [ ] – [ ], 20 [ ]	[***]	[***]	[***]

**  Subject to abatement in accordance with the terms and conditions set forth in Rider 1 attached to the Lease.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT “D” – PAGE 1

5.                                       Tenant hereby confirms the following:

(a)                                  Tenant has accepted possession of the Premises pursuant to the terms of the Lease;

(b)                                 Landlord’s Turnkey Work is Substantially Complete;

(c)                                  The Rentable Area of the Premises is           ;

(d)                                 The initial Abated Rent Period commenced on                      , 201     and expires on                       , 201    .

(e)                                  The Partially Abated Rent Period will commence on                   , 201     and expires on                   , 201    .

(f)                                    The Lease is in full force and effect.

6.                                       Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

7.                                       The Lease and this Commencement Date Memorandum contain all of the terms, covenants, conditions and agreements between Landlord and Tenant relating to the subject matter herein.  No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

[signature page follows]

EXHIBIT “D” – PAGE 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Memorandum as of this          day of                 , 201        .

TENANT:		LANDLORD:

BRIDGEPOINT EDUCATION, INC.,		WSC 1515 ARAPAHOE INVESTORS V, L.L.C.,
a Delaware corporation		a Delaware limited liability company

		By:	MK Equity Partners II, LP,
its authorized agent
By:	[EXHIBIT — DO NOT SIGN]
Name:		By:	[EXHIBIT — DO NOT SIGN]
Title:		Name:
Title:

ASHFORD UNIVERSITY, LLC,
an Iowa limited liability company

By:	Bridgepoint Education, Inc.,
its Sole Member

	By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:

UNIVERSITY OF THE ROCKIES, LLC,
a Colorado limited liability company

By:	Bridgepoint Education, Inc.,
its Sole Member

	By:	[EXHIBIT — DO NOT SIGN]
Name:
Title:

EXHIBIT “D” – PAGE 3

EXHIBIT “E”

JANITORIAL SPECIFICATIONS

[ABM Janitorial Specifications — 2008, attached]

CLEANING SPECIFICATIONS

The following will be the specific NIGHT CLEANING requirements for Janitorial Services

BUILDING ENTRANCE LOBBIES

DAILY SERVICES - FIVE DAYS PER WEEK

Spot clean all lobby and door glass and frames.

Dust and/or wipe clean lobby furniture and ledges.

Dust and/or wipe clean all lobby planters.

Completely vacuum and spot clean all carpet wall to wall. Completely clean directory glass and stand.

Clean all area and entrance mats. (Vacuum and wipe down edges).

Spot clean all doors, door frames, wall surfaces and light switches to remove fingerprints, spills and other markings.
Sweep and mop flooring

Thoroughly sweep and mop (with clean water) and spray buff lobby floor nightly. Machine scrub as needed, but not less than weekly. Remove any gum, tar, paper clips, etc. which adhere to surface.

WEEKLY

Wash all door and lobby alcove glass and frames inside and out.

Dust high window ledges on front glass.

Perform all low dusting.

Deck brush granite flooring (revolving door).

Remove entrance mats and sweep, vacuum and extract as needed but not less than once a week.

MONTHLY SERVICES

Perform all high dusting (not to exceed 15 feet).

Inspect and clean all tile grout in common areas.

Dust and polish all light fixtures.

Spot clean all light fixtures of fingerprints and smudges.

ELEVATORS/ESCALATORS

DAILY

Clean and polish exterior and interior doors including casings and push plates on all floors. (Extreme care must be used not to scratch surfaces with anything abrasive).

Clean walls of cab.

Clean granite tile floors wall to wall.

Vacuum all elevator door and floor tracks (to include freight elevators).

Polish all lobby and concourse door and floors tracks.

Clean and remove smudges on glass at escalators.

WEEKLY

Dust and clean ceiling and light fixtures.

Polish all elevator door and floor tracks (to include freight elevators).

Clean escalator stairs (excessive water is not to be used)

Clean and polish escalator landing at top and bottom of escalators.

© ABM Janitorial Services - 2008

EXHIBIT “E” – PAGE 1

ELEVATOR LANDINGS, HALLS, CORRIDORS, AND CONCOURSE AREAS

DAILY SERVICES - FIVE DAYS PER WEEK

Pattern vacuum carpeted floor surfaces and pick up all debris in edges and corners.

Clean, sanitize and polish all drinking fountains.

Dust all baseboards and signage, damp wipe as needed.

Spot clean all doors, wood trim and paneling.

Spot clean carpeted floors in common areas.

Spot clean all walls.

Keep janitors’ closets neat and orderly.

Spray buff hard surface floors (except stone).

Clean and polish push plates and kick plates as needed.

WEEKLY SERVICES

Dust and polish all metal (use no abrasives).

Dust and spot clean all horizontal and vertical surfaces.

Vacuum all carpeted edges and corners.

Perform all low dusting.

MONTHLY SERVICES

Perform all high dusting (picture frames, charts and similar wall hangings, all vertical surfaces, such as walls, partitions, doors and other surfaces, all pipes, ventilating, heating and air-conditioning louvers, grates, grills, ducts, high moldings and other high areas, all exterior surfaces of lighting fixtures including bulbs, glass, lenses, and plastic or metal enclosures) not reached in nightly cleaning.

Spot clean all light fixtures and air diffusers of fingerprints and smudges.

Sweep, clean, and remove trash from all fire extinguisher cabinets.

Strip and wax hard surface floors as needed, but not less than once a month to maintain clean, sparkling, polished appearance.

Clean thoroughly as needed, but not less than once a month, all walls, floor to ceiling, specifically in concourse areas and passageways.

RESTROOM AREAS

DAILY

Restock tissue holders, hand towels, sanitary napkin and soap dispensers as many times as required to maintain supplies. Wipe all containers clean.

Wash, sanitize, and polish dry all toilet seats, basins, bowls, hinges, urinals, flushometers, dispensers, fixtures, mirrors, taps, etc., taking care to clean under edges of fixtures and to wipe clean all chrome plated plumbing fixtures, including flush rings, drain and overflow outlets. All of the above shall be shining and unstreaked using no abrasives or caustic chemicals. Polish all lavatories, refill dispensers, clean and polish all fixtures. Also clean and disinfect all shower stalls and dressing areas.

Wash and polish all mirrors, glass, bright work and enameled surfaces.

Sweep and wet mop floors using proper chemicals for disinfectant and detergent use. Special attention should be given to the area directly under urinals; this area is to be scrubbed with a deck brush to ensure proper cleaning.

Clean and sanitize both sides of toilet seats and clean underside of fixtures.

Dust and clean, wash where necessary, all partition walls with special attention given to walls and partitions adjacent to urinals, sinks and toilet bowls, doors frames,

EXHIBIT “E” – PAGE 2

handles, lockers, tile walls and all dispensers, push plates and receptacles.

Empty and sanitize all receptacles and sanitary containers and install new sanitation bags. Empty paper towel waste receptacles and clean as needed.

Remove all graffiti from any surface, and report to Agent if special attention is necessary.

Report any mechanical malfunction to Agent. Clean all thresholds.

Check floor drains; flush and sanitize as needed, and insure wire mesh and metal covers are in place. Wash and sanitize all drinking fountains.

WEEKLY

a. Wash and polish all partitions, tile walls and enamel surfaces.

MONTHLY

Vacuum all louvers, ventilating grills and dust light fixtures.

Machine scrub lavatory floors, insuring grout on lower walls remains stain free.

Inspect and clean tile grout as needed, but not less than once a month.

FIRE STAIRS AND LANDINGS

DAILY - FIVE DAYS PER WEEK

Remove all trash and refuse.

Spot sweep.

Spot clean doors and door frames inside and out.

WEEKLY

Dust ledges and handrails.

Thoroughly sweep.

Clean and dust doors and door frames inside and out.

MONTHLY

Thoroughly damp mop risers, stairs and landings. Walls shall be dusted thoroughly and wet washed as needed, floor to ceiling.

OFFICE AREAS

DAILY FIVE DAYS PER WEEK

Empty trash containers, wipe clean with damp cloth as necessary (especially in the kitchen) and replace liners as needed.

All waste baskets are to be put back in their proper place.

Remove other boxes and trash that is clearly marked “TRASH”. Remove recycled materials as required.

No additional trash shall be disposed of unless clearly marked “TRASH/BASURA”.

Removal of large articles of trash will be done during standard business hours by the day staff.

Dust all wood, metal, glass or laminated office furniture. This includes cleared desk surface, chairs, hat racks, credenzas, handrails, window ledges, sills, blinds, painted walls, baseboards, counters, top of file cabinets, bookcases, shelves, base of benches and chairs, all other horizontal surfaces. Surfaces are to be wiped clean of dust, dirt and smudges.

Do not remove any objects, books, papers, or files from desk. Dust around them. All chairs are to be pushed to within 6 inches under the desks. All chairs are to be neat and straight.

Remove spills, fingerprints and smudges from furniture, walls glass partitions, doors, woodwork, light switch plates and file cabinets, entrance side lights, all stainless steel, aluminum kick and

EXHIBIT “E” – PAGE 3

push plates and other metal surfaces dusted and/or damp wiped.

Dry mop thoroughly all uncarpeted areas with chemically treated dust mop. Damp mop all hard surface floors in office and public areas and lunchroom floors, paying special attention to corners.

Clean all countertops and sinks in kitchen areas paying special attention to the sink backsplash and wall behind trash basket(s).

No dishes or cups are to be moved or cleaned.

Pattern vacuum all rugs and carpeted floor surfaces in all offices,

I. Spot clean all partition glass as needed.

Pick-up all designated recycle items from designated large containers as they reach 3/4 capacity or more in contents. Recycle items are to be placed within the appropriate bins at the loading dock.

WEEKLY

Dust and/or wash all directory boards, picture frames (except personal photographs), similar hangings and high dusting surfaces (globes, graphs, directories, ledges, shelving, etc.) removing fingerprints and smudges.

Dust all chair legs, bases of all furniture, door frames, sills, and vertical surfaces (table legs are to be washed).

Strip and wax or spray buff all tiled floor surfaces.

Hand dust ventilating grills and convector covers.

Edge vacuum office areas, hallways, corridors and around desks and cabinets.

Spot clean all wall marks. Dust all paneled walls, rails, doors, and other similar surfaces nor reached in nightly cleaning. Remove all gum and foreign material from floor, wall partitions, etc.

Clean and sanitize all phones and handsets with disinfectant.

Brush/wipe all lint and dirt from all upholstered furniture.

BI-MONTHLY

Vacuum lint from upholstered furniture.

MONTHLY

Dust door frames, window frames, sides of desks, sides of cabinets, high shelving, tops of partition and all other high areas.

Remove plastic mats, wash and vacuum underneath.

QUARTERLY

Vacuum draperies and dust or damp wipe venetian blinds.

Strip, wax and reseal all hard surface floors.

VACANT SPACE

Vacant spaces within the Buildings shall be cleaned twice each month. Vacant space cleaning shall comply with “OFFICE AREA” specifications. (Section F).

Pour at least 1 gallon of water down all restroom drains, janitor’s closet floor drains, or any other type of drain, and sinks within vacant spaces semi-monthly, including flushing all toilets. All raw concrete flooring shall be machine scrubbed monthly. Vacant spaces shall be cleaned as, and when, directed by Agent.

Sufficient day staff will be assigned to the Building to perform daily tasks as specified below.

EXHIBIT “E” – PAGE 4

However, one of the day staff personnel will be assigned to the Building from Monday to Friday. Competent supervisors will be assigned to the Building both day and night. Supervisors shall not leave until work is completed and they must check that all lights are turned out, windows closed, doors locked and offices left in a neat, orderly condition after nightly cleaning. The day staff supervisor is not to act as daytime on-site supervision.

Contractor will provide Building Manager with a schedule of cleaning services (e.g., high dusting) not performed daily or weekly (“projects”) to allow verification that work is completed in accordance with the Specifications.

Notwithstanding anything to the contrary in this Agreement or the Specifications, unless a specific number of times at specific designated hours are included in this Specifications, “police” or “policing” or “as required” or “as needed” or “at all times” or “continually” or “frequently inspect” or “always” or “monitor” or as necessary” or “as required” or “repeated” or “immediately” means to periodically to check an area as duties allow to see what is to be done to put the area in neat condition and doing the necessary work. The use of “etc.” in the Specifications denotes no additional requirement as to the Contractor’s required performance.

SIDEWALKS AND PLAZAS

Remove gum and spot clean daily. Machine sweep or pressure clean, as permitted by law, weekly, temperatures permitting. Keep drain screens free of accumulated debris. Clean utility grates, if any, monthly. Day staff will keep all fixtures including building directories, and metal and glass handrails clean. Day staff will regularly remove trash from trash containers. Day staff will police the park area for trash and litter. Day staff will keep the park in a clean condition. Assist with removal of snow from all regular and emergency Building entrances and approaches; remove snow at curbs in front of the Building entrances to allow adequate access by vehicles as requested. Day staff will keep exterior planting areas and canvas awnings in clean condition. Weather permitting, Day staff will unlock plaza furniture each morning and put up table umbrellas. At the end of each day the umbrellas will be taken down and properly stored and the furniture relocked.

EXTERIOR METAL, GLASS, AND POLISHED STONE

Day staff will maintain exterior granite and metalwork up to first horizontal caulking joint above retail store fronts. Day staff will also wipe down and maintain in clean condition, metal in Building entrance doors, store front trim, exterior window frames and mullions, standpipe and sprinkler siamese connections, and hose bibs. Generally, day staff will properly maintain the exterior of the building so that there is uniformity of color and brightness at all times. Graffiti and marks will be removed immediately.

EXHIBIT “E” – PAGE 5

LOBBIES

All stone, and other un-waxed or untreated flooring are to be swept as needed daily. Vacuum and spot clean all entrance mats as necessary to maintain clean condition and appearance. Clean all unpainted metal and remove fingerprints as necessary. Polish all lobby entrance door hardware daily. Wipe clean and polish as necessary all stainless steel and other bright work. Day staff will maintain lobby floor in a clean condition throughout day and, during wet weather, keep entrance mopped dry. Day staff will put down, remove and clean lobby rain mat runners as necessary. Vertical surfaces, such as walls, partitions, doors and bucks, of all corridors and lobbies are to be dusted, spot cleaned, treated and polished as necessary. Day staff will keep lobby in clean condition.

ELEVATORS AND ESCALATORS

Day staff will keep elevator cars and escalators clean and neat during the day. Elevator cab floors are to be treated with same methods and frequencies as comparable lobby floor surfaces Day staff to dust and rub down all elevator doors and frames.

STAIRWELLS

Day staff will keep public staircases policed during the day.

CONCOURSE LOCKER ROOMS, STOREROOMS, AND BREAKROOMS

Keep locker rooms storerooms, and slop sink rooms in a neat and orderly condition at all times.

GARAGES

Day staff will police and broom sweep and remove trash from any common areas leading to the parking garage including stairwells and elevator vestibules.

EXHIBIT “E” – PAGE 6

EXHIBIT “F”

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the                      day of                             , 2011, among (i) U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, as successor-in-interest to Bank of America, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2 (“Lender”), acting by and through Torchlight Loan Services, LLC, a Delaware limited liability company, in its capacity as Special Servicer, and (ii) BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), ASHFORD UNIVERSITY, LLC, an Iowa limited liability company (“Ashford”) and UNIVERSITY OF THE ROCKIES, LLC, a Colorado limited liability company (collectively with Bridgepoint and Ashford, “Tenant”).

RECITALS

A.                                   Tenant is the tenant under a certain lease dated February 28, 2011 (as in effect on the date hereof, the “Lease”) with WCS 1515 Arapahoe Investors V, L.L.C., a Delaware limited liability company (“Landlord” or “Borrower”) of premises described in the Lease (the “Premises”) located in a certain office building known as the Park Central Office Building located at 1515 Arapahoe Street, Denver, Colorado 80202 and more particularly described in Exhibit A attached hereto and made a part hereof (such office building, including the Premises, is hereinafter referred to as the “Property”).

B.                                     This Agreement is being entered into in connection with a mortgage loan (the “Loan”) held by Lender to Landlord, secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) and recorded in the records of the City and County of Denver, Colorado. The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C.                                     Tenant acknowledges that Lender will rely on this Agreement in consenting to Landlord executing the Lease.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.  Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

2.                                       Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

EXHIBIT “F” – PAGE 1

3.                                       Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.                                       Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)                                  liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

(b)                                 subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)                                  bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

(d)                                 bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e)                                  accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)                                    bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender.

If any liability of Lender does arise pursuant to this Agreement or the Lease, such liability shall be limited to Lender’s interest in the Property.

5.                                       Solely in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall be obligated to perform any and all then remaining obligations of Landlord under the following provisions of the Lease (the following obligations under the Lease are collectively referred to as the “Bridgepoint Tenant Improvements”): (i) 1.3 (Landlord’s Work; Landlord’s Lobby Work; Landlord’s Exterior Building Work); (ii) 3.6 (Lease Security); (iii) 24 (Brokerage); (iv) 27.5 (Option to Convert to Permanent Premises); (v) Exhibit B-1 (the Turnkey Work Letter); and (vi) Exhibit B-2 (the Allowance Work Letter).  Lender acknowledges that, as of the date hereof, Borrower has deposited [***] with Lender (the “Bridgepoint TILC Reserve Funds”), which Bridgepoint TILC Reserve Funds are being held by Lender in a tenant improvement reserve account (the “Bridgepoint TILC Reserve Account”), and which Bridgepoint TILC Reserve Funds will, subject to the terms and conditions of the Loan Documents, be released to Borrower from time to time to pay for the Bridgepoint Tenant Improvements.  In the event the Lender succeeds to the interest of Landlord under the Lease and the Bridgepoint TILC Reserve Funds are not sufficient to complete the remaining Bridgepoint Tenant Improvements, Tenant acknowledges and agrees that Lender’s obligations under this Section 5 to perform any and all remaining Bridgepoint Tenant Improvements shall be limited to the amount of the Bridgepoint TILC Reserve Funds then on deposit in the Bridgepoint TILC Reserve Account and in no event shall Lender be obligated to perform, fund or otherwise pay for any Bridgepoint Tenant Improvements in excess of the Bridgepoint TILC Reserve Funds then on deposit in the Bridgepoint TILC Reserve Account.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT “F” – PAGE 2

6.                                       If (a) a fire or other casualty occurs at the Premises, (b) Landlord is obligated under Section 14 of the Lease to repair and restore the Premises damaged by such casualty and (c) Lender receives insurance proceeds as a result of such casualty, then Lender agrees to make such insurance proceeds available to Landlord (or, in Lender’s sole discretion, to a receiver appointed for the Property if there is an ongoing “Event of Default” under the Loan Documents at such time) to repair and restore the Premises in accordance with the terms and conditions of Section 14 of the Lease; provided, however, that in the event that, as a result of a casualty or casualties at the Property, (a) thirty percent or more of the total floor area of the improvements on the Property is damaged or (b) the restoration of the improvements on the Property is estimated to cost more than forty percent of the full replacement cost of such improvements, Lender shall not be obligated to release any insurance proceeds towards the repair or restoration of such improvements or any portion thereof (including, without limitation, the Premises) regardless of whether Lender has succeeded to the interest of Landlord under the Lease.

7.                                       Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease (a “Notice of Landlord Default”) in the same manner as, and whenever, Tenant shall give any such Notice of Landlord Default to Landlord, and no such Notice of Landlord Default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (a) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, as long as Lender, in good faith, shall have commenced proceedings under the Security Documents to foreclose upon, or have a receiver appointed for, the Property within (i) ten (10) business days after Lender’s receipt of the Notice of Landlord Default if (x) a life/safety condition at the Property exists, (y) Tenant is unable to access the Premises or (z) any utility service at the Premises has been interrupted for more than 48 consecutive hours, and the Notice of Landlord Default contains the following statement at the top of the first page thereof in capitalized, boldfaced, 14 point type lettering: “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, THE LANDLORD SHALL BE IN DEFAULT UNDER THE SUBJECT LEASE, and (ii) sixty (60) days after Lender’s receipt of the Notice of Landlord Default in all other circumstances.

8.                                       Tenant hereby consents to Landlord’s assignment of the Lease and the rents thereunder to Lender in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

9.                                       (a)                                  The Lease shall not be assigned by Tenant, modified or amended without Lender’s prior written approval in each instance.  Notwithstanding the foregoing, Tenant shall be permitted to assign the Lease if such assignment constitutes a “Permitted Transfer” as defined in Section 16.6 of the Lease and so long as Lender confirms in writing to Tenant and Landlord that the conditions in Section 16.6 of the Lease (including the conditions in clauses (A) through and including (E) thereof) have been satisfied by Tenant to the reasonable satisfaction of Lender.

EXHIBIT “F” – PAGE 3

(b)                                 To the extent Lender’s prior written approval is required under Section 8(a), Lender shall endeavor to respond to a request for Lender’s approval within ten (10) business days after Landlord’s request therefore, delivered together with any documents or information reasonably requested by Lender in connection with Lender’s review of such request.  If the correspondence from Landlord requesting such consent contains the following statement at the top of the first page thereof in capitalized, boldfaced, 14 point type lettering: “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN,” and if Lender shall fail to respond to or to expressly deny such request for approval in writing (stating in reasonable detail the reason for such disapproval) within ten (10) business days after receipt of Landlord’s written request therefor together with the documents and information required above and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same, then Landlord shall re-submit such request and accompanying information to Lender with a request for approval containing the following statement at the top of the first page thereof in capitalized, boldfaced, 14 point type lettering: “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and if Lender does not respond to such request by approving such Lease or stating its objection thereto within five (5) business days of Lender’s receipt of such second submission, Lender’s approval shall be deemed given.

10.                                 Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

Bridgepoint Education, Inc. 13400 Evening Creek Drive, North, Suite 600 San Diego, CA 92128 Attn.: Vice President, Real Estate Telephone: (858) 513-9240 ext. 3769 Telecopier: (877) 285-1165

with required copies to:
Bridgepoint Education, Inc.
13400 Evening Creek Drive, North, Suite 600
San Diego, CA 92128
Attn.: Senior Vice President/General Counsel
Telephone: (858) 668-2586 ext. 4019
Telecopier: (858) 408-2903

and to:

Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, CA 92101
Attn: Thomas W. Turner, Jr., Esq.
Telephone: (619) 515-3276
Telecopier: (619) 235-0398

or at such other place(s) as Tenant shall designate in writing to Lender.

If to Lender:

Wells Fargo Bank, N.A.

8739 Research Drive URP4

Charlotte, North Carolina 28262,

Attention:                         Credit Suisse First Boston Mortgage Securities Corp., Commercial

Mortgage Pass-Through Certificates, Series 2007-C2

Telecopy number: (704) 715-0036

EXHIBIT “F” – PAGE 4

11.                                 The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

12.                                 If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

13.                                 Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

14.                                 To the extent there is any conflict between the terms of the Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.

15.                                 This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

16.                                 The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

[Signature page follows]

EXHIBIT “F” – PAGE 5

Witness the execution hereof as of the date first above written.

LENDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, as successor-in-interest to Bank of America, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2

By:	Torchlight Loan Services, LLC, as
Special Servicer

By:
Name:
Title: Authorized Signatory

STATE OF	)
	)	ss:
COUNTY OF	)

On                         , 2011, personally appeared before me the above named                                                       , an Authorized Signatory of Torchlight Loan Services, LLC, in such limited liability company’s capacity as Special Servicer for U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2 and acknowledged the foregoing to be the free act and deed of said limited liability company as Special Servicer on behalf of and as the free and act and deed of U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

Notary Public
My Commission expires:

[Signatures continue on next page]

EXHIBIT “F” – PAGE 6

[Signatures continued from previous page]

TENANT:

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF	)

On                                      , before me,                                , personally appeared                                             , who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public
My Commission expires:

EXHIBIT “F” – PAGE 7

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

EXHIBIT “F” – PAGE 8

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF	)

On                                      , before me,                                     , personally appeared                                     , who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public
My Commission expires:

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF	)

On                                              , before me,                                             , personally appeared                                      , who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public
My Commission expires:

EXHIBIT “F” – PAGE 9

Exhibit A

The Property

EXHIBIT “F” – PAGE 10

EXHIBIT “G”

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of the Lease, and Tenant agrees that Tenant’s and its Responsible Parties shall at all times abide by said Rules and Regulations:

1.               The sidewalks, entries, passages, corridors, stairways, and elevators of the Building Complex shall not be obstructed by Tenant, or its Responsible Parties, or used for any purpose other than ingress to and egress from the Premises.

2.               Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord.  Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant.  Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord.  In the event Tenant’s movers damage the elevator or any part of the Building Complex, Tenant shall, upon demand, pay to Landlord the amount required to repair said damage.

3.               No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building’s equipment, shall be moved into the Premises.

4.               Safes and other equipment, the weight of which is excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

5.               Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to the same from misuse on the part of Tenant or its Responsible Parties shall be paid for by Tenant.  No person shall waste water by tying back or wedging the faucets or in any other manner.

6.               Except for certified service animals, no animals shall be allowed in the Building Complex.

7.               No persons shall disturb the occupants of the Building Complex or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

8.               Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors, and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building Complex.

9.               Tenant shall not allow anything to be placed on the outside of the Building Complex, nor shall anything be thrown by Tenant or its Responsible Parties out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building Complex.  Tenant, except in case of fire or other emergency, shall not open any outside window.

10.         No additional lock or locks shall be placed by Tenant on any door in the Building Complex without Landlord’s written consent.  A reasonable number of keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord, and neither Tenant nor its Responsible Parties shall have any duplicate keys made.  At the expiration or earlier termination of the Lease, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

11.         Except as expressly set forth in the Lease, no sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building Complex unless of such color, size and style and in such place upon or in the Building Complex as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building Complex.

EXHIBIT “G” – PAGE 1

12.         No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent.  Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways.

13.         No awnings shall be placed over any window.

14.         If any Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord’s agents will direct the electricians as to where and how the wire may be introduced, and without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Tenant’s expense.

15.        Tenant shall not install or operate any steam or gas engine or boiler in the Premises.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.

16.         Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant or its Responsible Parties shall be paid for by Tenant.

17.         Tenant and its employees shall use ordinary care to safeguard their belongings by locking the Premises when not in use and during times other than Ordinary Business Hours, by locking their automobiles, and by taking reasonable precautions with respect to items such as handbags, wallets and other valuables.

18.         No smoking, of any kind, is permitted in any portion of the Premises.

[The remainder of this page intentionally left blank]

EXHIBIT “G” – PAGE 2

EXHIBIT “H-1”

DEPICTIONS OF THE TEMPORARY SPACE

(Tower I, Fourth Floor)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Temporary Space]

[The remainder of this page intentionally left blank]

Exhibit “H-1” – PAGE 1

EXHIBIT “H-2”

DEPICTIONS OF THE TEMPORARY SPACE

(Tower I, Fifth Floor)

[NOTE — Any furnishings depicted on this plan are for illustration purposes only and are not included as part of the Temporary Space]

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EXHIBIT “H-2” – PAGE 1

EXHIBIT “I”

THE SIGNAGE PLAN

[continued on following page]

EXHIBIT “I” – PAGE 1

[continued on following page]

EXHIBIT “I” – PAGE 2

[The remainder of this page intentionally left blank]

EXHIBIT “I” – PAGE 3

SCHEDULE 5.1

GROUND FLOOR-SPECIFIC COVENANTS

In operating Tenant’s business in the Ground Floor Premises (collectively, “Tenant’s Ground Floor Operations”), Tenant agrees to each of the following covenants:

1.               Tenant’s Ground Floor Operations shall all be performed at Tenant’s sole cost and expense.

2.              Tenant’s Ground Floor Operations shall be performed by adequately trained, professionally-attired and competent personnel, in a highly-professional manner, in accordance with applicable industry standards and in accordance with the terms and conditions of the Lease.  To the extent Tenant’s Ground Floor Operations include the provision of any products, the products shall (a) be free of defects and (b) be fit for their intended use.

3.               Tenant shall, in performing Tenant’s Ground Floor Operations, comply with all Laws.  Tenant shall ensure that, if it receives notice or becomes aware of any violation or potential violations of any Law, Tenant promptly shall take such actions as may be necessary to prevent any further violations and promptly shall provide written notice to Landlord of such violations or potential violations.

4.               Tenant shall, prior to commencing performance of any of Tenant’s Ground Floor Operations, obtain, and shall maintain throughout the Lease Term, all approvals, licenses and/or permits required by any Law or governmental agency, board or other jurisdiction in order to provide Tenant’s Ground Floor Operations.

5.               Tenant shall maintain sufficient and suitable equipment and personnel to meet the requirements and provide Tenant’s Ground Floor Operations.

6.               Tenant promptly shall notify Landlord of any defects or other issues that impede or preclude Tenant from providing any or all of Tenant’s Ground Floor Operations.  Tenant represents that it has investigated the conditions necessary to provide Tenant’s Ground Floor Operations and assumes the risks related thereto.

7.               Tenant’s Ground Floor Operations shall be performed in a diligent and first-class manner, with quality supplies, materials, equipment and workmanship and in such a manner so as to minimize the possibility of any annoyance, interference, or disruption to Tenants (as defined below) or other occupants of the Building Complex and any invitees thereon.

8.               Tenant shall be solely responsible for the means, methods, techniques and procedures used by Tenant to perform Tenant’s Ground Floor Operations.

9.               Tenant shall be responsible for damage to or theft of real or personal property of tenants of Landlord (“Tenants”) caused by Tenant or Tenant’s Responsible Parties.

10.         Tenant shall not cause or permit objectionable odors or sounds to emanate or be dispelled from the Premises.

11.         The Ground Floor Premises, and all equipment, materials, trade fixtures and supplies used in connection with Tenant’s Ground Floor Operations, shall be maintained by Tenant in good order, condition and repair and shall meet the standards of quality and appearance consistent with the design and construction of the Building Complex.

12.         Tenant shall clean and shall remove all trash generated from Tenant’s Ground Floor Operations on a daily basis or more frequently as needed.

[The remainder of this page intentionally left blank]

SCHEDULE 5.1 – PAGE 1